                                  $225,000,000

                                CREDIT AGREEMENT

                            Dated as of July 1, 1999

                                      Among

                       INTERNATIONAL RECTIFIER CORPORATION

                                   as Borrower

                                       and

                        THE INITIAL LENDERS NAMED HEREIN

                                       and

                              SANWA BANK CALIFORNIA

                              as Syndication Agent

                                       and

                            BANQUE NATIONALE DE PARIS

             as Sole Arranger, Administrative Agent and Issuing Bank

                          T A B L E  O F  C O N T E N T S

Section                                                                    Page

                    ARTICLE I DEFINITIONS AND ACCOUNTING TERMS

1.01. Certain Defined Terms....................................................1
1.02. Computation of Time Periods; Other Definitional Provisions..............24
1.03. Accounting Terms........................................................24

      ARTICLE II AMOUNTS AND TERMS OF THE ADVANCESAND THE LETTERS OF CREDIT

2.01.  The Advances and the Letters of Credit.................................24
2.02.  Making the Advances....................................................25
2.03.  Issuance of and Drawings and Reimbursement Under Letters of Credit ....27
2.04.  Repayment of Advances..................................................28
2.05.  Termination or Reduction of the Commitments............................30
2.06.  Prepayments............................................................31
2.07.  Interest...............................................................33
2.08.  Fees...................................................................34
2.09.  Conversion of Advances.................................................35
2.10.  Increased Costs, Etc...................................................35
2.11.  Payments and Computations..............................................37
2.12.  Taxes..................................................................38
2.13.  Sharing of Payments, Etc...............................................40
2.14.  Use of Proceeds........................................................41
2.15.  Evidence of Debt.......................................................41

       ARTICLE III CONDITIONS OF LENDING ANDISSUANCES OF LETTERS OF CREDIT

3.01.  Conditions Precedent to Initial Extension of Credit....................42
3.02.  Conditions Precedent to Each Borrowing and Issuance....................48
3.03.  Determinations Under Section 3.01......................................48

                    ARTICLE IV REPRESENTATIONS AND WARRANTIES

4.01. Representations and Warranties of the Borrower..........................49

                               ARTICLE V COVENANTS

5.01.  Affirmative Covenants..................................................55
5.02.  Negative Covenants.....................................................61
5.03.  Reporting Requirements.................................................68
5.04.  Financial Covenants....................................................71

                           ARTICLE VI EVENTS OF DEFAULT

6.01.  Events of Default......................................................73
6.02.  Actions in Respect of the Letters of Credit upon Default...............76

                              ARTICLE VII THE AGENTS

7.01.  Authorization and Action...............................................77
7.02.  Agents' Reliance, Etc..................................................77
7.03.  BNP and Affiliates.....................................................78
7.04.  Lender Party Credit Decision...........................................78
7.05.  Indemnification........................................................78
7.06.  Successor Agents.......................................................79
7.07.  Additional Agents......................................................80

                            ARTICLE VIII MISCELLANEOUS

8.01.  Amendments, Etc........................................................80
8.02.  Notices, Etc...........................................................81
8.03.  No Waiver; Remedies....................................................82
8.04.  Costs and Expenses.....................................................82
8.05.  Right of Set-off.......................................................83
8.06.  Binding Effect.........................................................84
8.07.  Assignments and Participations.........................................84
8.08.  Confidentiality........................................................86
8.09.  Execution in Counterparts..............................................86
8.10.  No Liability of the Issuing Bank.......................................87
8.11.  Jurisdiction, Etc......................................................87
8.12.  Governing Law..........................................................88
8.13.  Waiver of Jury Trial...................................................88

Section                                                                   Page

SCHEDULES

Schedule I                    -  Commitments and Applicable Lending Offices

Schedule 1.01                 -  Fiscal Year 1999 Adjustment

Schedule 3.01(a)(iii)(A)(2)   -  Condition subsequent Non-U.S. Subsidiary
                                 Grantors

Schedule 3.01(a)(iii)(H)      -  Blocked Account Banks

Schedule 3.01(a)(iii)(I)      -  Landlord Consents

Schedule 3.01(a)(iii)(K)      -  Non-U.S. Subsidiary Grantors

Schedule 3.01(a)(x)           -  Secretary of State Certificates

Schedule 3.01(a)(xiv)         -  Environmental Assessment Reports

Schedule 3.01(g)              -  Surviving Debt

Schedule 4.01(a)              -  Inactive Corporation

Schedule 4.01(b)              -  Subsidiaries

Schedule 4.01(d)              -  Authorizations, Approvals, Actions, Notices and
                                 Filings

Schedule 4.01(h)              -  Pending Litigation

Schedule 4.01(m)(vi)          -  Plans, Multiemployer Plans and Welfare Plans

Schedule 4.01(n)(ii)          -  NPL or CERCLIS

Schedule 4.01(n)(iii)         -  Environmental Investigations, Assessments and
                                 Remedial Actions

Schedule 4.01(o)              -  Open Years

Schedule 4.01(q)              -  Existing Debt

Schedule 4.01(r)              -  Owned Real Property

Schedule 4.01(s)              -  Leased Real Property

Schedule 4.01(t)              -  Investments

Schedule 4.01(u)              -  Intellectual Property

Schedule 4.01(v)              -  Existing Liens

Schedule 5.02(e)(iv)          -  Assets held for Sale


EXHIBITS

Exhibit A-1   -     Form of Term A Note

Exhibit A-2   -     Form of Term B Note

Exhibit A-3   -     Form of Revolving Credit Note

Exhibit B     -     Form of Notice of Borrowing

Exhibit C     -     Form of Assignment and Acceptance

Exhibit D     -     Form of Security Agreement

Exhibit E     -     Form of Mortgage

Exhibit F-1   -     Form of U.S. Guaranty

Exhibit F-2   -     Form of Non-U.S. Guaranty

Exhibit G-1   -     Form of Opinion of Loan Parties

Exhibit G-2   -     Form of Opinion of L. Michael Russell

Exhibit H     -     Form of Solvency Certificate

                                CREDIT AGREEMENT

      CREDIT AGREEMENT dated as of July 1, 1999 among International Rectifier Corporation, a Delaware corporation (the "Borrower"), the banks, financial institutions and other institutional lenders listed on the signature pages hereof as the Initial Lenders (the "Initial Lenders"), Sanwa Bank California, as syndication agent (the "Syndication Agent"), and Banque Nationale de Paris ("BNP"), as sole arranger, as issuing bank (the "Issuing Bank") and as administrative agent (together with any successors appointed pursuant to Article VII, the "Administrative Agent") for the Lender Parties (as hereinafter defined).

                             PRELIMINARY STATEMENTS:

      (1) The Borrower has requested that the Lender Parties lend to the Borrower up to $225,000,000 in order to refinance certain existing Debt (as hereinafter defined), to pay transaction fees and expenses, to provide working capital for the Borrower and its Subsidiaries and for other general corporate purposes permitted hereby.

      (2) The Lender Parties have indicated their willingness to agree to lend such amounts on the terms and conditions of this Agreement.

      NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements contained herein, the parties hereto hereby agree as follows:

                                    ARTICLE I

                        DEFINITIONS AND ACCOUNTING TERMS

      SECTION 1.01. Certain Defined Terms. As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

      "Acquisition Expenditures" means, for any period, all cash expenditures made, directly or indirectly, by the Borrower or any of its Subsidiaries for Permitted Acquisitions.

      "Administrative Agent" has the meaning specified in the recital of parties to this Agreement.

      "Administrative Agent's Account" means the account of the Administrative Agent maintained by the Administrative Agent at the Federal Reserve Bank of New York, 33 Liberty Street, New York, New York 10048, ABA No. 026007689, for further credit to Account No. 750420-701-03, Reference: International Rectifier Corporation, or such other account maintained by the Administrative Agent and designated by the Administrative Agent in a written notice to the Lender Parties and the Borrower.

      "Advance" means a Term A Advance, a Term B Advance, a Revolving Credit Advance or a Letter of Credit Advance.

      "Affiliate" means, as to any Person, any other Person that, directly or indirectly, controls, is controlled by or is under common control with such Person or is a director or officer of such Person. For purposes of this definition, the term "control" (including the terms "controlling", "controlled by" and "under common control with") of a Person means the possession, direct or indirect, of the power to vote 5% or more of the Voting Interests of such Person or to direct or cause the direction of the management and policies of such Person, whether through the ownership of Voting Interests, by contract or otherwise.

      "Agents" means the Administrative Agent, the Syndication Agent and any Person appointed by the Administrative Agent pursuant to Section 7.07.

      "Agreement Value" means, for each Hedge Agreement, on any date of determination, an amount determined by the Administrative Agent equal to: (a) in the case of a Hedge Agreement documented pursuant to the Master Agreement (Multicurrency-Cross Border) published by the International Swap and Derivatives Association, Inc. (the "Master Agreement"), the amount, if any, that would be payable by any Loan Party or any of its Subsidiaries to its counterparty to such Hedge Agreement, as if (i) such Hedge Agreement was being terminated early on such date of determination, (ii) such Loan Party or Subsidiary was the sole "Affected Party", and (iii) the Administrative Agent was the sole party determining such payment amount (with the Administrative Agent making such determination pursuant to the provisions of the form of Master Agreement); or
(b) in the case of a Hedge Agreement traded on an exchange, the mark-to-market value of such Hedge Agreement, which will be the unrealized loss on such Hedge Agreement to the Loan Party or Subsidiary of a Loan Party party to such Hedge Agreement determined by the Administrative Agent based on the settlement price of such Hedge Agreement on such date of determination, or (c) in all other cases, the mark-to-market value of such Hedge Agreement, which will be the unrealized loss on such Hedge Agreement to the Loan Party or Subsidiary of a Loan Party party to such Hedge Agreement determined by the Administrative Agent as the amount, if any, by which (i) the present value of the future cash flows to be paid by such Loan Party or Subsidiary exceeds (ii) the present value of the future cash flows to be received by such Loan Party or Subsidiary pursuant to such Hedge Agreement; capitalized terms used and not otherwise defined in this definition shall have the respective meanings set forth in the above described Master Agreement.

      "Applicable Lending Office" means, with respect to each Lender Party, such Lender Party's Domestic Lending Office in the case of a Base Rate Advance and such Lender Party's Eurodollar Lending Office in the case of a Eurodollar Rate Advance.

      "Applicable Margin" means, as of any date during the period commencing on the Initial Extension of Credit and, with respect to the Term A Facility and the Revolving Credit Facility, ending on December 31, 1999 (the "Interest Adjustment Date"), a percentage per annum determined as set forth below:

Facility                     Base Rate Advances     Eurodollar Rate Advances
--------                     ------------------     ------------------------

Term A Facility                     2.00%                    3.00%

Term B Facility                     2.50%                    3.50%

Revolving Credit Facility           2.00%                    3.00%

provided, however, that the Applicable Margin for the Term B Facility shall, as at the end of any Rolling Period following the Interest Adjustment Date, be (A) decreased by 0.25% if the Leverage Ratio is less than 2.00 to 1.00, or (B) increased by 0.25% if the Leverage Ratio is greater than 3.00 to 1.00, and, with respect to the Term A Facility and the Revolving Credit Facility as at any date after the Interest Adjustment Date, a percentage per annum determined by reference to the Leverage Ratio of the Borrower and its Subsidiaries for the Rolling Period ended on or most recently prior to such Date as set forth below:

              ====================================================
                                                      Eurodollar
                     Leverage            Base Rate       Rate
                       Ratio              Advances     Advances

                                         Term A and   Term A and
                                         Revolving     Revolving
                                           Credit       Credit
                                         Facilities   Facilities
              ----------------------------------------------------
              Level I

              less than 2.00 to 1.00       1.25%         2.25%
              ----------------------------------------------------
              Level II

              greater than or equal
              to 2.00 to 1.00 but
              less than or equal to
              2.50 to 1.00                 1.75%         2.75%
              ----------------------------------------------------
              Level III

              greater than 2.50 to
              1.00 but less than or
              equal to 3.00 to 1.00        2.00%         3.00%
              ----------------------------------------------------
              Level IV

              greater than 3.00 to 1.00    2.25%         3.25%
              ====================================================

provided, however, that (i) no change in the Applicable Margin based on the Leverage Ratio shall be effective until three Business Days after the date on which the Administrative Agent receives the financial information required to be delivered pursuant to Section 5.03(b) and (ii) the Applicable

Margin shall be, for the Term A and Revolving Credit Facilities at Level IV, and, for the Term B Facility at 3.75%, for so long as the Borrower has not submitted to the Administrative Agent the information described in clause (i) of this proviso as and when required under Section 5.03(b).

      "Appropriate Lender" means, at any time, with respect to (a) any of the Term A, Term B or Revolving Credit Facilities, a Lender that has a Commitment with respect to such Facility at such time, and (b) the Letter of Credit Facility, (i) the Issuing Bank and (ii) if the other Revolving Credit Lenders have made Letter of Credit Advances pursuant to Section 2.03(c) that are outstanding at such time, each such other Revolving Credit Lender.

      "Approved Fund" means, with respect to any Lender that is a fund that invests in bank loans, any other fund that invests in bank loans and is advised or managed by the same investment advisor as such Lender or by an Affiliate of such investment advisor.

      "Assignment and Acceptance" means an assignment and acceptance entered into by a Lender Party and an Eligible Assignee and accepted by the Administrative Agent, in accordance with Section 8.07 and in substantially the form of Exhibit C hereto.

      "Available Amount" of any Letter of Credit means, at any time, the maximum amount available to be drawn under such Letter of Credit at such time (assuming compliance at such time with all conditions to drawing).

      "Base Rate" means a fluctuating interest rate per annum in effect from time to time, which rate per annum shall at all times be equal to the higher of:

            (a) the rate of interest announced publicly by BNP in New York, New York, from time to time, as its prime rate (and such term shall not be construed to be its best or most favorable rate); and

            (b) 1/2 of 1% per annum above the Federal Funds Rate.

      "Base Rate Advance" means an Advance that bears interest as provided in
Section 2.07(a)(i).

      "BNP" has the meaning specified in the recital of parties to this Agreement.

      "Borrower" has the meaning specified in the recital of parties to this Agreement.

      "Borrowing" means a Term A Borrowing, a Term B Borrowing or a Revolving Credit Borrowing.

      "Business Day" means a day of the year on which banks are not required or authorized by law to close in New York City or San Francisco, California and, if the applicable Business Day relates to any Eurodollar Rate Advances, on which dealings are carried on in the London interbank market.

      "Capital Expenditures" means, for any Person for any period, all cash expenditures made, directly or indirectly, by such Person or any of its Subsidiaries during such period for equipment, fixed assets, real property or improvements, or for replacements or substitutions therefor or additions thereto, that have been or should be, in accordance with GAAP, reflected as additions to property, plant or equipment on a Consolidated balance sheet of such Person; provided, however, that Capital Expenditures shall not include Acquisition Expenditures.

      "Capitalized Leases" means all leases that have been or should be, in accordance with GAAP, recorded as capitalized leases.

      "Cash Equivalents" means any of the following, to the extent owned by the Borrower or any of its Subsidiaries free and clear of all Liens other than Liens created under the Collateral Documents and having a maturity of not greater than 180 days from the date of acquisition thereof: (a) readily marketable direct obligations of the Government of the United States or any agency or instrumentality thereof or obligations unconditionally guaranteed by the full faith and credit of the Government of the United States, (b) certificates of deposit of or time deposits with any commercial bank that is a Lender Party or a member of the Federal Reserve System, issues (or the parent of which issues) commercial paper rated as described in clause (c), is organized under the laws of the United States or any State thereof and has combined capital and surplus of at least $1 billion, (c) commercial paper in an aggregate amount of no more than $250,000 per issuer outstanding at any time, issued by any corporation organized under the laws of any State of the United States and rated at least "Prime-1" (or the then equivalent grade) by Moody's Investors Service, Inc. or "A-1" (or the then equivalent grade) by Standard & Poor's Ratings Group, a division of the McGraw Hill Companies, Inc., or (d) money market or mutual funds that invest solely in Cash Equivalents of the types described in clauses (a),
(b) and (c) above.

      "CERCLA" means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended from time to time.

      "CERCLIS" means the Comprehensive Environmental Response, Compensation and Liability Information System maintained by the U.S. Environmental Protection Agency.

      "Change of Control" means the occurrence of any of the following: (a) any Person or two or more Persons acting in concert shall have acquired beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934), directly or indirectly, of Voting Interests of the Borrower (or other securities convertible into such Voting Interests) representing 25% or more of the combined voting power of all Voting Interests of the Borrower; or (b) during any period of up to 24 consecutive months, commencing after the date of this Agreement, individuals who at the beginning of such 24-month period were directors of the Borrower shall cease for any reason to constitute a majority of the board of directors of the Borrower; or (c) any Person or two or more Persons acting in concert shall have acquired by contract or otherwise, or shall have entered into a contract or arrangement that, upon consummation, will result in its or their acquisition of control over Voting Interests of the Borrower (or other securities convertible into such Voting Interests) representing 25% or more of the combined voting power of all Voting Interests of the Borrower.

      "Collateral" means all "Collateral" referred to in the Collateral Documents and all other property that is or is intended to be subject to any Lien in favor of the Administrative Agent for the benefit of the Secured Parties.

      "Collateral Documents" means the Security Agreement, the Mortgages, if any, and any other agreement that creates or purports to create a Lien in favor of the Administrative Agent for the benefit of the Secured Parties.

      "Commitment" means a Term A Commitment, a Term B Commitment, a Revolving Credit Commitment or a Letter of Credit Commitment.

      "Confidential Information" means information that any Loan Party furnishes to the Agent or any Lender Party or the Agent or any Lender Party otherwise obtains on a confidential basis, but does not include any such information that is or becomes generally available to the public or that is or becomes available to such Agent or such Lender Party from a source other than the Loan Parties.

      "Consolidated" refers, with respect to any Person, to the consolidation of accounts of such Person and its Subsidiaries in accordance with GAAP.

      "Contingent Obligation" means, with respect to any Person, any Obligation or arrangement of such Person to guarantee or intended to guarantee any Debt, leases, dividends or other payment Obligations ("primary obligations") of any other Person (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, (a) the direct or indirect guarantee, endorsement (other than for collection or deposit in the ordinary course of business), co-making, discounting with recourse or sale with recourse by such Person of the Obligation of a primary obligor, (b) the Obligation to make take-or-pay or similar payments, if required, regardless of nonperformance by any other party or parties to an agreement or (c) any Obligation of such Person, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (A) for the purchase or payment of any such primary obligation or
(B) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase property, assets, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (iv) otherwise to assure or hold harmless the holder of such primary obligation against loss in respect thereof. The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which such Contingent Obligation is made (or, if less, the maximum amount of such primary obligation for which such Person may be liable pursuant to the terms of the instrument evidencing such Contingent Obligation) or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder), as determined by such Person in good faith.

      "Conversion", "Convert" and "Converted" each refer to a conversion of Advances of one Type into Advances of the other Type pursuant to Section 2.09 or 2.10.

      "Debt" of any Person means, without duplication, (a) all indebtedness of such Person for borrowed money, (b) all Obligations, contingent or otherwise, of such Person for the deferred purchase price of property (including, without limitation, synthetic leases) or services (other than trade payables not overdue by more than 60 days incurred in the ordinary course of such Person's business),
(c) all Obligations, contingent or otherwise, of such Person evidenced by notes, bonds, debentures or other similar instruments, (d) all Obligations, contingent or otherwise, of such Person created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (e) all Obligations, contingent or otherwise, of such Person as lessee under Capitalized Leases, (f) all Obligations, contingent or otherwise, of such Person under acceptance, letter of credit or similar facilities, (g) all Obligations of such Person to purchase, redeem, retire, defease or otherwise make any payment in respect of any Equity Interests in such Person or any other Person or any warrants, rights or options to acquire such capital stock, (h) all Obligations of such Person in respect of Hedge Agreements, (i) all Contingent Obligations of such Person and (j) all indebtedness and other payment Obligations referred to in clauses (a) through (i) above of another Person secured by (or for which the holder of such Debt has an existing right, contingent or otherwise, to be secured by) any Lien on property (including, without limitation, accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such indebtedness or other payment Obligations.

      "Declining Lender" has the meaning specified in Section 2.06(c).

      "Default" means any Event of Default or any event that would constitute an Event of Default but for the requirement that notice be given or time elapse or both.

      "Default Termination Notice" has the meaning specified in Section 2.01(e).

      "Domestic Lending Office" means, with respect to any Lender Party, the office of such Lender Party specified as its "Domestic Lending Office" opposite its name on Schedule I hereto or in the Assignment and Acceptance pursuant to which it became a Lender Party, as the case may be, or such other office of such Lender Party as such Lender Party may from time to time specify to the Borrower and the Administrative Agent.

      "EBITDA" means, for any period, the sum, determined on a Consolidated basis, of (a) net income (or net loss), (b) Interest Expense, (c) income tax expense, (d) depreciation expense, (e) amortization expense, (f) noncash charges incurred in connection with stock options granted to employees of the Borrower,
(g) extraordinary, non-recurring, non-cash transactional or unusual losses deducted in calculating net income less extraordinary, non-recurring, non-cash transactional or unusual gains added in calculating net income and (h) for each Fiscal Quarter ending prior to March 31, 2000, the Fiscal Year 1999 Adjustment (in an amount not to exceed $35,000,000); provided, however, there shall be excluded from EBITDA, to the extent therein included, all non-cash foreign currency and Hedge Agreement losses and all non-cash foreign currency and Hedge Agreement gains.

      "Eligible Assignee" means (a) with respect to any Facility: (i) a Lender Party; (ii) an Affiliate of a Lender Party; (iii) a commercial bank organized under the laws of the United States, or any State thereof, and having a combined capital and surplus of at least $500,000,000; (iv) a savings and loan association or savings bank organized under the laws of the United States, or any State thereof, and having a combined capital and surplus of at least $500,000,000; (v) a commercial bank organized under the laws of any other country that is a member of the OECD or has concluded special lending arrangements with the International Monetary Fund associated with its General Arrangements to Borrow or a political subdivision of any such country, and having a combined capital and surplus of at least $500,000,000, so long as such bank is acting through a branch or agency located in the United States; (vi) a finance company, insurance company or other financial institution or fund (whether a corporation, partnership, trust or other entity) that is engaged in making, purchasing or otherwise investing in commercial loans in the ordinary course of its business and having a combined capital and surplus of at least $250,000,000; and (vii) any other Person approved by the Administrative Agent and, unless a Default has occurred and is continuing at the time any assignment is effected pursuant to Section 8.07, the Borrower and, with respect to any Eligible Assignee that becomes a Revolving Credit Lender, the Issuing Bank, any such approval in either case not to be unreasonably withheld or delayed and (b) with respect to the Letter of Credit Facility, a Person that is an Eligible Assignee under subclause (iii) or (v) of clause (a) of this definition and is approved by the Administrative Agent and, unless a Default has occurred and is continuing at the time any assignment is effected pursuant to Section 8.07, the Borrower, such approval not to be unreasonably withheld or delayed; provided, however, that neither any Loan Party nor any Affiliate of a Loan Party shall qualify as an Eligible Assignee under this definition.

      "Environmental Action" means any action, suit, demand, demand letter, claim, notice of non-compliance or violation, notice of liability or potential liability, investigation, proceeding, consent order or consent agreement relating in any way to any Environmental Law, any Environmental Permit or Hazardous Material or arising from alleged injury or threat to health, safety or the environment, including, without limitation, (a) by any governmental or regulatory authority for enforcement, cleanup, removal, response, remedial or other actions or damages and (b) by any governmental or regulatory authority or third party for damages, contribution, indemnification, cost recovery, compensation or injunctive relief.

      "Environmental Law" means any federal, state, local or foreign statute, law, ordinance, rule, regulation, code, order, writ, judgment, injunction, decree or legally binding judicial or agency interpretation, policy or guidance relating to pollution or protection of the environment, health, safety or natural resources, including, without limitation, those relating to the use, handling, transportation, treatment, storage, disposal, release or discharge of Hazardous Materials.

      "Environmental Permit" means any permit, approval, identification number, license or other authorization required under any Environmental Law.

      "Equity Interests" means, with respect to any Person, shares of capital stock of (or other ownership or profit interests in) such Person, warrants, options or other rights for the purchase or other acquisition from such Person of shares of capital stock of (or other ownership or profit interests in) such Person, securities convertible into or exchangeable for shares of capital stock of (or other ownership or profit interests in) such Person or warrants, rights or options for the purchase or other acquisition from such Person of such shares (or such other interests), and other ownership or profit interests in such Person (including, without limitation, partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are authorized or otherwise existing on any date of determination.

      "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder.

      "ERISA Affiliate" means any Person that for purposes of Title IV of ERISA is a member of the controlled group of any Loan Party, or under common control with any Loan Party, within the meaning of Section 414 of the Internal Revenue Code.

      "ERISA Event" means (a) (i) the occurrence of a reportable event, within the meaning of Section 4043 of ERISA, with respect to any Plan unless the 30-day notice requirement with respect to such event has been waived by the PBGC; or
(ii) the requirements of subsection (1) of Section 4043(b) of ERISA (without regard to subsection (2) of such Section) are met with respect to a contributing sponsor, as defined in Section 4001(a)(13) of ERISA, of a Plan, and an event described in paragraph (9), (10), (11), (12) or (13) of Section 4043(c) of ERISA is reasonably expected to occur with respect to such Plan within the following 30 days; (b) the application for a minimum funding waiver with respect to a Plan; (c) the provision by the administrator of any Plan of a notice of intent to terminate such Plan, pursuant to Section 4041(a)(2) of ERISA (including any such notice with respect to a plan amendment referred to in Section 4041(e) of ERISA); (d) the cessation of operations at a facility of any Loan Party or any ERISA Affiliate in the circumstances described in Section 4062(e) of ERISA; (e) the withdrawal by any Loan Party or any ERISA Affiliate from a Multiple Employer Plan during a plan year for which it was a substantial employer, as defined in
Section 4001(a)(2) of ERISA; (f) the conditions for imposition of a lien under
Section 302(f) of ERISA shall have been met with respect to any Plan; (g) the adoption of an amendment to a Plan requiring the provision of security to such Plan, pursuant to Section 307 of ERISA; or (h) the institution by the PBGC of proceedings to terminate a Plan pursuant to Section 4042 of ERISA, or the occurrence of any event or condition described in Section 4042 of ERISA that constitutes grounds for the termination of, or the appointment of a trustee to administer, such Plan.

      "Eurocurrency Liabilities" has the meaning specified in Regulation D of the Board of Governors of the Federal Reserve System, as in effect from time to time.

      "Eurodollar Lending Office" means, with respect to any Lender Party, the office of such Lender Party specified as its "Eurodollar Lending Office" opposite its name on Schedule I hereto or in the Assignment and Acceptance pursuant to which it became a Lender Party (or, if no such office is specified, its Domestic Lending Office), or such other office of such Lender Party as such Lender Party may from time to time specify to the Borrower and the Administrative Agent.

      "Eurodollar Rate" means, for any Interest Period for all Eurodollar Rate Advances comprising part of the same Borrowing, an interest rate per annum equal to the rate per annum obtained by dividing (a) the average of the respective rates per annum (rounded upward to the next whole multiple of 1/16th of 1%) posted by each of the principal London offices of banks posting rates as displayed on the Dow Jones Markets screen, page 3750 or such other page as may replace such page on such service for the purpose of displaying the London interbank offered rate of major banks for deposits in U.S. Dollars, at approximately 11:00 A.M. (London time) two Business Days before the first day of such Interest Period for deposits in an amount substantially equal to BNP's Eurodollar Rate Advance comprising part of such Borrowing to be outstanding during such Interest Period (or, if BNP shall not have such a Eurodollar Rate Advance, $1,000,000) and for a period equal to such Interest Period by (b) a percentage equal to 100% minus the Eurodollar Rate Reserve Percentage for such Interest Period.

      "Eurodollar Rate Advance" means an Advance that bears interest as provided in Section 2.07(a)(ii).

      "Eurodollar Rate Reserve Percentage" for any Interest Period for all Eurodollar Rate Advances comprising part of the same Borrowing means the reserve percentage applicable two Business Days before the first day of such Interest Period under regulations issued from time to time by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement (including, without limitation, any emergency, supplemental or other marginal reserve requirement) for a member bank of the Federal Reserve System in New York City with respect to liabilities or assets consisting of or including Eurocurrency Liabilities (or with respect to any other category of liabilities that includes deposits by reference to which the interest rate on Eurodollar Rate Advances is determined) having a term equal to such Interest Period.

      "Events of Default" has the meaning specified in Section 6.01.

      "Excess Cash Flow" means, for any period,

            (a) the sum of:

                  (i) Consolidated net income (or loss) of the Borrower and its
            Subsidiaries for such period; plus

                  (ii) the aggregate amount of all noncash charges deducted in arriving at Consolidated net income (or loss) of the Borrower and its Subsidiaries for each such period; plus

                  (iii) an amount (whether positive or negative) equal to the change in Consolidated current liabilities of the Borrower and its Subsidiaries during such period; less

            (b) the sum of:

                  (i) the aggregate amount of all noncash credits included in arriving at such Consolidated net income (or loss) the Borrower and its Subsidiaries; plus

                  (ii) an amount (whether positive or negative) equal to the change in Consolidated current assets (excluding cash and Cash Equivalents) of the Borrower and its Subsidiaries during such period; plus

                  (iii) an amount equal to the amount of all Capital
            Expenditures of the Borrower and its Subsidiaries paid in cash during such period to the extent permitted by this Agreement; plus

                  (iv) an amount equal to the aggregate amount of all regularly scheduled principal payments of Funded Debt made during such period, together with any optional prepayments of Term Advances made during such period in accordance with Section 2.06(a).

      "Existing Debt" means Debt of the Borrower, each Loan Party and their respective Subsidiaries outstanding immediately before the consummation of the Transactions.

      "Extraordinary Receipt" means any cash received by or paid to or for the account of any Person not in the ordinary course of business, including, without limitation, pension plan reversions, proceeds of insurance (excluding proceeds of business interruption insurance to the extent such proceeds constitute compensation for lost earnings), condemnation awards (and payments in lieu thereof), indemnity payments and any purchase price adjustment received in connection with any purchase and sale agreement; provided, however, that an Extraordinary Receipt shall not include cash receipts received from proceeds of insurance or indemnity payments to the extent that such proceeds or payments (A) in respect of loss or damage to equipment, fixed assets or real property are applied (or in respect of which expenditures were previously incurred) to replace or repair the equipment, fixed assets or real property in respect of which such proceeds were received in accordance with the terms of the Loan Documents, so long as such application is made (or such expenditures were incurred) within six months after the occurrence of such damage or loss or (B) are received by a Person in respect of any third party claim against such Person and applied to pay (or reimburse such Person for its prior payment of) such claim and the costs and expenses of such Person with respect thereto; provided further, however, that amounts received in settlement of alleged patent infringement claims (whether as royalty payments or compromises of claims) shall not constitute Extraordinary Receipts.

      "Facility" means the Term A Facility, the Term B Facility, the Revolving Credit Facility or the Letter of Credit Facility.

      "Federal Funds Rate" means, for any period, a fluctuating interest rate per annum equal for each day during such period (i) to the rate published by the Dow Jones Markets service on page five of its daily report as the "ASK" rate as of 10:00 A.M. (New York City time) for such day (or, if such day is not a Business Day, for the immediately preceding Business Day) or (ii) if the Dow Jones Markets service shall cease to publish or otherwise shall not publish such rates for any day that is a Business Day, to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for such day for such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.

      "Fee Letters" means each agreement entered into between the any Loan Party and the Administrative Agent or the Issuing Bank with respect to the payment of fees or other amounts relating to the Facilities.

      "Fiscal Quarter" means a fiscal quarter ending on or about March 31, June 30, September 30 or December 31 of each year.

      "Fiscal Year" means a fiscal year of the Borrower and its Consolidated Subsidiaries ending on or about June 30 in any calendar year.

      "Fiscal Year 1999 Adjustment" means the adjustment more fully described in
Schedule 1.01.

      "Fixed Charge Coverage Ratio" means, with respect to any Person for any Rolling Period, the ratio of (a) the sum of (i) Consolidated EBITDA for such Person and its Subsidiaries for such Rolling Period and (ii) the aggregate amount of Net Cash as at the last day of such Rolling Period in excess of $45,000,000 to (b) the sum of (i) Fixed Charges of such Person and its Subsidiaries for such Rolling Period, and (ii) Capital Expenditures of such Person and its Subsidiaries made during such Rolling Period.

      "Fixed Charges" means, for the Borrower and its Subsidiaries on a Consolidated basis, for any period, the sum of Interest Expense, income taxes that have been paid in cash and all regularly scheduled principal payments of Funded Debt made during such period.

      "Funded Debt" of any Person means Debt of such Person (other than Debt described in clauses (f), (h), (i) and (j) of the definition thereof except to the extent any such Debt is outstanding under the Facilities).

      "GAAP" has the meaning specified in Section 1.03.

      "Guaranteed Obligations" has the meaning specified in Section 7.01.

      "Guaranties" means the U.S. Guaranty and the Non U.S. Guaranty.

      "Hazardous Materials" means (a) petroleum or petroleum products, by-products or breakdown products, radioactive materials, asbestos-containing materials, polychlorinated biphenyls and radon gas and (b) any other chemicals, materials or substances designated, classified or regulated as hazardous or toxic or as a pollutant or contaminant under any Environmental Law.

      "Hedge Agreements" means interest rate swap, cap or collar agreements, interest rate future or option contracts, currency swap agreements, currency future or option contracts and other hedging agreements.

      "Hedge Bank" means any Lender Party or any of its Affiliates in its capacity as a party to a Secured Hedge Agreement.

      "Indemnified Costs" has the meaning specified in Section 7.05(a).

      "Indemnified Party" has the meaning specified in Section 8.04(b).

      "Initial Extension of Credit" means the earlier to occur of the initial Borrowing hereunder and the initial issuance of a Letter of Credit hereunder.

      "Initial Issuing Bank" means BNP, as Issuing Bank..

      "Initial Lender Parties" and "Initial Lenders" each has the meaning specified in the recital of parties to this Agreement.

      "Insufficiency" means, with respect to any Plan, the amount, if any, of its unfunded benefit liabilities, as defined in Section 4001(a)(18) of ERISA.

      "Intercompany Notes" has the meaning specified in Sections 3.01(a)(iii)(K) and 5.02(b)(ii)(B) and shall be in form and substance satisfactory to the Administrative Agent.

      "Interest Coverage Ratio" means, with respect to any Person for any Rolling Period, the ratio of (a) Consolidated EBITDA of such Person and its Subsidiaries for such Rolling Period to (b) Interest Expense of such Person and its Subsidiaries for such Rolling Period.

      "Interest Expense" means, with respect to any Person for any period, interest expense (including the interest component on obligations under Capitalized Leases but excluding capitalized interest), whether paid or accrued, on all Debt of such Person and its Subsidiaries for such period, including, without limitation and without duplication, (a) interest expense in respect of Debt resulting from Advances, (b) commissions, discounts and other fees and charges payable in connection with letters of credit (including, without limitation, any Letters of Credit), (c) any net payment payable in connection with Hedge Agreements less any net credits received in connection with Hedge Agreements, (d) accretion of original issue discount, and (e) all other noncash interest but excluding amortization with respect to deferred financing fees.

      "Interest Period" means, for each Eurodollar Rate Advance comprising part of the same Borrowing, the period commencing on the date of such Eurodollar Rate Advance or the date of the Conversion of any Base Rate Advance into such Eurodollar Rate Advance, and ending on the last day of the period selected by the Borrower pursuant to the provisions below and, thereafter, each subsequent period commencing on the last day of the immediately preceding Interest Period and ending on the last day of the period selected by the Borrower pursuant to the provisions below. The duration of each such Interest Period shall be one, two, three or six months, as the Borrower may, upon notice received by the Administrative Agent not later than 10:00 A.M. (Los Angeles, California time) on the third Business Day prior to the first day of such Interest Period, select; provided, however, that:

            (a) the Borrower may not select any Interest Period with respect to any Eurodollar Rate Advance under a Facility that ends after any principal repayment installment date for such Facility unless, after giving effect to such selection, the aggregate principal amount of Base Rate Advances and of Eurodollar Rate Advances having Interest Periods that end on or prior to such principal repayment installment date for such Facility shall be at least equal to the aggregate principal amount of Advances under such Facility due and payable on or prior to such date;

            (b) Interest Periods commencing on the same date for Eurodollar Rate Advances comprising part of the same Borrowing shall be of the same duration;

            (c) whenever the last day of any Interest Period would otherwise occur on a day other than a Business Day, the last day of such Interest Period shall be extended to occur on the next succeeding Business Day, provided, however, that, if such extension would cause the last day of such Interest Period to occur in the next following calendar month, the last day of such Interest Period shall occur on the immediately preceding Business Day; and

            (d) whenever the first day of any Interest Period occurs on a day of an initial calendar month for which there is no numerically corresponding day in the calendar month that succeeds such initial calendar month by the number of months equal to the number of months in such Interest Period, such Interest Period shall end on the last Business Day of such succeeding calendar month.

      "Internal Revenue Code" means the Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated and rulings issued thereunder.

      "Inventory" means all Inventory referred to in Section 1(b) of the Security Agreement.

      "Investment" in any Person means any loan or advance to such Person, any purchase or other acquisition of any Equity Interests or Debt or the assets comprising a division or business unit or a substantial part or all of the business of such Person, any capital contribution to such Person or any other direct or indirect investment in such Person, including, without limitation, any acquisition by way of a merger or consolidation and any arrangement pursuant to which the investor incurs Debt of the types referred to in clause (i) or (j) of the definition of "Debt" in respect of such Person.

      "Issuing Bank" means the Initial Issuing Bank and each Eligible Assignee to which a Letter of Credit Commitment hereunder has been assigned pursuant to
Section 8.07, for so long as such Initial Issuing Bank or Eligible Assignee, as the case may be, shall have a Letter of Credit Commitment.

      "L/C Cash Collateral Account" has the meaning specified in the Security Agreement.

      "L/C Related Documents" has the meaning specified in Section 2.04(c)(ii).

      "Lender Party" means any Lender or the Issuing Bank.

      "Lenders" means the Initial Lenders and each Person that shall become a Lender hereunder pursuant to Section 8.07 for so long as such Initial Lender or Person shall be a party to this Agreement.

      "Letter of Credit Advance" means an advance made by the Issuing Bank or any Revolving Credit Lender pursuant to Section 2.03(c).

      "Letter of Credit Agreement" has the meaning specified in Section 2.03(a).

      "Letter of Credit Commitment" means, with respect to the Issuing Bank at any time, the amount set forth opposite the Issuing Bank's name on Schedule I hereto under the caption "Letter of Credit Commitment" or, if the Issuing Bank has entered into an Assignment and Acceptance, set forth for the Issuing Bank in the Register maintained by the Administrative Agent pursuant to Section 8.07(d) as the Issuing Bank's "Letter of Credit Commitment", as such amount may be reduced at or prior to such time pursuant to Section 2.05.

      "Letter of Credit Facility" means, at any time, an amount equal to the amount of the Issuing Bank's Letter of Credit Commitment at such time, as such amount may be reduced at or prior to such time pursuant to Section 2.05.

      "Letters of Credit" has the meaning specified in Section 2.01(d).

      "Leverage Ratio" means, with respect to any Person for any Rolling Period, the ratio of (a) the sum, without duplication, of (x) Funded Debt (other than Revolving Credit Advances, Letter of Credit Advances and Letters of Credit) of such Person and its Subsidiaries as of the last day of any Rolling Period and
(y) the average outstanding Revolving Credit Advances, Letter of Credit Advances and Standby Letters of Credit during such Rolling Period to (b) Consolidated EBITDA of such Person and its Subsidiaries for such Rolling Period.

      "Lien" means any lien, security interest or other charge or encumbrance of any kind, or any other type of preferential arrangement, including, without limitation, the lien or retained security title of a conditional vendor and any easement, right of way or other encumbrance on title to real property.

      "Loan Documents" means (a) for purposes of this Agreement and the Notes, if any, and any amendment, supplement or modification hereof or thereof, (i) this Agreement, (ii) the Notes, (iii) the Collateral Documents, (iv) each Letter of Credit Agreement, (v) the Guaranties, (vi) the Intercompany Notes and (vii) the Fee Letters, and (b) for purposes of the Collateral Documents and for all other purposes other than for purposes of this Agreement and the Notes, (i) this Agreement, (ii) the Notes, if any, (iii) the Collateral Documents, (iv) each Letter of Credit Agreement, (v) the Guaranties, (vi) the Intercompany Notes,
(vii) the Fee Letters, (viii) each Secured Hedge Agreement and (ix) any other agreement, document or instrument issued pursuant to or in connection with any of the foregoing, and in each case as amended, amended and restated, supplemented or otherwise modified from time to time.

      "Loan Parties" means the Borrower and the U.S. Guarantors and the Non-U.S. Guarantors.

      "Margin Stock" has the meaning specified in Regulation U.

      "Material Adverse Change" means any material adverse change in the business, condition (financial or otherwise), operations, performance, properties or prospects of (i) the Borrower, (ii) the Loan Parties taken as a whole, or (iii) the Borrower and its Subsidiaries taken as a whole.

      "Material Adverse Effect" means a material adverse effect on (a) the business, condition (financial or otherwise), operations, performance, properties or prospects of (i) the Borrower, (ii) the Loan Parties taken as a whole, or (iii) the Borrower and its Subsidiaries taken as a whole, (b) the rights and remedies of the Administrative Agent or any Lender Party under any Transaction Document or (c) the ability of (i) the Borrower, (ii) the Loan Parties taken as a whole, or (iii) the Borrower and its Subsidiaries taken as a whole to perform its Obligations under any Transaction Document to which it is or is to be a party.

      "Mortgage Policies" has the meaning specified in Section 3.01(a)(vii).

      "Mortgages" has the meaning specified in Section 3.01(a)(vii).

      "Multiemployer Plan" means a multiemployer plan, as defined in Section 4001(a)(3) of ERISA, to which any Loan Party or any ERISA Affiliate is making or accruing an obligation to make contributions, or has within any of the preceding five plan years made or accrued an obligation to make contributions.

      "Multiple Employer Plan" means a single employer plan, as defined in
Section 4001(a)(15) of ERISA, that (a) is maintained for employees of any Loan Party or any ERISA Affiliate and at least one Person other than the Loan Parties and the ERISA Affiliates or (b) was so maintained and in respect of which any Loan Party or any ERISA Affiliate could have liability under Section 4064 or 4069 of ERISA in the event such plan has been or were to be terminated.

      "Net Cash" means, as at any date of determination, the aggregate amount of cash and Cash Equivalents owned by the Borrower and its Subsidiaries as at such date, less the aggregate amount of all outstanding Revolving Credit Advances, Letter of Credit Advances and Letters of Credit.

      "Net Cash Proceeds" means, with respect to any sale, lease, transfer or other disposition of any asset or the incurrence or issuance of any Debt or capital stock or other ownership or profit interest (including, without limitation, any capital contribution), any securities convertible into or exchangeable for capital stock or other ownership or profit interest or any warrants, rights, options or other securities to acquire capital stock or other ownership or profit interest by any Person, or any Extraordinary Receipt received by or paid to or for the account of any Person, the aggregate amount of cash received from time to time (whether as initial consideration or through payment or disposition of deferred consideration) by or on behalf of such Person in connection with such transaction after deducting therefrom only (without duplication) (a) reasonable and customary brokerage commissions, underwriting fees and discounts, legal fees, finder's fees and other similar fees and commissions, (b) the amount of taxes payable in connection with or as a result of such transaction and (c) the amount of any Debt that, by the terms of such transaction, is required to be repaid upon such disposition, in each case to the extent, but only to the extent, that the amounts so deducted are properly attributable to such transaction or to the asset that is the subject thereof and are, in the case of clauses (a) and (c), within 10 days of receipt of such cash, actually paid to a Person that is not an Affiliate of such Person or any Loan Party or any Affiliate of any Loan Party and, in the case of clause (b), on the earlier of the dates on which the tax return covering such taxes is filed or required to be filed, provided, however, that in the case of taxes that are deductible under clause (b) but for the fact that at the time of receipt of such cash, such taxes have not been actually paid or are not then payable, such Person may deduct an amount (the "Reserved Amount") equal to the amount reserved in accordance with GAAP as a reasonable estimate for such taxes, other than taxes for which such Loan Party or such Subsidiary is indemnified, provided further, however, that at the time such taxes are paid, an amount equal to the amount, if any, by which the Reserved Amount exceeds the amount actually so paid, the amount of such excess shall constitute "Net Cash Proceeds".

      "Non-U.S. Guarantors" means all Non-U.S. Subsidiaries of the Borrower that are parties to the Non-U.S. Guaranty and each other Subsidiary that shall be required to execute and deliver a guaranty pursuant to Section 5.01(j) or
Section 5.01(k).

      "Non-U.S. Guaranty" means a guaranty made by each Non-U.S. Subsidiary of the Borrower in favor of the Administrative Agent, in substantially the form of Exhibit F-2 (together with each other guaranty made by a Non-U.S. Subsidiary of the Borrower delivered pursuant to Section 5.01(j), in each case as amended, amended and restated, supplemented or otherwise modified from time to time in accordance with its terms).

      "Non-U.S. Security Agreement" means a security agreement, in form and substance acceptable to the Administrative Agent, duly executed by each Non-U.S. Subsidiary listed on Schedule 3.01(a)(iii)(K) or such other Non-U.S. Subsidiary as may from time to time be requested by the Administrative Agent.

      "Non-U.S. Subsidiary" means any Subsidiary of the Borrower which is not a U.S. Subsidiary.

      "Note" means a Term A Note, a Term B Note or a Revolving Credit Note, in each case to the extent required to be issued pursuant to Section 2.15.

      "Notice of Borrowing" has the meaning specified in Section 2.02(a).

      "Notice of Issuance" has the meaning specified in Section 2.03(a).

      "NPL" means the National Priorities List under CERCLA.

      "Obligation" means, with respect to any Person, any payment, performance or other obligation of such Person of any kind, including, without limitation, any liability of such Person on any claim, whether or not the right of any creditor to payment in respect of such claim is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, disputed, undisputed, legal, equitable, secured or unsecured, and whether or not such claim is discharged, stayed or otherwise affected by any proceeding referred to in Section 6.01(f). Without limiting the generality of the foregoing, the Obligations of any Loan Party under the Loan Documents include (a) the obligation to pay principal, interest, Letter of Credit commissions, charges, expenses, fees, attorneys' fees and disbursements, indemnities and other amounts payable by such Loan Party under any Loan Document and (b) the obligation of such Loan Party to reimburse any amount in respect of any of the foregoing that any Lender Party, in its sole discretion, may elect to pay or advance on behalf of such Loan Party.

      "OECD" means the Organization for Economic Cooperation and Development.

      "Open Year" has the meaning specified in Section 4.01(o).

      "Other Taxes" has the meaning specified in Section 2.12(b).

      "PBGC" means the Pension Benefit Guaranty Corporation or any successor thereto.

      "Permitted Acquisition" means the purchase or acquisition of all or substantially all of the assets, or a business unit or division, of a Permitted Business by the Borrower.

      "Permitted Business" means the businesses conducted by the Borrower and its Subsidiaries on the date hereof and any business related, ancillary or complementary thereto (as determined in good faith by the board of directors of the Borrower).

      "Permitted Encumbrances" has the meaning specified in the Mortgages.

      "Permitted Liens" means such of the following as to which no enforcement, collection, execution, levy or foreclosure proceeding shall have been commenced:
(a) Liens for taxes, assessments and governmental charges or levies to the extent not required to be paid under Section 5.01(b) hereof; (b) Liens imposed by law, such as materialmen's, mechanics', carriers', workmen's and repairmen's Liens and other similar Liens arising in the ordinary course of business securing obligations that (i) are not overdue for a period of more than 30 days and (ii) either individually or when aggregated with all other Permitted Liens outstanding on any date of determination, do not materially affect the use or value of the property to which they relate; (c) pledges or deposits to secure obligations under workers' compensation laws or similar legislation or to secure public or statutory obligations; and (d) easements, rights of way and other encumbrances on title to real property that do not render title to the property encumbered thereby unmarketable or materially adversely affect the use of such property for its present purposes.

      "Person" means an individual, partnership, corporation (including a business trust), limited liability company, joint stock company, trust, unincorporated association, joint venture or other entity, or a government or any political subdivision or agency thereof.

      "Plan" means a Single Employer Plan or a Multiple Employer Plan.

      "Pledged Debt" has the meaning specified in Section 1(d)(vii) of the Security Agreement.

      "Pledged Shares" has the meaning specified in Section 1(d)(vi) of the Security Agreement.

      "Preferred Interests" means, with respect to any Person, Equity Interests issued by such Person that are entitled to a preference or priority over any other Equity Interests issued by such Person upon any distribution of such Person's property and assets, whether by dividend or upon liquidation.

      "Prepayment Amount" has the meaning specified in Section 5.03(a).

      "Prepayment Date" has the meaning specified in Section 5.03(a).

      "Prepayment Notice" has the meaning specified in Section 5.03(a).

      "Pro Forma Basis" with respect to any determination of EBITDA for any Rolling Period means the EBITDA of the Borrower and its Subsidiaries determined as provided in the definition of EBITDA, except that if one or more Permitted Acquisitions shall have been consummated after the first day of such Rolling Period or the determination is being made pursuant to Section 5.02(f)(iv)(A), then the EBITDA for such Rolling Period shall include the EBITDA of all entities or business units acquired in such Permitted Acquisitions (and, in the case of a determination pursuant to Section 5.02(f)(iv)(A), the entity or business unit to be acquired) as if such Permitted Acquisitions or proposed Permitted Acquisitions were consummated on the first day of such Rolling Period. For the purpose of this definition, whenever pro forma effect is to be given to an acquisition of assets, the amount of income or earnings related thereto and the amount of Interest Expense associated with any Funded Debt incurred in connection therewith, or any other calculation under this definition, the pro forma calculations will be certified by the chief financial officer of the Borrower and shall, in the reasonable determination of the Borrower, satisfy the requirements of Rule 11-02(a) of Regulation S-X of the Securities and Exchange Commission.

      "Pro Rata Share" of any amount means, with respect to any Revolving Credit Lender at any time, the product of such amount times a fraction the numerator of which is the amount of such Lender's Revolving Credit Commitment at such time (or, if the Commitments shall have been terminated, the Revolving Credit Commitment as in effect immediately prior to such termination) and the denominator of which is the Revolving Credit Facility at such time (or, if the Commitments shall have been terminated, the Revolving Credit Facility as in effect immediately prior to such termination).

      "Receivables" means all Receivables referred to in Section 1(c) of the Security Agreement.

      "Redeemable" means, with respect to any Equity Interest, any Debt or any other right or Obligation, any such Equity Interest, Debt, right or Obligation that (a) the issuer has undertaken to redeem at a fixed or determinable date or dates, whether by operation of a sinking fund or otherwise, or upon the occurrence of a condition not solely within the control of the issuer or (b) is redeemable at the option of the holder.

      "Reduction Amount" has the meaning specified in Section 2.06(b)(v).

      "Register" has the meaning specified in Section 8.07(d).

      "Regulation U" means Regulation U of the Board of Governors of the Federal Reserve System, as in effect from time to time.

      "Required Lenders" means, at any time, Lenders owed or holding at least 51% of the sum of (a) the aggregate principal amount of the Advances outstanding at such time, (b) the aggregate Available Amount of all Letters of Credit outstanding at such time, (c) the aggregate unused Commitments under the Term A and Term B Facilities at such time and (d) the aggregate Unused Revolving Credit Commitments at such time.

      "Responsible Officer" means any executive officer of the Borrower.

      "Revolving Credit Advance" has the meaning specified in Section 2.01(c).

      "Revolving Credit Borrowing" means a borrowing consisting of simultaneous Revolving Credit Advances of the same Type made by the Revolving Credit Lenders.

      "Revolving Credit Commitment" means, with respect to any Revolving Credit Lender at any time, the amount set forth opposite such Lender's name on Schedule I hereto under the caption "Revolving Credit Commitment" or, if such Lender has entered into one or more Assignment and Acceptances, set forth for such Lender in the Register maintained by the Administrative Agent pursuant to Section 8.07(d) as such Lender's "Revolving Credit Commitment", as such amount may be reduced at or prior to such time pursuant to Section 2.05.

      "Revolving Credit Facility" means, at any time, the aggregate amount of the Revolving Credit Lenders' Revolving Credit Commitments at such time.

      "Revolving Credit Lender" means any Lender that has a Revolving Credit Commitment.

      "Revolving Credit Note" means a promissory note of the Borrower payable to the order of any Revolving Credit Lender, in substantially the form of Exhibit A-3 hereto, evidencing the aggregate indebtedness of the Borrower to such Lender resulting from the Revolving Credit Advances and Letter of Credit Advances made by such Lender to the extent required to be issued pursuant to Section 2.15.

      "Rolling Period" means, for any Fiscal Quarter, the consecutive four Fiscal Quarters ending on the last day of such Fiscal Quarter.

      "Secured Hedge Agreement" means any Hedge Agreement required or permitted under Article V that is entered into by and between the Borrower and any Hedge Bank.

      "Secured Obligations" has the meaning specified in the Security Agreement.

      "Secured Parties" means the Agents, the Lender Parties and the Hedge
Banks.

      "Security Agreement" has the meaning specified in Section 3.01(a)(iii).

      "Significant Subsidiary" means, at any time, a Subsidiary that is wholly owned (other than directors qualifying shares), directly or indirectly, by the Borrower that (i) together with its Subsidiaries if any has total assets greater than $100,000 (determined as of the last day of the most recent Fiscal Quarter),
(ii) together with its Subsidiaries has EBITDA equal to 10% or more of the Consolidated EBITDA of the Borrower and its Subsidiaries for most recently ended Rolling Period or (iii) has become a party to a Guaranty.

      "Single Employer Plan" means a single employer plan, as defined in Section 4001(a)(15) of ERISA, that (a) is maintained for employees of any Loan Party or any ERISA Affiliate and no Person other than the Loan Parties and the ERISA Affiliates or (b) was so maintained and in respect of which any Loan Party or any ERISA Affiliate could have liability under Section 4069 of ERISA in the event such plan has been or were to be terminated.

      "Solvent" and "Solvency" mean, with respect to any Person on a particular date, that on such date (a) the fair value of the property of such Person is greater than the total amount of liabilities, including, without limitation, contingent liabilities, of such Person, (b) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person's ability to pay such debts and liabilities as they mature and (d) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person's property would constitute an unreasonably small capital. The amount of contingent liabilities at any time shall be computed as the amount that, in the light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

      "Standby Letter of Credit" means any Letter of Credit issued under the Letter of Credit Facility, other than a Trade Letter of Credit.

      "Subsidiary" of any Person means any corporation, partnership, joint venture, limited liability company, trust or estate of which (or in which) more than 50% of (a) the issued and outstanding capital stock having ordinary voting power to elect a majority of the Board of Directors of such corporation (irrespective of whether at the time capital stock of any other class or classes of such corporation shall or might have voting power upon the occurrence of any contingency), (b) the interest in the capital or profits of such limited liability company, partnership or joint venture or (c) the beneficial interest in such trust or estate, is at the time directly or indirectly owned or controlled by such Person, by such Person and one or more of its other Subsidiaries or by one or more of such Person's other Subsidiaries.

      "Surviving Debt" means Debt of each Loan Party and its Subsidiaries outstanding immediately before and after giving effect to the Transaction and set forth on Schedule 3.01(g).

      "Syndication Agent" has the meaning specified in the recital of parties to this Agreement.

      "Tax Certificate" has the meaning specified in Section 5.03(k)

      "Taxes" has the meaning specified in Section 2.12(a).

      "Term A Advance" has the meaning specified in Section 2.01(a).

      "Term A Borrowing" means a borrowing consisting of simultaneous Term A Advances of the same Type made by the Term A Lenders.

      "Term A Commitment" means, with respect to any Term A Lender at any time, the amount set forth opposite such Lender's name on Schedule I hereto under the caption "Term A Commitment" or, if such Lender has entered into one or more Assignment and Acceptances, the aggregate amount set forth for such Lender in the Register maintained by the Administrative Agent pursuant to Section 8.07(d) as such Lender's "Term A Commitment".

      "Term A Facility" means, at any time, the aggregate amount of the Term A Lenders' Term A Commitments at such time.

      "Term A Lender" means any Lender that has a Term A Commitment.

      "Term A Note" means a promissory note of the Borrower payable to the order of any Term A Lender, in substantially the form of Exhibit A-1 hereto, evidencing the indebtedness of the Borrower to such Lender resulting from the Term A Advances made by such Lender to the extent required to be issued pursuant to Section 2.15.

      "Term Advance" means a Term A Advance or a Term B Advance.

      "Term B Advance" has the meaning specified in Section 2.01(b).

      "Term B Borrowing" means a borrowing consisting of simultaneous Term B Advances of the same Type made by the Term B Lenders.

      "Term B Commitment" means, with respect to any Term B Lender, the amount set forth opposite such Lender's name on Schedule I hereto under the caption "Term B Commitment" or, if such Lender has entered into one or more Assignment and Acceptances, the aggregate amount set forth for such Lender in the Register maintained by the Administrative Agent pursuant to Section 8.07(d) as such Lender's "Term B Commitment".

      "Term B Facility" means, at any time, the aggregate amount of the Term B Lenders' Term B Commitments at such time.

      "Term B Lender" means any Lender that has a Term B Commitment.

      "Term B Note" means a promissory note of the Borrower payable to the order of any Term B Lender, in substantially the form of Exhibit A-2 hereto, evidencing the indebtedness of the Borrower to such Lender resulting from the Term B Advances made by such Lender to the extent required to be issued pursuant to Section 2.15.

      "Term Commitment" means a Term A Commitment or a Term B Commitment.

      "Term Lender" means a Term A Lender or a Term B Lender.

      "Termination Date" means (a) for purposes of the Revolving Credit Facility and the Letter of Credit Facility, the earlier of (x) June 30, 2004 and (y) the date of termination in whole of the Term Commitments, the Letter of Credit Commitment and the Revolving Credit Commitments pursuant to Section 2.05 or 6.01 (the "Commitment Termination Date"), and (b) for purposes of the Term A Facility, the earlier of (x) June 30, 2004 and (y) the Commitment Termination Date, and (c) for purposes of the Term B Facility, the earlier of (x) June 30, 2005 and (y) the Commitment Termination Date.

      "Trade Letter of Credit" means any Letter of Credit that is issued under the Letter of Credit Facility for the benefit of a supplier of Inventory to the Borrower or any of its Subsidiaries to effect payment for such Inventory.

      "Transaction" means the refinancing of certain existing Debt and the other transactions contemplated by the Transaction Documents.

      "Transaction Documents" means, collectively, the Loan Documents and the Non-U.S. Security Agreements.

      "Type" refers to the distinction between Advances bearing interest at the Base Rate and Advances bearing interest at the Eurodollar Rate.

      "Unused Revolving Credit Commitment" means, with respect to any Revolving Credit Lender at any time, (a) such Lender's Revolving Credit Commitment at such time minus (b) the sum of (i) the aggregate principal amount of all Revolving Credit Advances and Letter of Credit Advances made by such Lender (in its capacity as a Lender) and outstanding at such time, plus (ii) such Lender's Pro Rata Share of (A) the aggregate Available Amount of all Letters of Credit outstanding at such time, and (B) the aggregate principal amount of all Letter of Credit Advances made by the Issuing Bank pursuant to Section 2.03(c) and outstanding at such time.

      "U.S. Guarantors" means all U.S. Subsidiaries of the Borrower that are parties to the U.S. Guaranty and each other Subsidiary that shall be required to execute and deliver a guaranty pursuant to Section 5.01(j) or Section 5.01(k).

      "U.S. Guaranty" means a guaranty made by each U.S. Subsidiary of the Borrower in favor of the Administrative Agent, in substantially the form of Exhibit F-1 (together with each other guaranty made by a U.S. Subsidiary of the Borrower delivered pursuant to Section 5.01(j), in each case as amended, amended and restated, supplemented or otherwise modified from time to time in accordance with its terms).

      "U.S. Subsidiary" means any Subsidiary of the Borrower organized under the laws of the United States or one of the States of the United States.

      "Voting Interests" means shares of capital stock issued by a corporation, or equivalent Equity Interests in any other Person, the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of directors (or persons performing similar functions) of such Person, even if the right so to vote has been suspended by the happening of such a contingency.

      "Welfare Plan" means a welfare plan, as defined in Section 3(1) of ERISA, that is maintained for employees of any Loan Party or in respect of which any Loan Party could have a liability.

      "Withdrawal Liability" has the meaning specified in Part I of Subtitle E of Title IV of ERISA.

      SECTION 1.02. Computation of Time Periods; Other Definitional Provisions. In this Agreement and the other Loan Documents, in the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including" and the words "to" and "until" each mean "to but excluding". References in the Loan Documents to any agreement or contract "as amended" shall mean and be a reference to such agreement or contract as amended, amended and restated, supplemented or otherwise modified from time to time in accordance with its terms.

      SECTION 1.03. Accounting Terms. All accounting terms not specifically defined herein shall be construed in accordance with generally accepted accounting principles consistent with those applied in the preparation of the financial statements referred to in Section 4.01(f) ("GAAP").

                                   ARTICLE II

                        AMOUNTS AND TERMS OF THE ADVANCES
                            AND THE LETTERS OF CREDIT

      SECTION 2.01. The Advances and the Letters of Credit. (a) The Term A Advances. Each Term A Lender severally agrees, on the terms and conditions hereinafter set forth, to make a single advance (a "Term A Advance") to the Borrower on any Business Day during the period from the date hereof until July 1, 1999 in an amount not to exceed such Lender's Term A Commitment at such time. The Term A Borrowing shall consist of Term A Advances made simultaneously by the Term A Lenders ratably according to their Term A Commitments. Amounts borrowed under this Section 2.01(a) and repaid or prepaid may not be reborrowed.

      (b) The Term B Advances. Each Term B Lender severally agrees, on the terms and conditions hereinafter set forth, to make a single advance (a "Term B Advance") to the Borrower on any Business Day that the Term A Advances shall be made in an amount not to exceed such Lender's Term B Commitment at such time. The Term B Borrowing shall consist of Term B Advances made simultaneously by the Term B Lenders ratably according to their Term B Commitments. Amounts borrowed under this Section 2.01(b) and repaid or prepaid may not be reborrowed.

      (c) The Revolving Credit Advances. Each Revolving Credit Lender severally agrees, on the terms and conditions hereinafter set forth, to make advances (each a "Revolving Credit Advance") to the Borrower from time to time on any Business Day during the period from the date hereof until the Termination Date in an amount for each such Advance not to exceed such Lender's Unused Revolving Credit Commitment at such time. Each Revolving Credit Borrowing shall be in an aggregate amount of $1,000,000 or an integral multiple of $250,000 in excess thereof (other than a Borrowing the proceeds of which shall be used solely to repay or prepay in full outstanding Letter of Credit Advances made by the Issuing Bank) and shall consist of Revolving Credit Advances made simultaneously by the Revolving Credit Lenders ratably according to their Revolving Credit Commitments. Within the limits of each Revolving Credit Lender's Unused Revolving Credit Commitment in effect from time to time, the Borrower may borrow under this Section 2.01(c), prepay pursuant to Section 2.06(a) and reborrow under this Section 2.01(c).

      (d) Letters of Credit. The Issuing Bank agrees, on the terms and conditions hereinafter set forth, to issue letters of credit (the "Letters of Credit") for the account of the Borrower (and, if specified by the Borrower, on behalf of a Subsidiary of the Borrower) from time to time on any Business Day during the period from the date hereof until 60 days before the Termination Date in an aggregate Available Amount (i) for all Letters of Credit not to exceed at any time the lesser of (x) the Letter of Credit Facility at such time and (y) the Issuing Bank's Letter of Credit Commitment at such time and (ii) for each such Letter of Credit not to exceed Unused Revolving Credit Commitments of the Revolving Credit Lenders at such time. No Letter of Credit shall have an expiration date (including all rights of the Borrower or the beneficiary to require renewal) later than the earlier of 60 days before the Termination Date and (A) in the case of a Standby Letter of Credit, one year after the date of issuance thereof and (B) in the case of a Trade Letter of Credit, 90 days after the date of issuance thereof. Each Standby Letter of Credit shall contain a provision authorizing the Issuing Bank to deliver to the beneficiary of such Letter of Credit, upon the acceleration of the Facilities, a notice (a "Default Termination Notice") terminating such Letter of Credit and giving such beneficiary 15 days to draw such Letter of Credit. Within the limits of the Letter of Credit Facility, and subject to the limits referred to above, the Borrower may request the issuance of Letters of Credit under this Section 2.01(d), repay any Letter of Credit Advances resulting from drawings thereunder pursuant to Section 2.04(c) and request the issuance of additional Letters of Credit under this Section 2.01(d).

      SECTION 2.02. Making the Advances. (a) Except as otherwise provided in
Section 2.02(b) or Section 2.03, each Borrowing shall be made on notice, given not later than 10:00 A.M. (Los Angeles, California time) on the third Business Day prior to the date of the proposed Borrowing in the case of a Borrowing consisting of Eurodollar Rate Advances, or the first Business Day prior to the date of the proposed Borrowing in the case of a Borrowing consisting of Base Rate Advances, by the Borrower to the Administrative Agent, which shall give to each Appropriate Lender prompt notice thereof by telecopier. Each such notice of a Borrowing (a "Notice of Borrowing") shall be in writing or telecopier, in substantially the form of Exhibit B hereto, specifying therein the requested (i) date of such Borrowing, (ii) Facility under which such Borrowing is to be made, (iii) Type of Advances comprising such Borrowing, (iv) aggregate amount of such Borrowing and (v) in the case of a Borrowing consisting of Eurodollar Rate Advances, initial Interest Period for each such Advance. Each Appropriate Lender shall, before 10:00 A.M. (Los Angeles, California time) on the date of such Borrowing, make available for the account of its Applicable Lending Office to the Administrative Agent at the Administrative Agent's Account, in same day funds, such Lender's ratable portion of such Borrowing in accordance with the respective Commitments under the applicable Facility of such Lender and the other Appropriate Lenders. After the Administrative Agent's receipt of such funds and upon fulfillment of the applicable conditions set forth in Article III, the Administrative Agent will make such funds available to the Borrower by crediting the Borrower's account; provided, however, that, in the case of any Revolving Credit Borrowing, the Administrative Agent shall first make a portion of such funds equal to the aggregate principal amount of any Letter of Credit Advances made by the Issuing Bank and by any other Revolving Credit Lender and outstanding on the date of such Revolving Credit Borrowing, plus interest accrued and unpaid thereon to and as of such date, available to the Issuing Bank and such other Revolving Credit Lenders for repayment of such Letter of Credit Advances.

      (b) Anything in subsection (a) above to the contrary notwithstanding, (i) the Borrower may not select Eurodollar Rate Advances (other than for Interest Periods of two weeks, subject to the provisions of Section 8.04(c)) for the initial Borrowing hereunder and for the period from the date of such initial Borrowing to the earlier of (x) three months from such date and (y) the completion of primary syndication of the Facilities (as shall be specified by the Administrative Agent in a written notice to the Borrower) or for any Borrowing if the aggregate amount of such Borrowing is less than $1,000,000 or if the obligation of the Appropriate Lenders to make Eurodollar Rate Advances shall then be suspended pursuant to Section 2.09 or 2.10 and (ii) with respect to Borrowings consisting of Eurodollar Rate Advances, the Term A Advances, the Term B Advances and the Revolving Credit Advances may not be outstanding as part of more than six separate Borrowings in the aggregate.

      (c) Each Notice of Borrowing shall be irrevocable and binding on the Borrower. In the case of any Borrowing that the related Notice of Borrowing specifies is to be comprised of Eurodollar Rate Advances, the Borrower shall indemnify each Appropriate Lender against any loss, cost or expense incurred by such Lender as a result of any failure to fulfill on or before the date specified in such Notice of Borrowing for such Borrowing the applicable conditions set forth in Article III, including, without limitation, any loss, cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Lender to fund the Advance to be made by such Lender as part of such Borrowing when such Advance, as a result of such failure, is not made on such date.

      (d) Unless the Administrative Agent shall have received notice from an Appropriate Lender prior to the date of any Borrowing under a Facility under which such Lender has a Commitment that such Lender will not make available to the Administrative Agent such Lender's ratable portion of such Borrowing, the Administrative Agent may assume that such Lender has made such portion available to the Administrative Agent on the date of such Borrowing in accordance with subsection (a) or (b) of this Section 2.02 and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower on such date a corresponding amount. If and to the extent that such Lender shall not have so made such ratable portion available to the Administrative Agent, such Lender and the Borrower severally agree to repay or pay to the Administrative Agent forthwith on demand such corresponding amount and to pay interest thereon, for each day from the date such amount is made available to the Borrower until the date such amount is repaid or paid to the Administrative Agent, at (i) in the case of the Borrower, the interest rate applicable at such time under Section 2.07 to Advances comprising such Borrowing and (ii) in the case of such Lender, the Federal Funds Rate. If such Lender shall pay to the Administrative Agent such corresponding amount, such amount so paid in respect of principal shall constitute such Lender's Advance as part of such Borrowing for all purposes.

      (e) The failure of any Lender to make the Advance to be made by it as part of any Borrowing shall not relieve any other Lender of its obligation, if any, hereunder to make its Advance on the date of such Borrowing (and the Borrower shall retain any rights the Borrower may have against any such Lender as a result of any default by such Lender hereunder), but no Lender shall be responsible for the failure of any other Lender to make the Advance to be made by such other Lender on the date of any Borrowing.

      SECTION 2.03. Issuance of and Drawings and Reimbursement Under Letters of Credit. (a) Request for Issuance. Each Letter of Credit shall be issued upon notice, given not later than 10:00 A.M. (Los Angeles, California time) on the fifth Business Day prior to the date of the proposed issuance of such Letter of Credit, by the Borrower to the Issuing Bank, which shall give to the Administrative Agent prompt notice thereof by telecopier. Each such notice of issuance of a Letter of Credit (a "Notice of Issuance") shall be by telecopier, specifying therein the requested (A) date of such issuance (which shall be a Business Day), (B) Available Amount of such Letter of Credit, (C) expiration date of such Letter of Credit, (D) name and address of the beneficiary of such Letter of Credit and (E) form of such Letter of Credit, and shall be accompanied by such application and agreement for letter of credit as the Issuing Bank may specify to the Borrower for use in connection with such requested Letter of Credit (a "Letter of Credit Agreement"). If the requested form of such Letter of Credit is acceptable to the Issuing Bank in its sole discretion, the Issuing Bank will, upon fulfillment of the applicable conditions set forth in Article III, make such Letter of Credit available to the Borrower at its office referred to in Section 8.02 or as otherwise agreed with the Borrower in connection with such issuance. In the event and to the extent that the provisions of any Letter of Credit Agreement shall conflict with this Agreement, the provisions of this Agreement shall govern.

      (b) Letter of Credit Reports. The Issuing Bank shall furnish (A) to the Administrative Agent on the first Business Day of each week a written report summarizing issuance and expiration dates of Letters of Credit issued during the previous week and drawings during such week under all Letters of Credit, (B) to each Revolving Credit Lender on the first Business Day of each calendar quarter a written report summarizing issuance and expiration dates of Letters of Credit issued during the preceding quarter and drawings during such calendar quarter under all Letters of Credit and (C) to the Administrative Agent and each Revolving Credit Lender on the first Business Day of each calendar quarter a written report setting forth the average daily aggregate Available Amount during the preceding calendar quarter of all Letters of Credit.

      (c) Drawing and Reimbursement. The payment by the Issuing Bank of a draft drawn under any Letter of Credit shall constitute for all purposes of this Agreement the making by the Issuing Bank of a Letter of Credit Advance, which shall be a Base Rate Advance, in the amount of such draft. In the event of any drawing under a Letter of Credit, the Issuing Bank shall promptly notify the Administrative Agent, and the Administrative Agent shall promptly notify each Revolving Credit Lender and each Revolving Credit Lender shall purchase from the Issuing Bank, and the Issuing Bank shall sell and assign to each such Revolving Credit Lender, such Lender's Pro Rata Share of such outstanding Letter of Credit Advance as of the date of such purchase, by making available for the account of its Applicable Lending Office to the Administrative Agent for the account of the Issuing Bank, by deposit to the Administrative Agent's Account, in same day funds, an amount equal to the portion of the outstanding principal amount of such Letter of Credit Advance to be purchased by such Lender. Promptly after receipt thereof, the Administrative Agent shall transfer such funds to the Issuing Bank. The Borrower hereby agrees to each such sale and assignment. Each Revolving Credit Lender agrees to purchase its Pro Rata Share of an outstanding Letter of Credit Advance on (i) the Business Day on which notice of the drawing under the related Letter of Credit is given by the Issuing Bank, provided such notice is given not later than 10:00 A.M. (Los Angeles, California time) on such Business Day or (ii) the first Business Day next succeeding such demand if such notice is given after such time. Upon any such assignment by the Issuing Bank to any other Revolving Credit Lender of a portion of a Letter of Credit Advance, the Issuing Bank represents and warrants to such other Lender that the Issuing Bank is the legal and beneficial owner of such interest being assigned by it, free and clear of any liens, but makes no other representation or warranty and assumes no responsibility with respect to such Letter of Credit Advance, the Loan Documents or any Loan Party. If and to the extent that any Revolving Credit Lender shall not have so made the amount of such Letter of Credit Advance available to the Administrative Agent, such Revolving Credit Lender agrees to pay to the Administrative Agent forthwith on demand such amount together with interest thereon, for each day from the date of demand by the Issuing Bank until the date such amount is paid to the Administrative Agent, at the Federal Funds Rate for its account or the account of the Issuing Bank, as applicable. If such Lender shall pay to the Administrative Agent such amount for the account of the Issuing Bank on any Business Day, such amount so paid in respect of principal shall constitute a Letter of Credit Advance made by such Lender on such Business Day for purposes of this Agreement, and the outstanding principal amount of the Letter of Credit Advance made by the Issuing Bank shall be reduced by such amount on such Business Day.

      (d) Failure to Make Letter of Credit Advances. The failure of any Lender to make the Letter of Credit Advance to be made by it on the date specified in
Section 2.03(c) shall not relieve any other Lender of its obligation hereunder to make its Letter of Credit Advance on such date, but no Lender shall be responsible for the failure of any other Lender to make the Letter of Credit Advance to be made by such other Lender on such date.

      SECTION 2.04. Repayment of Advances. (a) Term Advances. The Borrower shall repay to the Administrative Agent for the ratable account of the Term A Lenders and Term B Lenders the aggregate outstanding principal amount of the Term A Advances and Term B Advances, respectively, on the following dates in the amounts indicated (which amounts shall be reduced as a result of the application of prepayments in accordance with the order of priority set forth in Section 2.06):

               Date                           Amount
               ----                           ------
                              Term A Facility           Term B Facility
      ----------------------------------------------------------------
      September 30, 1999         $1,250,000                  $250,000
      December 31, 1999          $1,250,000                  $250,000
      March 31, 2000             $1,250,000                  $250,000
      June 30, 2000              $1,250,000                  $250,000
      ----------------------------------------------------------------
      September 30, 2000         $1,250,000                  $250,000
      December 31, 2000          $1,250,000                  $250,000
      March 31, 2001             $1,250,000                  $250,000
      June 30, 2001              $1,250,000                  $250,000
      ----------------------------------------------------------------
      September 30, 2001         $1,875,000                  $250,000
      December 31, 2001          $1,875,000                  $250,000
      March 31, 2002             $1,875,000                  $250,000
      June 30, 2002              $1,875,000                  $250,000

      September 30, 2002         $3,125,000                  $250,000
      December 31, 2002          $3,125,000                  $250,000
      March 31, 2003             $3,125,000                  $250,000
      June 30, 2003              $3,125,000                  $250,000

      September 30, 2003         $3,750,000                  $250,000
      December 31, 2003          $3,750,000                  $250,000
      March 31, 2004             $3,750,000                  $250,000
      June 30, 2004              $3,750,000                  $250,000
      ----------------------------------------------------------------
      September 30, 2004             -                       $250,000
      December 31, 2004              -                       $250,000
      March 31, 2005                 -                    $52,250,000
      June 30, 2005                  -                    $52,250,000
      ----------------------------------------------------------------

provided, however, that the final principal installment of the Term A Facility and the Term B Facility, respectively, shall in any event and in each case be in an amount equal to the aggregate principal amount of the Term A Advances and Term B Advances, respectively then outstanding.

      (b) Revolving Credit Advances. The Borrower shall repay to the Administrative Agent for the ratable account of the Revolving Credit Lenders on the Termination Date the aggregate outstanding principal amount of the Revolving Credit Advances then outstanding.

      (c) Letter of Credit Advances. (i) The Borrower shall repay to the Administrative Agent for the account of the Issuing Bank and each other Revolving Credit Lender that has made a Letter of Credit Advance on the earlier of demand by the Administrative Agent and the Termination Date the outstanding principal amount of each Letter of Credit Advance made by each of them.

      (ii) The Obligations of the Borrower under this Agreement, any Letter of Credit Agreement and any other agreement or instrument relating to any Letter of Credit shall be unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement, such Letter of Credit Agreement and such other agreement or instrument under all circumstances, including, without limitation, the following circumstances:

            (A) any lack of validity or enforceability of any Loan Document, any Letter of Credit Agreement, any Letter of Credit or any other agreement or instrument relating thereto (all of the foregoing being, collectively, the "L/C Related Documents");

            (B) any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations of the Borrower in respect of any L/C Related Document or any other amendment or waiver of or any consent to departure from all or any of the L/C Related Documents;

            (C) the existence of any claim, set-off, defense or other right that the Borrower may have at any time against any beneficiary or any transferee of a Letter of Credit (or any Persons for whom any such beneficiary or any such transferee may be acting), the Issuing Bank or any other Person, whether in connection with the transactions contemplated by the L/C Related Documents or any unrelated transaction;

            (D) any statement or any other document presented under a Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

            (E) payment by the Issuing Bank under a Letter of Credit against presentation of a draft or certificate that does not strictly comply with the terms of such Letter of Credit;

            (F) any exchange, release or non-perfection of any Collateral or other collateral, or any release or amendment or waiver of or consent to departure from the Guaranties or any other guarantee, for all or any of the Obligations of the Borrower in respect of the L/C Related Documents; or

            (G) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including, without limitation, any other circumstance that might otherwise constitute a defense available to, or a discharge of, the Borrower or a guarantor.

      SECTION 2.05. Termination or Reduction of the Commitments. (a) Optional. The Borrower may, upon at least five Business Days' notice to the Administrative Agent, terminate in whole or reduce in part the unused portions of the Term A Commitments, the Term B Commitments, and the Letter of Credit Facility and the Unused Revolving Credit Commitments; provided, however, that each partial reduction of a Facility (i) shall be in an aggregate amount of $5,000,000 or an integral multiple of $1,000,000 in excess thereof and (ii) shall be made ratably among the Appropriate Lenders in accordance with their Commitments with respect to such Facility.

      (b) Mandatory. (i) On the date of the Term A Borrowing, after giving effect to such Term A Borrowing, and from time to time thereafter upon each repayment or prepayment of the Term A Advances, the aggregate Term A Commitments of the Term A Lenders shall be automatically and permanently reduced, on a pro rata basis, by an amount equal to the amount by which the aggregate Term A Commitments immediately prior to such reduction exceed the aggregate unpaid principal amount of the Term A Advances then outstanding.

      (ii) On the date of the Term B Borrowing, after giving effect to such Term B Borrowing, and from time to time thereafter upon each repayment or prepayment of the Term B Advances, the aggregate Term B Commitments of the Term B Lenders shall be automatically and permanently reduced, on a pro rata basis, by an amount equal to the amount by which the aggregate Term B Commitments immediately prior to such reduction exceed the aggregate unpaid principal amount of the Term B Advances then outstanding.

      (iii) The Revolving Credit Facility shall be automatically and permanently reduced on each date on which prepayment thereof is required to be made pursuant to Section 2.06(b)(i) or (ii) in an amount equal to the applicable Reduction Amount, provided that each such reduction of the Revolving Credit Facility shall be made ratably among the Revolving Credit Lenders in accordance with their Revolving Credit Commitments.

      (iv) The Letter of Credit Facility shall be automatically and permanently reduced from time to time on the date of each reduction in the Revolving Credit Facility by the amount, if any, by which such Facility exceeds the Revolving Credit Facility after giving effect to such reduction of the Revolving Credit Facility.

      SECTION 2.06. Prepayments. (a) Optional. The Borrower may, upon at least one Business Day's notice in the case of Base Rate Advances and three Business Days' notice in the case of Eurodollar Rate Advances, in each case to the Administrative Agent (received not later than 10:00 A.M. (Los Angeles, California time) stating the proposed date and aggregate principal amount of the prepayment, and if such notice is given the Borrower shall, prepay the outstanding aggregate principal amount of the Advances comprising part of the same Borrowing in whole or ratably in part, together with accrued interest to the date of such prepayment on the aggregate principal amount prepaid unless such prepayment is with respect to a Revolving Credit Advance which is a Base Rate Advance; provided, however, that (x) each partial prepayment shall be in an aggregate principal amount of $1,000,000 or an integral multiple of $250,000 in excess thereof, (y) if any prepayment of a Eurodollar Rate Advance shall be made other than on the last day of an Interest Period therefor, the Borrower shall also pay any amounts owing pursuant to Section 8.04(c) and (z) if any prepayment of a Term B Advance shall be made (i) on or before December 31, 1999, such prepayment shall be made at 102% of the aggregate principal amount of the Term B Advances so prepaid, or (ii) after December 31, 1999 but before June 30, 2000, such prepayment shall be made at 101% of the aggregate principal amount of the Term B Advances so prepaid. Each such prepayment which is made with respect to any Term Advances shall be applied, subject to Section 2.06(c), ratably to the Term Facilities and ratably to the remaining principal installments thereof.

      (b) Mandatory. (i) The Borrower shall, no later than the 15th day following the date on which it delivers the financial statements referred to in
Section 5.03(d) (but in any event within 100 days after the end of each Fiscal
Year), prepay an aggregate principal amount of the Advances comprising part of the same Borrowings equal to 75% of the amount of Excess Cash Flow for such Fiscal Year, provided, however, that if the Leverage Ratio at the end of such fiscal year before giving effect to such payment is less than 2.00 to 1.00, the Borrower shall prepay an aggregate principal amount of the Advances comprising part of the same Borrowing equal to 50% of the amount of Excess Cash Flow for such Fiscal Year. Each such prepayment of any Advances shall be applied as follows:

            first, subject to Section 2.06(c), ratably to the Term Facilities and ratably to the remaining principal installments thereof, and second, to the extent that no Term Advances remain outstanding, permanently to reduce the Revolving Credit Facility as set forth in clause
      (v) below.

      (ii) The Borrower shall, on the date of receipt of the Net Cash Proceeds by it or any of its Subsidiaries from (A) the sale, lease, transfer or other disposition of any assets by it or any of its Subsidiaries (other than any sale, lease, transfer or other disposition of assets pursuant to Section 5.02(e)(i) to
(v)), (B) the incurrence or issuance by it or any of its Subsidiaries of any Debt (other than Debt incurred or issued pursuant to Section 5.02(b)), (C) the sale or issuance by it or any of its Subsidiaries of any capital stock or other ownership or profit interest (including, without limitation, any capital contribution), any securities convertible into or exchangeable for capital stock or other ownership or profit interest or any warrants, rights or options to acquire capital stock or other ownership or profit interest, (D) any Extraordinary Receipt received by or paid to or for the account of it or any of its Subsidiaries and not otherwise included in clause (A), (B) or (C) above, prepay an aggregate principal amount of the Advances comprising part of the same Borrowings equal to (x) the amount of the Net Cash Proceeds received under clauses (B) and (D), (y) the amount of the Net Cash Proceeds received under clause (A), provided, however, that up to an aggregate of $5,000,000 of such amount shall not be required so to be prepaid and (z) 50% of the amount of the Net Cash Proceeds received under clause (C). Each such prepayment of any Advances shall be applied as follows:

            first, subject to Section 2.06(c), ratably to the Term Facilities and ratably to the remaining principal installments thereof, and second, to the extent that no Term Advances remain outstanding, permanently to reduce the Revolving Credit Facility as set forth in clause
      (v) below.

      (iii) The Borrower shall, on each Business Day, prepay an aggregate principal amount of the Revolving Credit Advances comprising part of the same Borrowings and the Letter of Credit Advances equal to the amount by which the sum of the aggregate principal amount of (x) the Revolving Credit Advances, and
(y) the Letter of Credit Advances then outstanding plus the aggregate Available Amount of all Letters of Credit then outstanding exceeds the Revolving Credit Facility.

      (iv) The Borrower shall, on each Business Day, pay to the Administrative Agent for deposit in the L/C Cash Collateral Account an amount sufficient to cause the aggregate amount on deposit in such Account to equal the amount by which the aggregate Available Amount of all Letters of Credit then outstanding exceeds the Letter of Credit Facility on such Business Day.

      (v) Prepayments of the Revolving Credit Facility made pursuant to clause
(i), (ii) or (iii) above shall be applied first to prepay Letter of Credit Advances then outstanding until such Advances are paid in full, and second to prepay Revolving Credit Advances then outstanding comprising part of the same Borrowings until such Advances are paid in full and third deposited in the L/C Cash Collateral Account to cash collateralize 100% of the Available Amount of the Letters of Credit then outstanding; and, in the case of prepayments of the Revolving Credit Facility required pursuant to clause (i) or (ii) above, the amount remaining (if any) after the prepayment in full of the Revolving Credit Advances then outstanding and the cash collateralization of the aggregate Available Amount of Letters of Credit then outstanding (the sum of such prepayment amounts, cash collateralization amounts and remaining amount being referred to herein as the "Reduction Amount") may be retained by the Borrower and the Revolving Credit Facility shall be permanently reduced as set forth in
Section 2.05(b)(iii). Upon the drawing of any Letter of Credit for which funds are on deposit in the L/C Cash Collateral Account, such funds shall be applied to reimburse the Issuing Bank or Revolving Credit Lenders, as applicable.

      (vi) All prepayments under this subsection (b) shall be made together with accrued interest to the date of such prepayment on the principal amount prepaid, together with any amounts owing pursuant to Section 8.04(c).

      (c) Term B Opt-Out. With respect to any prepayment of the Term Advances, the Administrative Agent shall ratably pay the Term A Lenders and the Term B Lenders; provided, however, that any Term B Lender, at its option, to the extent that any Term A Advances are then outstanding, may elect not to accept such prepayment (such Lender being a "Declining Lender"), in which event the provisions of the next sentence shall apply. Any Term B Lender may elect not to accept its ratable share of the prepayment referred to in any Prepayment Notice by giving written notice to the Administrative Agent not later than 10:00 A.M. (Los Angeles time) on the Business Day immediately preceding the scheduled Prepayment Date. On the Prepayment Date, an amount equal to that portion of the Prepayment Amount available to prepay Term B Lenders (less any amounts that would otherwise be payable to Declining Lenders) shall be shall be applied to prepay Term B Advances owing to Term B Lenders other than Declining Lenders and any amounts that would otherwise have been applied to prepay Term B Advances owing to Declining Lenders shall instead be applied ratably to prepay the remaining Term Advances as provided in Sections 2.06(a) and (b); provided further that on prepayment in full of Term Advances owing to Term Lenders other than Declining Lenders, the remainder of any Prepayment Amount shall be applied ratably to prepay Term B Advances owing to Declining Lenders.

      SECTION 2.07. Interest. (a) Scheduled Interest. The Borrower shall pay interest on the unpaid principal amount of each Advance owing to each Lender from the date of such Advance until such principal amount shall be paid in full, at the following rates per annum:

            (i) Base Rate Advances. During such periods as such Advance is a Base Rate Advance, a rate per annum equal at all times to the sum of (A) the Base Rate in effect from time to time plus (B) the Applicable Margin in effect from time to time, payable in arrears quarterly on March 31, June 30, September 30 and December 31 during such periods, on the date of any prepayment thereof to the extent required under Section 2.06 and on the Termination Date, commencing September 30, 1999.

            (ii) Eurodollar Rate Advances. During such periods as such Advance is a Eurodollar Rate Advance, a rate per annum equal at all times during each Interest Period for such Advance to the sum of (A) the Eurodollar Rate for such Interest Period for such Advance plus (B) the Applicable Margin, payable in arrears on the last day of such Interest Period and, if such Interest Period has a duration of more than three months, on each day that occurs during such Interest Period every three months from the first day of such Interest Period and on the date such Eurodollar Rate Advance shall be Converted or paid in full.

      (b) Default Interest. Upon the occurrence and during the continuance of any Event of Default the Administrative Agent may, and upon the request of the Required Lenders shall, require that the Borrower pay interest on (i) the unpaid principal amount of each Advance then due and payable to each Lender, payable in arrears on the dates referred to in clause (a)(i) or (a)(ii) above and on demand, at a rate per annum equal at all times to 2% per annum above the rate per annum required to be paid on such Advance pursuant to clause (a)(i) or
(a)(ii) above and (ii) to the fullest extent permitted by law, the amount of any interest, fee or other amount payable under the Loan Documents that is not paid when due, from the date such amount shall be due until such amount shall be paid in full, payable in arrears on the date such amount shall be paid in full and on demand, at a rate per annum equal at all times to 2% per annum above the rate per annum required to be paid, in the case of interest, on the Type of Advance on which such interest has accrued pursuant to clause (a)(i) or (a)(ii) above and, in all other cases, on Base Rate Advances pursuant to clause (a)(i) above; provided, however, that, following acceleration of the Advances pursuant to
Section 6.01, interest shall accrue and be payable at the rate required by this
Section 2.07(b), whether or not requested by the Administrative Agent or the Required Lenders. In addition, following a final judgment with respect to any Obligation of the Loan Parties under the Loan Documents, interest shall accrue at the higher of the statutory judgment rate or the rate specified in the preceding sentence, payable on demand.

      SECTION 2.08. Fees. (a) Commitment Fee. The Borrower shall pay to the Administrative Agent for the account of the Lenders a commitment fee, from the date hereof in the case of each Initial Lender and from the effective date specified in the Assignment and Acceptance pursuant to which it became a Lender in the case of each other Lender until the Termination Date, payable in arrears quarterly on March 31, June 30, September 30 and December 31, commencing September 30, 1999, and on the Termination Date, at the rate of 1/2 of 1% per annum on the average daily Unused Revolving Credit Commitment of such Lender.

      (b) Letter of Credit Fees, Etc. (i) The Borrower shall pay to the Administrative Agent for the account of each Revolving Credit Lender a commission, payable in arrears quarterly on March 31, June 30, September 30 and December 31, commencing September 30, 1999, and on the Termination Date, on such Lender's Pro Rata Share of the average daily aggregate Available Amount during such quarter of all Letters of Credit outstanding from time to time at the Applicable Margin for Eurodollar Rate Advances under the Revolving Credit Facility.

      (ii) The Borrower shall pay to the Issuing Bank, for its own account, such commissions, issuance fees, fronting fees, transfer fees and other fees and charges in connection with the issuance or administration of each Letter of Credit as the Borrower and the Issuing Bank shall agree.

      (c) Agent's Fees. The Borrower shall pay to the Administrative Agent for its own account such fees as may from time to time be agreed between the Borrower and the Administrative Agent.

      SECTION 2.09. Conversion of Advances. (a) Optional. The Borrower may on any Business Day, upon notice given to the Administrative Agent not later than 10:00 A.M. (Los Angeles, California time) on the third Business Day prior to the date of the proposed Conversion and subject to the provisions of Section 2.10, Convert all or any portion of the Advances of one Type comprising the same Borrowing into Advances of the other Type; provided, however, that if any Conversion of Eurodollar Rate Advances into Base Rate Advances is made other than on the last day of an Interest Period for such Eurodollar Rate Advances the Borrower shall also pay any amounts owing pursuant to Section 8.04(c), (x) any Conversion of Base Rate Advances into Eurodollar Rate Advances shall be in an amount not less than the minimum amount specified in Section 2.02(b), (y) no Conversion of any Advances shall result in more separate Borrowings than permitted under Section 2.02(b) and (z) each Conversion of Advances comprising part of the same Borrowing under any Facility shall be made ratably among the Appropriate Lenders in accordance with their Commitments under such Facility. Each such notice of Conversion shall, within the restrictions specified above, specify (i) the date of such Conversion, (ii) the Advances to be Converted and
(iii) if such Conversion is into Eurodollar Rate Advances, the duration of the initial Interest Period for such Advances. Each notice of Conversion shall be irrevocable and binding on the Borrower.

      (b) Mandatory. (i) On the date on which the aggregate unpaid principal amount of Eurodollar Rate Advances comprising any Borrowing shall be reduced, by payment or prepayment or otherwise, to less than $1,000,000, such Advances shall automatically Convert into Base Rate Advances.

      (ii) If the Borrower shall fail to select the duration of any Interest Period for any Eurodollar Rate Advances in accordance with the provisions contained in the definition of "Interest Period" in Section 1.01, the Administrative Agent will forthwith so notify the Borrower and the Appropriate Lenders, whereupon each such Eurodollar Rate Advance will automatically, on the last day of the then existing Interest Period therefor, Convert into a Base Rate Advance.

      (iii) Upon the occurrence and during the continuance of any Event of Default and upon notice from the Administrative Agent to the Borrower, (x) each Eurodollar Rate Advance will automatically, on the last day of the then existing Interest Period therefor, Convert into a Base Rate Advance and (y) the obligation of the Lenders to make, or to Convert Advances into, Eurodollar Rate Advances shall be suspended.

      SECTION 2.10. Increased Costs, Etc. (a) If, due to either (i) the introduction of or any change in or in the interpretation of any law or regulation or (ii) the compliance with any guideline or request from any central bank or other governmental authority (whether or not having the force of law), there shall be any increase in the cost to any Lender Party of agreeing to make or of making, funding or maintaining Eurodollar Rate Advances or of agreeing to issue or of issuing or maintaining or participating in Letters of Credit or of agreeing to make or of making or maintaining Letter of Credit Advances (excluding, for purposes of this Section 2.10, any such increased costs resulting from (x) Taxes or Other Taxes (as to which Section 2.12 shall govern) and (y) changes in the basis of taxation of overall net income or overall gross income by the United States or by the foreign jurisdiction or state under the laws of which such Lender Party is organized or has its Applicable Lending Office or any political subdivision thereof), then the Borrower shall from time to time, upon demand by such Lender Party (with a copy of such demand to the Administrative Agent), pay to the Administrative Agent for the account of such Lender Party additional amounts sufficient to compensate such Lender Party for such increased cost; provided, however, that a Lender Party claiming additional amounts under this
Section 2.10(a) agrees to use reasonable efforts (consistent with its internal policy and legal and regulatory restrictions) to designate a different Applicable Lending Office if the making of such a designation would avoid the need for, or reduce the amount of, such increased cost that may thereafter accrue and would not, in the reasonable judgment of such Lender Party, be otherwise disadvantageous to such Lender Party. A certificate as to the amount of such increased cost, submitted to the Borrower by such Lender Party, shall be conclusive and binding for all purposes, absent manifest error.

      (b) If any Lender Party determines that compliance with any law or regulation or any guideline or request from any central bank or other governmental authority (whether or not having the force of law) effective after the date hereof affects or would affect the amount of capital required or expected to be maintained by such Lender Party or any corporation controlling such Lender Party and that the amount of such capital is increased by or based upon the existence of such Lender Party's commitment to lend or to issue or participate in Letters of Credit hereunder and other commitments of such type or the issuance or maintenance of or participation in the Letters of Credit (or similar contingent obligations), then, upon demand by such Lender Party (with a copy of such demand to the Administrative Agent), the Borrower shall pay to the Administrative Agent for the account of such Lender Party, from time to time as specified by such Lender Party, additional amounts sufficient to compensate such Lender Party in the light of such circumstances, to the extent that such Lender Party reasonably determines such increase in capital to be allocable to the existence of such Lender Party's commitment to lend or to issue or to participate in Letters of Credit hereunder or to the issuance or maintenance of or participation in any Letters of Credit. A certificate as to such amounts submitted to the Borrower by such Lender Party shall be conclusive and binding for all purposes, absent manifest error.

      (c) If, with respect to any Eurodollar Rate Advances under any Facility, Lenders owed at least 50% of the then aggregate unpaid principal amount thereof notify the Administrative Agent that the Eurodollar Rate for any Interest Period for such Advances will not adequately reflect the cost to such Lenders of making, funding or maintaining their Eurodollar Rate Advances for such Interest Period, the Administrative Agent shall forthwith so notify the Borrower and the Appropriate Lenders, whereupon (i) each such Eurodollar Rate Advance under any such Facility will automatically, on the last day of the then existing Interest Period therefor, Convert into a Base Rate Advance and (ii) the obligation of the Appropriate Lenders to make, or to Convert Advances into, Eurodollar Rate Advances shall be suspended until the Administrative Agent shall notify the Borrower that such Lenders have determined that the circumstances causing such suspension no longer exist.

      (d) Notwithstanding any other provision of this Agreement, if the introduction of or any change in or in the interpretation of any law or regulation shall make it unlawful, or any central bank or other governmental authority shall assert that it is unlawful, for any Lender or its Eurodollar Lending Office to perform its obligations hereunder to make Eurodollar Rate Advances or to continue to fund or maintain Eurodollar Rate Advances hereunder, then, on notice thereof and demand therefor by such Lender to the Borrower through the Administrative Agent, (i) each Eurodollar Rate Advance under each Facility under which such Lender has a Commitment will automatically, upon such demand, Convert into a Base Rate Advance and (ii) the obligation of the Appropriate Lenders to make, or to Convert Advances into, Eurodollar Rate Advances shall be suspended until the Administrative Agent shall notify the Borrower that such Lender has determined that the circumstances causing such suspension no longer exist; provided, however, that, before making any such demand, such Lender agrees to use reasonable efforts (consistent with its internal policy and legal and regulatory restrictions) to designate a different Eurodollar Lending Office if the making of such a designation would allow such Lender or its Eurodollar Lending Office to continue to perform its obligations to make Eurodollar Rate Advances or to continue to fund or maintain Eurodollar Rate Advances and would not, in the judgment of such Lender, be otherwise disadvantageous to such Lender.

      SECTION 2.11. Payments and Computations. (a) The Borrower shall make each payment hereunder irrespective of any right of counterclaim or set-off, not later than 10:00 A.M. (Los Angeles, California time) on the day when due in U.S. dollars to the Administrative Agent at the Administrative Agent's Account in same day funds, with payments being received by the Administrative Agent after such time being deemed to have been received on the next succeeding Business Day. The Administrative Agent will promptly thereafter cause like funds to be distributed (i) if such payment by the Borrower is in respect of principal, interest, commitment fees or any other Obligation then payable hereunder to more than one Lender Party, to such Lender Parties for the account of their respective Applicable Lending Offices ratably in accordance with the amounts of such respective Obligations then payable to such Lender Parties and (ii) if such payment by the Borrower is in respect of any Obligation then payable hereunder to one Lender Party, to such Lender Party for the account of its Applicable Lending Office, in each case to be applied in accordance with the terms of this Agreement. Upon its acceptance of an Assignment and Acceptance and recording of the information contained therein in the Register pursuant to Section 8.07(d), from and after the effective date of such Assignment and Acceptance, the Administrative Agent shall make all payments hereunder in respect of the interest assigned thereby to the Lender Party assignee thereunder, and the parties to such Assignment and Acceptance shall make all appropriate adjustments in such payments for periods prior to such effective date directly between themselves.

      (b) If the Administrative Agent receives funds for application to the Obligations under the Loan Documents under circumstances for which the Loan Documents do not specify the Advances or the Facility to which, or the manner in which, such funds are to be applied, the Administrative Agent may, but shall not be obligated to, elect to distribute such funds to each Lender Party ratably in accordance with such Lender Party's proportionate share of the principal amount of all outstanding Advances and the Available Amount of all Letters of Credit then outstanding, in repayment or prepayment of such of the outstanding Advances or other Obligations owed to such Lender Party, and for application to such principal installments, as the Administrative Agent shall direct.

      (c) The Borrower hereby authorizes each Lender Party and each of its Affiliates, if and to the extent payment owed to such Lender Party is not made when due hereunder to charge from time to time, to the fullest extent permitted by law, against any or all of the Borrower's accounts with such Lender Party or such Affiliate any amount so due.

      (d) All computations of interest, fees and Letter of Credit commissions shall be made by the Administrative Agent on the basis of a year of 360 days, in each case for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest, fees or commissions are payable. Each determination by the Administrative Agent of an interest rate, fee or commission hereunder shall be conclusive and binding for all purposes, absent manifest error.

      (e) Whenever any payment hereunder shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of interest or commitment fee, as the case may be; provided, however, that, if such extension would cause any payment to be made in the next following calendar month, such payment shall be made on the next preceding Business Day and such adjustment of time shall in such case be reflected in the computation of payment of interest or commitment fee, as the case may be.

      (f) Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to any Lender Party hereunder that the Borrower will not make such payment in full, the Administrative Agent may assume that the Borrower has made such payment in full to the Administrative Agent on such date and the Administrative Agent may, in reliance upon such assumption, cause to be distributed to each such Lender Party on such due date an amount equal to the amount then due such Lender Party. If and to the extent the Borrower shall not have so made such payment in full to the Administrative Agent, each such Lender Party shall repay to the Administrative Agent forthwith on demand such amount distributed to such Lender Party together with interest thereon, for each day from the date such amount is distributed to such Lender Party until the date such Lender Party repays such amount to the Administrative Agent, at the Federal Funds Rate.

      SECTION 2.12. Taxes. (a) Any and all payments by the Borrower hereunder or under the Notes shall be made, in accordance with Section 2.11, free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding, in the case of each Lender Party and the Administrative Agent, taxes that are imposed on its overall net income by the United States and taxes that are imposed on its overall net income (and franchise taxes imposed in lieu thereof) by the state or foreign jurisdiction under the laws of which such Lender Party or the Administrative Agent (as the case may be) is organized or any political subdivision thereof and, in the case of each Lender Party, taxes that are imposed on its overall net income (and franchise taxes in lieu thereof) by the state or foreign jurisdiction of such Lender Party's Applicable Lending Office or any political subdivision thereof (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities in respect of payments hereunder or under the Notes being hereinafter referred to as "Taxes"). If the Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder to any Lender Party or the Administrative Agent,
(i) the sum payable by the Borrower shall be increased as may be necessary so that after the Borrower and the Administrative Agent have made all required deductions (including deductions applicable to additional sums payable under this Section 2.12) such Lender Party or the Administrative Agent, as the case may be, receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make all such deductions and (iii) the Borrower shall pay the full amount deducted to the relevant taxation authority or other governmental authority in accordance with applicable law.

      (b) In addition, the Borrower shall pay any present or future stamp, documentary, excise, property or similar taxes, charges or levies that arise from any payment made hereunder or under the Notes or from the execution, delivery or registration of, performance under, or otherwise with respect to this Agreement or the Notes (hereinafter referred to as "Other Taxes").

      (c) The Borrower shall indemnify each Lender Party and the Administrative Agent for and hold it harmless against the full amount of Taxes and Other Taxes, and for the full amount of taxes of any kind imposed by any jurisdiction on amounts payable under this Section 2.12, imposed on or paid by such Lender Party or the Administrative Agent (as the case may be) and any liability (including penalties, additions to tax, interest and expenses) arising therefrom or with respect thereto. This indemnification shall be made within 30 days from the date such Lender Party or the Administrative Agent (as the case may be) makes written demand therefor.

      (d) Within 30 days after the date of any payment of Taxes, the Borrower shall furnish to the Administrative Agent, at its address referred to in Section 8.02, the original or a certified copy of a check evidencing such payment. In the case of any payment hereunder or under the Notes by or on behalf of the Borrower through an account or branch outside the United States or on behalf of the Borrower by a payor that is not a United States person, if the Borrower determines that no Taxes are payable in respect thereof, the Borrower shall furnish, or shall cause such payor to furnish, to the Administrative Agent, at such address, an opinion of counsel acceptable to the Administrative Agent stating that such payment is exempt from Taxes. For purposes of subsections (d) and (e) of this Section 2.12, the terms "United States" and "United States person" shall have the meanings specified in Section 7701 of the Internal Revenue Code.

      (e) Each Lender Party organized under the laws of a jurisdiction outside the United States shall, on or prior to the date of its execution and delivery of this Agreement in the case of each Initial Lender or Initial Issuing Bank, as the case may be, and on the date of the Assignment and Acceptance pursuant to which it becomes a Lender Party in the case of each other Lender Party, and from time to time thereafter if requested in writing by the Borrower or the Administrative Agent (but only so long thereafter as such Lender Party remains lawfully able to do so), provide the Administrative Agent and the Borrower with two original duly completed Internal Revenue Service forms 1001 or 4224 or (in the case of a Lender Party that has certified in writing to the Administrative Agent that it is not a "bank" as defined in Section 881(c)(3)(A) of the Internal Revenue Code) a form W-8 or any successor or substitute form prescribed by the Internal Revenue Service. (If such Lender Party delivers a form W-8, a certificate representing that such Lender Party is not a "bank" for purposes of
Section 881(c) of the Internal Revenue Code, is not a 10-percent shareholder (within the meaning of Section 871(h)(3)(B) of the Internal Revenue Code) of the Borrower and is not a controlled foreign corporation related to the Borrower (within the meaning of Section 864(d)(4) of the Internal Revenue Code)), as appropriate, certifying that such Lender Party is exempt from or entitled to a reduced rate of United States withholding tax on payments pursuant to this Agreement or the Notes or, in the case of a Lender Party providing a form W-8, certifying that such Lender Party is a foreign corporation, partnership, estate or trust. If the forms provided by a Lender Party at the time such Lender Party first becomes a party to this Agreement indicate a United States interest withholding tax rate in excess of zero, withholding tax at such rate shall be considered excluded from Taxes unless and until such Lender Party provides the appropriate forms certifying that a lesser rate applies, whereupon withholding tax at such lesser rate only shall be considered excluded from Taxes for periods governed by such forms; provided, however, that if, at the effective date of the Assignment and Acceptance pursuant to which a Lender Party becomes a party to this Agreement, the Lender Party assignor was entitled to payments under subsection (a) of this
Section 2.12 in respect of United States withholding tax with respect to interest paid at such date, then, to such extent, the term Taxes shall include (in addition to withholding taxes that may be imposed in the future or other amounts otherwise includable in Taxes) United States withholding tax, if any, applicable with respect to the Lender Party assignee on such date. If any form or document referred to in this subsection (e) requires the disclosure of information, other than information necessary to compute the tax payable and information required on the date hereof by Internal Revenue Service form 1001, 4224 or W-8 (or successor or substitute forms) (and the related certificate described above), that the applicable Lender Party reasonably considers to be confidential, such Lender Party shall give notice thereof to the Borrower and shall not be obligated to include in such form or document such confidential information.

      (f) For any period with respect to which a Lender Party has failed to provide the Borrower with the appropriate form (or successor or substitute forms) described in subsection (e) above (other than if such failure is due to a change in law occurring after the date on which a form originally was required to be provided or if such form otherwise is not required under subsection (e) above), such Lender Party shall not be entitled to indemnification under subsection (a) or (c) of this Section 2.12 with respect to Taxes imposed by the United States by reason of such failure; provided, however, that should a Lender Party become subject to Taxes because of its failure to deliver a form required hereunder, the Borrower shall take such steps as such Lender Party shall reasonably request to assist such Lender Party to recover such Taxes.

      SECTION 2.13. Sharing of Payments, Etc. If any Lender Party shall obtain at any time any payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise, other than as a result of an assignment pursuant to Section 8.07) (a) on account of Obligations due and payable to such Lender Party hereunder and under the Notes at such time in excess of its ratable share (according to the proportion of (i) the amount of such Obligations due and payable to such Lender Party at such time to (ii) the aggregate amount of the Obligations due and payable to all Lender Parties hereunder and under the Notes at such time) of payments on account of the Obligations due and payable to all Lender Parties hereunder and under the Notes at such time obtained by all the Lender Parties at such time or (b) on account of Obligations owing (but not due and payable) to such Lender Party hereunder and under the Notes at such time in excess of its ratable share (according to the proportion of (i) the amount of such Obligations owing to such Lender Party at such time to (ii) the aggregate amount of the Obligations owing (but not due and payable) to all Lender Parties hereunder and under the Notes at such time) of payments on account of the Obligations owing (but not due and payable) to all Lender Parties hereunder and under the Notes at such time obtained by all of the Lender Parties at such time, such Lender Party shall forthwith purchase from the other Lender Parties such interests or participating interests in the Obligations due and payable or owing to them, as the case may be, as shall be necessary to cause such purchasing Lender Party to share the excess payment ratably with each of them; provided, however, that if all or any portion of such excess payment is thereafter recovered from such purchasing Lender Party, such purchase from each other Lender Party shall be rescinded and such other Lender Party shall repay to the purchasing Lender Party the purchase price to the extent of such Lender Party's ratable share (according to the proportion of (i) the purchase price paid to such Lender Party to (ii) the aggregate purchase price paid to all Lender Parties) of such recovery together with an amount equal to such Lender Party's ratable share (according to the proportion of (i) the amount of such other Lender Party's required repayment to (ii) the total amount so recovered from the purchasing Lender Party) of any interest or other amount paid or payable by the purchasing Lender Party in respect of the total amount so recovered. The Borrower agrees that any Lender Party so purchasing an interest or participating interest from another Lender Party pursuant to this Section 2.13 may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off) with respect to such interest or participating interest, as the case may be, as fully as if such Lender Party were the direct creditor of the Borrower in the amount of such interest or participating interest, as the case may be.

      SECTION 2.14. Use of Proceeds. The proceeds of the Advances and issuances of Letters of Credit shall be available (and the Borrower agrees that it shall use such proceeds and Letters of Credit) solely to (i) refinance existing Debt other than Surviving Debt, (ii) pay transaction fees and expenses and (iii) for general corporate purposes permitted by the Loan Documents.

      SECTION 2.15. Evidence of Debt. (a) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Lender resulting from each Advance owing to such Lender from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder. The Borrower agrees that upon notice by any Lender Party to the Borrower (with a copy of such notice to the Administrative Agent) to the effect that a Note is required or appropriate in order for such Lender to evidence (whether for purposes of pledge, enforcement or otherwise) the Advances owing to, or to be made by, such Lender Party, the Borrower shall promptly execute and deliver to such Lender a Term A Note, a Term B Note and a Revolving Credit Note, as applicable, payable to the order of such Lender Party in a principal amount equal to the Term A Commitment, Term B Commitment or Revolving Credit Commitment, respectively, of such Lender Party. All references to Notes in the Loan Documents shall mean Notes, if any, to the extent issued hereunder.

      (b) The Register maintained by the Administrative Agent pursuant to
Section 8.07(d) shall include a control account, and a subsidiary account for each Lender, in which accounts (taken together) shall be recorded (i) the date and amount of each Borrowing made hereunder, the Type of Advances comprising such Borrowing and, if appropriate, the Interest Period applicable thereto, (ii) the terms of each Assignment and Acceptance delivered to and accepted by it,
(iii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender Party hereunder, and (iv) the amount of any sum received by the Administrative Agent from the Borrower hereunder and each Lender Party's share thereof.

      (c) Entries made in good faith by the Administrative Agent in the Register pursuant to subsection (b) above, and by each Lender Party in its account or accounts pursuant to subsection (a) above, shall be prima facie evidence of the amount of principal and interest due and payable or to become due and payable from the Borrower to, in the case of the Register, each Lender Party and, in the case of such account or accounts, such Lender Party, under this Agreement, absent manifest error; provided, however, that the failure of the Administrative Agent or such Lender Party to make an entry, or any finding that an entry is incorrect, in the Register or such account or accounts shall not limit or otherwise affect the obligations of the Borrower under this Agreement.

      (d) References herein to Notes shall mean and be references to Term A Notes, the Term B Notes and the Revolving Credit Notes, unless otherwise specifically indicated, in each case to the extent issued hereunder.

                                   ARTICLE III

                            CONDITIONS OF LENDING AND
                         ISSUANCES OF LETTERS OF CREDIT

      SECTION 3.01. Conditions Precedent to Initial Extension of Credit. The obligation of each Lender to make an Advance or the Issuing Bank to issue a Letter of Credit on the occasion of the Initial Extension of Credit hereunder is subject to the satisfaction of the following conditions precedent before or concurrently with the Initial Extension of Credit:

      (a) The Administrative Agent shall have received on or before the day of the Initial Extension of Credit the following, each dated such day (unless otherwise specified), in form and substance satisfactory to the Administrative Agent (unless otherwise specified) and (except for any Notes) in sufficient copies for each Lender Party:

            (i) Notes payable to the order of the Lenders to the extent requested by any Lender pursuant to Section 2.15.

            (ii) A Notice of Borrowing relating to the Initial Extension of Credit.

            (iii) A security agreement in substantially the form of Exhibit D hereto (together with each other security agreement and security agreement supplement delivered pursuant to Section 5.01(j), in each case as amended, amended and restated, supplemented or otherwise modified from time to time in accordance with its terms, the "Security Agreement"), duly executed by the Borrower and each U.S. Subsidiary, together with:

                  (A) (1) certificates representing the Pledged Shares in
            respect of each U.S. Guarantor which is a Significant Subsidiary, if any, (2) certificates representing 65% of the Pledged Shares in respect of each Non-U.S. Guarantor which is a Significant Subsidiary (other than those set out on Schedule 3.01(a)(iii)(A)(2)), if any, and (3) in respect of both (1) and (2), undated stock powers executed in blank and instruments evidencing the respective Pledged Debt, if any, indorsed in blank,

                  (B) executed copies of proper financing statements, duly filed on or before the day of the Initial Extension of Credit under the Uniform Commercial Code of the States of all jurisdictions that the Administrative Agent may deem necessary or desirable in order to perfect and protect the Liens created under the Collateral Documents, covering the Collateral described in the Security Agreement,

                  (C) completed requests for information, dated on or before the date of the Initial Extension of Credit, listing the financing statements referred to in clause (B) above and all other effective financing statements filed in the jurisdictions referred to in clause (B) above that name any Loan Party and its Subsidiaries as debtor, together with copies of such other financing statements,

                  (D) evidence of the completion of all other recordings and filings of or with respect to the Security Agreement that the Administrative Agent may deem necessary or desirable in order to perfect and protect the Liens created thereby,

                  (E) evidence of the insurance required by the terms of the
            Security Agreement,

                  (F) copies of the Assigned Agreements, if any, referred to in the Security Agreement, together with a consent to such assignment, in substantially the form of Exhibit B to the Security Agreement, duly executed by each party to such Assigned Agreements other than the Loan Parties,

                  (G) executed termination statements (Form UCC-3 or a
            comparable form), in proper form to be duly filed on the date of the Initial Extension of Credit under the Uniform Commercial Code of all jurisdictions that the Administrative Agent may deem desirable in order to terminate or amend existing Liens on the Collateral described in the Security Agreement,

                  (H) the Blocked Account Letters referred to in the Security
            Agreement, duly executed by each Blocked Account Bank listed on
            Schedule 3.01(a)(iii)(H) in form and substance satisfactory to the Administrative Agent,

                  (I) Landlord consents and bailee letters from the Persons
            listed on Schedule 3.01(a)(iii)(I), to the extent and in form and substance satisfactory to the Administrative Agent,

                  (J) evidence that all other action that the Administrative
            Agent may deem necessary or desirable in order to perfect and protect the liens and security interests created under the Security Agreement has been taken, including the registration of the Pledged Shares of the Non-U.S. Subsidiaries which are Significant Subsidiaries, and

                  (K) Intercompany Notes duly executed by each Subsidiary
            together with the Non-U.S. Security Agreements relating to Intercompany Notes from such Non-U.S. Subsidiaries as set forth on
            Schedule 3.01(a)(iii)(K) or such other Non-U.S. Subsidiaries as the Administrative Agent shall have requested.

            (iv) A termination letter from each existing lender to the Borrower to the Administrative Agent relating to the satisfaction and termination of the Existing Debt.

            (v) The U.S. Guaranty duly executed by all U.S. Subsidiaries.

            (vi) The Non-U.S. Guaranty duly executed by all Non-U.S. Subsidiaries as requested by the Administrative Agent.

            (vii) Deeds of trust, trust deeds and mortgages in substantially the form of Exhibit E hereto and covering the properties listed on Schedule 4.01(r) (together with each other mortgage delivered pursuant to Section 5.01(j), in each case as amended, amended and restated, supplemented or otherwise modified from time to time in accordance with their terms, the "Mortgages"), duly executed by the appropriate Loan Party, together with:

                  (A) fully paid American Land Title Association Lender's
            Extended Coverage title insurance policies (the "Mortgage Policies") in form and substance, with endorsements and in amount acceptable to the Administrative Agent, issued, coinsured and reinsured by title insurers acceptable to the Administrative Agent, insuring the Mortgages as of the time of the Initial Extension of Credit to be valid first and subsisting Liens on the property described therein, free and clear of all defects (including, but not limited to, mechanics' and materialmen's Liens) and encumbrances, excepting only Permitted Encumbrances, and providing for such other affirmative insurance (including endorsements for future advances under the Loan Documents and for mechanics' and materialmen's Liens) and such coinsurance and direct access reinsurance as the Administrative Agent may deem necessary or desirable,

                  (B) an appraisal of each of the properties described in the
            Mortgages, if requested by the Administrative Agent, which appraisals shall be from a Person acceptable to the Administrative Agent and otherwise in form and substance satisfactory to the Administrative Agent,

                  (C) such consents and agreements of lessors and other third parties, and such estoppel letters and other confirmations, as the Administrative Agent may deem necessary or desirable,

                  (D) evidence of the insurance required by the terms of the
            Mortgages, and

                  (E) evidence that all other action that the Administrative
            Agent may deem necessary or desirable in order to create valid first and subsisting Liens on the property described in the Mortgages has been taken.

            (viii) Certified copies of the resolutions of the Board of Directors of the Borrower and each Significant Subsidiary approving the Transaction and each Transaction Document to which it is or is to be a party, and of all documents evidencing other necessary corporate action and governmental approvals, if any, with respect to the Transaction and each Transaction Document to which it is or is to be a party and of the transactions contemplated hereby.

            (ix) A copy of a certificate of the Secretary of State (or such other similar document in respect of the Non-U.S. Subsidiaries) of the jurisdiction of incorporation of the Borrower and each Significant Subsidiary, dated reasonably near the date of the Initial Extension of Credit, in each case listing the charter of the Borrower and each Significant Subsidiary and each amendment thereto on file in his office and certifying that (A) such charter is a true and correct copy thereof,
      (B) such amendments are the only amendments to such charter on file in his office, (C) such Person has paid all franchise taxes to the date of such certificate and (D) such Person is duly incorporated and in good standing under the laws of the State of the jurisdiction of its incorporation.

            (x) A copy of a certificate of the Secretary of State of the States listed on Schedule 3.01(a)(x), dated reasonably near the date of the Initial Extension of Credit, with respect to the Borrower and each Significant Subsidiary as listed on Schedule 3.01(a)(x), stating that such Person is duly qualified and in good standing as a foreign corporation in such States and has filed all annual reports required to be filed to the date of such certificate.

            (xi) A certificate of the Borrower and each Significant Subsidiary, signed on behalf of each such Person by its Executive Vice President and its Secretary, dated the date of the Initial Extension of Credit (the statements made in which certificate shall be true on and as of the date of the Initial Extension of Credit), certifying as to (A) the absence of any amendments to the charter of such Person since the date of the Secretary of State's certificate referred to in Section 3.01(a)(ix), (B) a true and correct copy of the bylaws of such Person as in effect on the date on which the resolutions referred to in Section 3.01(a)(ix) were adopted and on the date of the Initial Extension of Credit, (C) the due incorporation and good standing or valid existence of such Person as a corporation organized under the laws of the jurisdiction of its incorporation and the absence of any proceeding for the dissolution or liquidation of such Person, (D) the completeness and accuracy of the representations and warranties contained in the Loan Documents as though made on and as of the date of the Initial Extension of Credit and (E) the absence of any event occurring and continuing, or resulting from the Initial Extension of Credit, that constitutes a Default.

            (xii) A certificate of the Secretary of each Loan Party certifying the names and true signatures of the officers of such Persons authorized to sign each Transaction Document to which it is or is to be a party and the other documents to be delivered hereunder and thereunder.

            (xiii) Such financial, business and other information regarding each Loan Party and its Subsidiaries as the Lender Parties shall have requested, including, without limitation, information as to possible contingent liabilities, tax matters, environmental matters, obligations under Plans, Multiemployer Plans and Welfare Plans, collective bargaining agreements and other arrangements with employees, audited annual financial statements dated June 30, 1998, June 30, 1997 and June 30, 1996, interim financial statements dated March 31, 1999, and forecasts prepared by management, in form and substance satisfactory to the Lender Parties, of balance sheets, income statements and cash flow statements on a monthly basis for the first year following the day of the Initial Extension of Credit and on an annual basis for each year thereafter until the Termination Date.

            (xiv) Environmental assessment reports, in form and substance satisfactory to the Lender Parties, as listed on Schedule 3.01(a)(xiv) hereto, as to hazards, costs or liabilities under Environmental Laws to which the Borrower or any Loan Party, or any of its Subsidiaries may be subject, the amount and nature of which and the Borrower's plans with respect to which shall be acceptable to the Lender Parties, together with evidence, in form and substance satisfactory to the Lender Parties, that all applicable Environmental Laws shall have been complied with. To the extent either the report or any other information that may become available to the Lender Parties shall disclose any hazards, costs or liabilities under Environmental Laws or otherwise that the Lender Parties deem material, the Lender Parties shall be satisfied that such hazards, costs or liabilities were adequately reflected in the Borrower's financial reserves shown on the financial statements included in the Information Memorandum or that, to the extent not so reflected, the Borrower has made adequate provision for such hazards, costs or liabilities.

            (xv) A letter, in form and substance satisfactory to the Administrative Agent, from the Borrower to Pricewaterhouse Coopers LLP, its independent certified public accountants, advising such accountants that the Administrative Agent and the Lender Parties have been authorized to exercise all rights of the Borrower to require such accountants to disclose any and all financial statements and any other information of any kind that they may have with respect to the Borrower and its Subsidiaries and directing such accountants to comply with any reasonable request of the Administrative Agent or any Lender Party for such information.

            (xvi) Evidence of insurance naming the Administrative Agent as additional insured and loss payee with such responsible and reputable insurance companies or associations, and in such amounts and covering such risks, as is satisfactory to the Lender Parties, including, without limitation, business interruption insurance, product liability insurance, and directors and officers insurance.

            (xvii) Favorable opinions of O'Melveny & Myers, New York and California and English counsel for the Loan Parties, and L. Michael Russell, Executive Vice President, Secretary and General Counsel of the Loan Parties, in substantially the form of Exhibit G-1 and G-2 hereto.

            (xviii) A favorable opinion of local counsel to the Loan Parties, acceptable in form and substance to the Administrative Agent.

            (xix) A certificate, in substantially the from of Exhibit H hereto, attesting to the Solvency of the Borrower and its Subsidiaries taken as a whole after giving effect to the Transaction and the other transactions contemplated hereby from its chief financial officer.

      (b) The Lender Parties shall be satisfied with the corporate and legal structure and capitalization of the Borrower and its Subsidiaries, both before and after giving effect to the Transaction, including the terms and conditions of the charter, bylaws and each class of capital stock of the Loan Parties and their Subsidiaries and of each agreement or instrument relating to such structure or capitalization.

      (c) Before giving effect to the Transaction and the other transactions contemplated by this Agreement, there shall have occurred no Material Adverse Change since June 30, 1998.

      (d) There shall exist no action, suit, investigation, litigation or proceeding affecting the Borrower or any Loan Party or any of their Subsidiaries pending or threatened before any court, governmental agency or arbitrator that
(i) could have a Material Adverse Effect or (ii) purports to affect the legality, validity or enforceability of the Transaction or any Transaction Document or the consummation of the transactions contemplated by the Transaction Documents.

      (e) All governmental and third party consents and approvals necessary in connection with the Transaction and the other transactions contemplated by the Transaction Documents shall have been obtained (without the imposition of any conditions that are not acceptable to the Lender Parties) and shall remain in effect; all applicable waiting periods in connection with the Transaction and the other transactions contemplated by the Transaction Documents shall have expired without any action having been taken by any competent authority, and no law or regulation shall be applicable in the judgment of the Lender Parties, in each case that restrains, prevents or imposes materially adverse conditions upon the Transaction and the other transactions contemplated by the Transaction Documents or the rights of the Loan Parties freely to transfer or otherwise dispose of, or to create any Lien on, any properties now owned or hereafter acquired by any of them.

      (f) The Lender Parties shall have completed a due diligence investigation of the Borrower and its Subsidiaries (including, without limitation, a field examination of the quality of their current assets and of their management information systems) in scope, and with results, satisfactory to the Lender Parties and the Lender Parties shall have been given such access to the management, records, books of account, contracts and properties of the Borrower and its Subsidiaries as they shall have requested.

      (g) The Lender Parties shall be satisfied that all Existing Debt, other than the Surviving Debt identified on Schedule 3.01(g), has been prepaid, redeemed or defeased in full or otherwise satisfied and extinguished and that all such Surviving Debt shall be on terms and conditions satisfactory to the Lender Parties.

      (h) All accrued fees and expenses of the Administrative Agent and the Lender Parties (including the accrued fees and expenses of counsel to the Administrative Agent) shall have been paid.

      SECTION 3.02. Conditions Precedent to Each Borrowing and Issuance. The obligation of each Appropriate Lender to make an Advance (other than a Letter of Credit Advance made by the Issuing Bank or a Revolving Credit Lender pursuant to
Section 2.03(c) on the occasion of each Borrowing (including the Initial Extension of Credit), and the obligation of the Issuing Bank to issue a Letter of Credit (including the initial issuance), shall be subject to the further conditions precedent that on the date of such Borrowing or issuance, (a) the following statements shall be true (and each of the giving of the applicable Notice of Borrowing or Notice of Issuance and the acceptance by the Borrower of the proceeds of such Borrowing or of such Letter of Credit shall constitute a representation and warranty by the Borrower that both on the date of such notice and on the date of such Borrowing or issuance such statements are true):

            (i) the representations and warranties contained in each Loan Document are correct in all material respects on and as of such date, before and after giving effect to such Borrowing or issuance and to the application of the proceeds therefrom, as though made on and as of such date other than any such representations or warranties that, by their terms, refer to a specific date other than the date of such Borrowing or issuance, in which case as of such specific date; and

            (ii) no event has occurred and is continuing, or would result from such Borrowing or issuance or from the application of the proceeds therefrom, that constitutes a Default, and

      (b) the Administrative Agent shall have received such other approvals, opinions or documents as any Appropriate Lender Party through the Administrative Agent may reasonably request.

      SECTION 3.03. Determinations Under Section 3.01. For purposes of determining compliance with the conditions specified in Section 3.01, each Lender Party shall be deemed to have consented to, approved or accepted or to be satisfied with each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to the Lender Parties unless an officer of the Administrative Agent responsible for the transactions contemplated by the Loan Documents shall have received notice from such Lender Party prior to the Initial Extension of Credit specifying its objection thereto and if the Initial Extension of Credit consists of a Borrowing, such Lender Party shall not have made available to the Administrative Agent such Lender Party's ratable portion of such Borrowing.

                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES

      SECTION 4.01. Representations and Warranties of the Borrower. The Borrower represents and warrants as follows:

            (a) Each Loan Party and its Subsidiaries (i) is a corporation duly organized, validly existing and, except as set forth in Schedule 4.01(a) hereto, in good standing under the laws of the jurisdiction of its incorporation, (ii) is duly qualified and in good standing as a foreign corporation in each other jurisdiction in which it owns or leases property or in which the conduct of its business requires it to so qualify or be licensed except where the failure to so qualify or be licensed could not be reasonably likely to have a Material Adverse Effect and (iii) has all requisite corporate power and authority (including, without limitation, all governmental licenses, permits and other approvals) to own or lease and operate its properties and to carry on its business as now conducted and as proposed to be conducted. All of the outstanding Equity Interests in the Borrower has been validly issued, is fully paid and non-assessable and, immediately following the consummation of the Transaction, is owned free and clear of all Liens. All of the outstanding capital stock of the Borrower has been validly issued, fully paid and non-assessable.

            (b) Set forth on Schedule 4.01(b) hereto is a complete and accurate list of all Subsidiaries of each Loan Party (designating whether such Subsidiary is a U.S. Subsidiary or a Non-U.S. Subsidiary), showing as of the date hereof (as to each such Subsidiary) the jurisdiction of its incorporation, the number of shares of each class of its Equity Interests authorized, and the number outstanding, on the date hereof and the percentage of the outstanding shares of each such class of its Equity Interests owned (directly or indirectly) by such Loan Party or its Subsidiaries and the number of shares covered by all outstanding options, warrants, rights of conversion or purchase and similar rights at the date hereof. All of the outstanding Equity Interests in each Loan Party's Subsidiaries, to the extent owned by the Borrower and its Subsidiaries, have been validly issued, are fully paid and non-assessable and are owned by such Loan Party or one or more of its Subsidiaries free and clear of all Liens (other than Permitted Liens), except those created under the Collateral Documents. Each such Subsidiary (i) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, (ii) is duly qualified and in good standing as a foreign corporation in each other jurisdiction in which it owns or leases property or in which the conduct of its business requires it to so qualify or be licensed except where the failure to so qualify or be licensed could not be reasonably likely to have a Material Adverse Effect and (iii) has all requisite corporate power and authority (including, without limitation, all governmental licenses, permits and other approvals) to own or lease and operate its properties and to carry on its business as now conducted and as proposed to be conducted.

            (c) The execution, delivery and performance by each Loan Party or its Subsidiaries of each Transaction Document to which it is or is to be a party, and the consummation of the Transaction and the other transactions contemplated by the Transaction Documents, are within such Person's corporate powers, have been duly authorized by all necessary corporate action, and do not (i) contravene such Person's charter or bylaws, (ii) violate any law, rule, regulation (including, without limitation, Regulation X of the Board of Governors of the Federal Reserve System), order, writ, judgment, injunction, decree, determination or award, (iii) conflict with or result in the breach of, or constitute a default or require any payment to be made under, any contract, loan agreement, indenture, mortgage, deed of trust, lease or other instrument binding on or affecting any Loan Party, any of its Subsidiaries or any of their properties or (iv) except for the Liens created under the Loan Documents, result in or require the creation or imposition of any Lien upon or with respect to any of the properties of any Loan Party or any of its Subsidiaries. No Loan Party or any of its Subsidiaries is in violation of any such law, rule, regulation, order, writ, judgment, injunction, decree, determination or award or in breach of any such contract, loan agreement, indenture, mortgage, deed of trust, lease or other instrument, the violation or breach of which could be reasonably likely to have a Material Adverse Effect.

            (d) No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body or any other third party is required for (i) the due execution, delivery, recordation, filing or performance by any Loan Party or its Subsidiaries of any Transaction Document to which it is or is to be a party, or for the consummation of the Transaction or the other transactions contemplated by the Transaction Documents, (ii) the grant by any Loan Party or its Subsidiaries of the Liens granted by it pursuant to the Collateral Documents, (iii) the perfection or maintenance of the Liens created under the Collateral Documents (including the first priority nature thereof) or
      (iv) the exercise by the Administrative Agent or any Lender Party of its rights under the Loan Documents or the remedies in respect of the Collateral pursuant to the Collateral Documents, except for the authorizations, approvals, actions, notices and filings listed on Schedule 4.01(d) hereto. All applicable waiting periods in connection with the Transaction or the transactions contemplated by the Transaction Documents have expired without any action having been taken by any competent authority restraining, preventing or imposing materially adverse conditions upon the Transaction and the other transactions contemplated by the Transaction Documents have expired without any action having been taken by any competent authority restraining, preventing or imposing materially adverse conditions upon the Transaction or the rights of the Loan Parties or their Subsidiaries freely to transfer or otherwise dispose of, or to create any Lien on, any properties now owned or hereafter acquired by any of them.

            (e) This Agreement has been, and each other Transaction Document when delivered hereunder will have been, duly executed and delivered by each Loan Party or its Subsidiaries party thereto. This Agreement is, and each other Transaction Document when delivered hereunder will be, the legal, valid and binding obligation of each Loan Party or its Subsidiaries party thereto, enforceable against such Loan Party or its Subsidiaries in accordance with its terms.

            (f) (i) (x) The Consolidated and consolidating balance sheet of the Borrower and its Subsidiaries as at June 30, 1998, and the related Consolidated and consolidating statements of income and cash flow of the Borrower and its Subsidiaries for the fiscal year then ended, accompanied, as to the Consolidated financial statements, by an unqualified opinion of Pricewaterhouse Coopers LLP, independent public accountants, and (y) the Consolidated and consolidating balance sheet of the Borrower and its Subsidiaries as at March 31, 1999, and the related Consolidated and consolidating statements of income and cash flow of the Borrower and its Subsidiaries for the nine months then ended, in each case duly certified by the chief financial officer of the Borrower, copies of which have been furnished to each Lender Party, fairly present, subject, in the case of the statements referred to in clause (i)(y), to year-end audit adjustments, the Consolidated and consolidating financial condition of the Borrower and its Subsidiaries as at such dates and the Consolidated and consolidating results of the operations of the Borrower and its Subsidiaries for the periods ended on such dates, all in accordance with generally accepted accounting principles applied on a consistent basis, including any unusual adjustments to its financial statements for the Fiscal Year ending on or about June 30, 1999 appropriate to reflect those set forth in Schedule 1.01.

            (ii) Since June 30, 1998 there has occurred no Material Adverse Change.

            (g) The Consolidated forecasted balance sheet, statements of income and statements of cash flow of the Borrower and its Subsidiaries delivered to the Lender Parties pursuant to Section 3.01(a)(iv) or 5.03 were prepared in good faith on the basis of the assumptions stated therein, which assumptions were fair in the light of conditions existing at the time of delivery of such forecasts, and represented, at the time of delivery and on the date of the Initial Extension of Credit, the Borrower's best estimate of the future financial performance of the Borrower and its Subsidiaries.

            (h) Except as set forth in Schedule 4.01(h), there is no action, suit, investigation, litigation or proceeding affecting any Loan Party or any of its Subsidiaries, including any Environmental Action, pending or, to the best knowledge of the Borrower, threatened before any court, governmental agency or arbitrator that (i) could be reasonably likely to have a Material Adverse Effect or (ii) purports to affect the legality, validity or enforceability of any Transaction Document or the consummation of the transactions contemplated hereby.

            (i) No Loan Party or its Subsidiaries is engaged in the business of extending credit for the purpose of purchasing or carrying Margin Stock (other than purchases of the shares of common stock of the Borrower permitted by Section 5.02(g), all such shares to be retired upon purchase), and no proceeds of any Advance or drawings under any Letter of Credit will be used to purchase or carry any Margin Stock or to extend credit to others for the purpose of purchasing or carrying any Margin Stock.

            (j) All filings and other actions necessary or desirable to perfect and protect the security interest in the Collateral created under the Collateral Documents and to the extent required thereby have been duly made or taken and are in full force and effect and the Collateral Documents create for the benefit of the Secured Parties a valid and, together with such filings and other actions, perfected first priority security interest in the Collateral securing the payment of the Secured Obligations, and all filings and other actions necessary or desirable to perfect and protect such security interest have been duly taken by the Loan Parties to the extent required by this Section 4.01. The Loan Parties or their Subsidiaries are the legal and beneficial owners of the Collateral free and clear of any Lien (other than Permitted Liens), except for the liens and security interests created or permitted under the Loan Documents.

            (k) Neither any Loan Party nor any of its Subsidiaries is (i) an "investment company," or an "affiliated person" of, or "promoter" or "principal underwriter" for, an "investment company," as such terms are defined in the Investment Company Act of 1940, as amended or (ii) a "holding company," or a "subsidiary company" of a "holding company" or an "affiliate" of a "holding company," or of a "subsidiary company" of a "holding company" as such terms are defined in the Public Utility Holding Company Act of 1935, as amended. Neither the making of any Advances, nor the issuance of any Letters of Credit, nor the application of the proceeds or repayment thereof by the Borrower, nor the consummation of the other transactions contemplated hereby, will violate any provision of any such Act or any rule, regulation or order of the Securities and Exchange Commission thereunder.

            (l) Each Loan Party is, individually and together with its Subsidiaries, Solvent.

            (m) (i) No ERISA Event has occurred or is reasonably expected to occur with respect to any Plan.

            (ii) As of the last annual actuarial valuation date, the funded current liability percentage, as defined in Section 302(d)(8) of ERISA, of each Plan exceeds 90% and there has been no material adverse change in the funding status of any such Plan since such date.

            (iii) Neither any Loan Party nor any ERISA Affiliate has incurred or is reasonably expected to incur any Withdrawal Liability to any Multiemployer Plan.

            (iv) Neither any Loan Party nor any ERISA Affiliate has been notified by the sponsor of a Multiemployer Plan that such Multiemployer Plan is in reorganization or has been terminated, within the meaning of Title IV of ERISA, and no such Multiemployer Plan is reasonably expected to be in reorganization or to be terminated, within the meaning of Title IV of ERISA.

            (v) Except as set forth in the financial statements referred to in this Section 4.01 and in Section 5.03, the Loan Parties and their respective Subsidiaries have no material liability with respect to "expected post retirement benefit obligations" within the meaning of Statement of Financial Accounting Standards No. 106.

            (vi) Set forth on Schedule 4.01(m)(vi) hereto is a complete and accurate list of all Plans, Multiemployer Plans and Welfare Plans.

            (vii) Schedule B (Actuarial Information) to the most recent annual report (Form 5500 Series) for each Plan, copies of which have been filed with the Internal Revenue Service and furnished to the Lender Parties, is complete and accurate and fairly presents the funding status of such Plan, and since the date of such Schedule B there has been no material adverse change in such funding status.

            (n) (i) The operations and properties of each Loan Party and each of its Subsidiaries comply in all material respects with all applicable Environmental Laws and Environmental Permits except for such non-compliance that could not reasonably be expected to result in material liability, all past written claims of non-compliance with such Environmental Laws and Environmental Permits have been resolved without ongoing material obligations or material costs, and no circumstances exist that could be reasonably likely to (x) form the basis of an Environmental Action against any Loan Party or any of its Subsidiaries or any of its properties that could have a Material Adverse Effect or (y) cause any such property to be subject to any material restrictions on ownership, occupancy, use or transferability under any Environmental Law.

            (ii) Except as set forth on Schedule 4.01(n)(iii), none of the properties currently or formerly owned or operated by any Loan Party or any of its Subsidiaries is listed or proposed for listing on the NPL or on the CERCLIS or any analogous foreign, state or local list; there are no and, to the knowledge of each Loan Party never have been, any underground or aboveground storage tanks or any surface impoundments, septic tanks, pits, sumps or lagoons in which Hazardous Materials are being or have been treated, stored or disposed on any property currently owned or operated by any Loan Party or any of its Subsidiaries or, to the best of its knowledge, on any property formerly owned or operated by any Loan Party or any of its Subsidiaries, in each case that could reasonably be expected to result in material liability; there is no asbestos or asbestos-containing material on any property currently owned or operated by any Loan Party or any of its Subsidiaries that could reasonably be expected to result in material liability; and Hazardous Materials have not been released, discharged or disposed of on any property currently or formerly owned or operated by any Loan Party or any of its Subsidiaries except for such releases, discharges or disposals that could not reasonably be expected to result in material liability.

            (iii) Except as set forth on Schedule 4.01(n)(iii), neither any Loan Party nor any of its Subsidiaries is currently undertaking, either individually or together with other potentially responsible parties, any investigation or assessment or remedial or response action relating to any actual or threatened release, discharge or disposal of Hazardous Materials at any site, location or operation, either voluntarily or pursuant to the order of any governmental or regulatory authority or the requirements of any Environmental Law which could reasonably be expected to result in material liability; and all waste Hazardous Materials generated, used, treated, handled or stored at, or transported to or from, any property currently or formerly owned or operated by any Loan Party or any of its Subsidiaries have been disposed of in a manner not reasonably expected to result in material liability to any Loan Party or any of its Subsidiaries.

            (o) (i) Each Loan Party and each of its Subsidiaries and Affiliates has filed, has caused to be filed or has been included in all tax returns (Federal, state, local and foreign) required to be filed and has paid all taxes shown thereon to be due, together with applicable interest and penalties.

            (ii) Set forth on Schedule 4.01(o) hereto is a complete and accurate list, as of the date hereof, of each taxable year of each Loan Party and each of its Subsidiaries and Affiliates for which Federal income tax returns have been filed and for which the expiration of the applicable statute of limitations for assessment or collection has not occurred by reason of extension or otherwise (an "Open Year").

            (iii) There is no unpaid amount, as of the date hereof, of adjustments to the Federal income tax liability of each Loan Party and each of its Subsidiaries and Affiliates proposed by the Internal Revenue Service with respect to Open Years. No issues have been raised by the

      Internal Revenue Service in respect of Open Years that, in the aggregate, could have a Material Adverse Effect.

            (iv) There is no unpaid amount, as of the date hereof, of adjustments to the state, local and foreign tax liability of each Loan Party and its Subsidiaries and Affiliates proposed by all state, local and foreign taxing authorities (other than amounts arising from adjustments to Federal income tax returns, if any). No issues have been raised by such taxing authorities that, in the aggregate, could have a Material Adverse Effect.

            (v) Neither any Loan Party nor any of its Subsidiaries is party to any tax sharing agreement.

            (p) Neither the business nor the properties of any Loan Party or any of its Subsidiaries have been affected by any fire, explosion, accident, strike, lockout or other labor dispute, drought, storm, hail, earthquake, embargo, act of God or of the public enemy or other casualty (whether or not covered by insurance) that could be reasonably likely to have a Material Adverse Effect.

            (q) Set forth on Schedule 4.01(q) hereto is a complete and accurate list of all Existing Debt (other than Surviving Debt), showing as of the date hereof the principal amount outstanding thereunder, the maturity date thereof and the amortization schedule therefor.

            (r) Set forth on Schedule 4.01(r) hereto is a complete and accurate list of all real property owned by any Loan Party or any of its Subsidiaries, showing as of the date hereof the street address, county or other relevant jurisdiction, state, record owner and fair value thereof. Each Loan Party or such Subsidiary has good, marketable and insurable fee simple title to such real property, free and clear of all Liens, other than Liens created or permitted by the Loan Documents. To the best of the Borrower's knowledge, all of the improvements located on the properties listed on Schedule 4.01(r) lie entirely within the boundaries of such properties and none of such improvements violate any minimum set-back requirements, other dimensional regulations or restrictions of record.

            (s) Set forth on Schedule 4.01(s) hereto is a complete and accurate list of all leases of real property under which any Loan Party or any of its Subsidiaries is the lessee, showing as of the date hereof the street address, county or other relevant jurisdiction, state, lessor, lessee, expiration date and annual rental cost thereof. Each such lease is the legal, valid and binding obligation of the lessor thereof, enforceable in accordance with its terms.

            (t) Set forth on Schedule 4.01(t) hereto is a complete and accurate list of all Investments held by any Loan Party or any of its Subsidiaries, showing as of the date hereof the amount, obligor or issuer and maturity, if any, thereof.

            (u) Set forth on Schedule 4.01(u) hereto is a complete and accurate list of all patents, trademarks, trade names, service marks and copyrights, and all applications therefor and licenses thereof, of each Loan Party or any of its Subsidiaries, showing as of the date hereof the jurisdiction in which registered, the registration number, the date of registration and the expiration date.

            (v) Set forth on Schedule 4.01(v) hereto is a complete and accurate list of all Liens on the property or assets of any Loan Party or any of its Subsidiaries, showing as of the date hereof the lienholder thereof, the principal amount of the obligations secured thereby and the property or assets of such Loan Party or such Subsidiary subject thereto.

            (w) Each Loan Party has reviewed the areas within its business and operations which could be adversely affected by, and has developed or is in the process of developing a program to address on a timely basis, "Year 2000 Issues" (i.e., the risk that computer applications used by such Loan Party may be unable to recognize or perform properly date sensitive functions involving certain dates prior to, and any date after, December 31, 1999) and, based on such review, such Loan Party reasonably believes that the "Year 2000 Issues" (and the cost of remedying the same) will not have a Material Adverse Effect.

                                    ARTICLE V

                                    COVENANTS

      SECTION 5.01. Affirmative Covenants. So long as any Advance or any other Obligation of any Loan Party or its Subsidiaries under or in respect of any Loan Document shall remain unpaid, any Letter of Credit shall be outstanding, any Secured Hedge Agreement shall be in effect or any Lender Party shall have any Commitment hereunder, the Borrower will:

            (a) Compliance with Laws, Etc. Comply, and cause each of its Subsidiaries to comply, in all material respects, with all applicable laws, rules, regulations and orders, such compliance to include, without limitation, compliance with ERISA and the Racketeer Influenced and Corrupt Organizations Chapter of the Organized Crime Control Act of 1970.

            (b) Payment of Taxes, Etc. Pay and discharge, and cause each of its Subsidiaries to pay and discharge, before the same shall become delinquent, (i) all material taxes, assessments and governmental charges or levies imposed upon it or upon its property and (ii) all lawful claims that, if unpaid, might by law become a Lien upon its property which is not otherwise permitted hereunder; provided, however, that neither the Borrower nor any of its Subsidiaries shall be required to pay or discharge any such tax, assessment, charge or claim that is being contested in good faith and by proper proceedings and as to which appropriate reserves are being maintained, unless and until any Lien resulting therefrom attaches to its property and becomes enforceable against its other creditors.

            (c) Compliance with Environmental Laws. Comply, and cause each of its Subsidiaries and all lessees and other Persons operating or occupying its properties to comply, in all material respects, with all applicable Environmental Laws and Environmental Permits; obtain and renew and cause each of its Subsidiaries to obtain and renew all Environmental

      Permits necessary for its operations and properties; and conduct, and cause each of its Subsidiaries to conduct, any investigation, study, sampling and testing, and undertake any cleanup, removal, remedial or other action necessary to remove and clean up all Hazardous Materials from any of its properties, in accordance with the requirements of all Environmental Laws; provided, however, that neither the Borrower nor any of its Subsidiaries shall be required to undertake any such cleanup, removal, remedial or other action to the extent that its obligation to do so is being contested in good faith and by proper proceedings and appropriate reserves are being maintained with respect to such circumstances.

            (d) Maintenance of Insurance. Maintain, and cause each of its Subsidiaries to maintain, insurance with responsible and reputable insurance companies or associations in such amounts and covering such risks as is usually carried by companies engaged in similar businesses and owning similar properties in the same general areas in which the Borrower or such Subsidiary operates.

            (e) Preservation of Corporate Existence, Etc. Preserve and maintain, and cause each of its Significant Subsidiaries to preserve and maintain, its corporate existence, rights (charter and statutory), permits, licenses, approvals, privileges and franchises; provided, however, that the Borrower may consummate any merger or consolidation permitted under
      Section 5.02(d) and provided further that neither the Borrower nor any of its Subsidiaries shall be required to preserve any right, permit, license, approval, privilege or franchise if the Board of Directors of the Borrower or such Subsidiary shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Borrower or such Subsidiary, as the case may be, and that the loss thereof is not disadvantageous in any material respect to the Borrower, such Subsidiary or the Lender Parties.

            (f) Visitation Rights. At any reasonable time and from time to time, upon reasonable prior notice, permit the Administrative Agent or any of the Lender Parties or any agents or representatives thereof, to examine and make copies of and abstracts from the records and books of account of, and visit the properties of, the Borrower and any of its Subsidiaries, and to discuss the affairs, finances and accounts of the Borrower and any of its Subsidiaries with any of their officers or directors and with their independent certified public accountants.

            (g) Keeping of Books. Keep, and cause each of its Subsidiaries to keep, proper books of record and account, in which full and correct entries shall be made of all financial transactions and the assets and business of the Borrower and each such Subsidiary in accordance with generally accepted accounting principles in effect from time to time.

            (h) Maintenance of Properties, Etc. Maintain and preserve, and cause each of its Significant Subsidiaries to maintain and preserve, all of its properties that are reasonably required in the conduct of its business in good working order and condition, ordinary wear and tear excepted.

            (i) Transactions with Affiliates. Conduct, and cause each of its Subsidiaries to conduct, all transactions otherwise permitted under the Loan Documents with any of their

      Affiliates on terms that are fair and reasonable and no less favorable to the Borrower or such Subsidiary than it would obtain in a comparable arm's-length transaction with a Person not an Affiliate.

            (j) Covenant to Guarantee Obligations and Give Security. Upon (x) the request of the Administrative Agent, (y) the formation or acquisition of any new direct or indirect Subsidiary of any Loan Party (other than a Non-U.S. Subsidiary if the effect of such undertaking would have material adverse tax consequences to the Loan Parties taken as a whole) or (z) the acquisition of any property by any Loan Party, and such property, in the judgment of the Administrative Agent, shall not already be subject to a perfected first priority security interest in favor of the Administrative Agent for the benefit of the Secured Parties, then the Borrower shall, in each case at the Borrower's expense:

                  (i) within 10 days after such request, formation or
            acquisition, cause each such (A) U.S. Subsidiary to duly execute and deliver to the Administrative Agent a guaranty or guaranty supplement to the U.S. Guaranty, in form and substance satisfactory to the Administrative Agent, guaranteeing all of the Loan Parties' Obligations under the Loan Documents, and (B) Non-U.S. Subsidiary to duly execute and deliver to the Administrative Agent a guaranty or guaranty supplement to the Non-U.S. Guaranty, in form and substance satisfactory to the Administrative Agent; provided that no guaranty or guaranty supplement may be required (if acceptable to the Administrative Agent) from a Non-U.S. Subsidiary if the execution and delivery thereof would result in material adverse tax consequences to the Loan Parties taken as a whole;

                  (ii) within 10 days after such request, formation or
            acquisition, furnish to the Administrative Agent a description of the real and personal properties of the Borrower and its Subsidiaries in detail satisfactory to the Administrative Agent;

                  (iii) within 15 days after such request, formation or
            acquisition, duly execute and deliver, and cause each such Subsidiary to duly execute and deliver to the Administrative Agent mortgages, pledges, assignments, security agreement supplements and other security agreements, as specified by and in form and substance satisfactory to the Administrative Agent, securing payment of all the Obligations of the Loan Parties under the Loan Documents and constituting Liens on all such properties; provided that no mortgage, pledge, assignment, security agreement supplement or other security agreement may be required (if acceptable to the Administrative Agent) from a Subsidiary organized or located outside of the United States if the execution and delivery thereof would result in adverse tax consequences to the Loan Parties;

                  (iv) within 30 days after such request, formation or
            acquisition, duly execute and deliver, and cause each such Subsidiary (other than any Subsidiary organized or located outside of the United States) to take whatever action (including, without limitation, the recording of mortgages, the filing of Uniform Commercial Code financing statements, the giving of notices and the endorsement of notices on title documents) may be necessary or advisable in the opinion of the Administrative Agent to vest in the Administrative Agent (or in any representative of the Administrative Agent designated by it) valid and subsisting Liens on the properties purported to be subject to the mortgages, pledges, assignments, security agreement supplements and other security agreements delivered pursuant to this Section 5.01(j), enforceable against all third parties in accordance with their terms;

                  (v) within 60 days after such request, formation or
            acquisition, deliver to the Administrative Agent, upon the request of the Administrative Agent in its sole discretion, a signed copy of a favorable opinion, addressed to the Administrative Agent and the other Secured Parties, of counsel for the Loan Parties acceptable to the Administrative Agent as to the matters contained in clauses (i),
            (iii) and (iv) above, as to such mortgages, pledges, assignments, security agreement supplements and other security agreements being legal, valid and binding obligations of each such Loan Party enforceable in accordance with their terms and as to such other matters as the Administrative Agent may reasonably request;

                  (vi) as promptly as practicable after such request, formation or acquisition, deliver, upon the request of the Administrative Agent in its sole discretion, to the Administrative Agent with respect to each parcel of real property owned or held by the entity that is the subject of such request, formation or acquisition title reports, surveys and engineering, soils and other reports, and environmental assessment reports, each of scope, form and substance satisfactory to the Administrative Agent, provided, however, that to the extent that any Loan Party or any of its Subsidiaries shall have otherwise received any of the foregoing items with respect to such real property, such items shall promptly after the receipt thereof be delivered to the Administrative Agent;

                  (vii) at any time and from time to time, promptly execute and deliver any and all further instruments and documents and take all such other action as the Administrative Agent may deem necessary or desirable in obtaining the full benefits of, or in perfecting and preserving the Liens of, such guaranties, mortgages, pledges, assignments, security agreements and security agreement supplements; and

                  (viii) promptly upon such request, formation or acquisition related to any Subsidiary that is a Non-U.S. Subsidiary pledge or cause its Subsidiaries to pledge to the Administrative Agent, on behalf of the Secured Parties, 65% of the total outstanding shares or other ownership interests of such Person owned by the Borrower or its Subsidiary.

            (k) Further Assurances. (i) Promptly upon request by the Administrative Agent, or any Lender Party through the Administrative Agent, correct any material defect or error that may be discovered in any Loan Document or in the execution, acknowledgment, filing or recordation thereof,

            (ii) promptly upon request by the Administrative Agent, or any Lender Party through the Administrative Agent, do, execute, acknowledge, deliver, record, re-record, file, re-file, register and re-register any and all such further acts, deeds, conveyances, pledge agreements, mortgages, deeds of trust, trust deeds, assignments, consents of landlords, financing statements and continuations thereof, termination statements, notices of assignment, transfers, certificates, assurances and other instruments as the Administrative Agent, or any Lender Party through the Administrative Agent, may reasonably require from time to time in order to (A) carry out more effectively the purposes of the Loan Documents, (B) to the fullest extent permitted by applicable law, subject any Loan Party's or any of its Subsidiaries' properties, assets, rights or interests to the Liens now or hereafter intended to be covered by any of the Collateral Documents, (C) perfect and maintain the validity, effectiveness and priority of any of the Collateral Documents and any of the Liens intended to be created thereunder and (D) assure, convey, grant, assign, transfer, preserve, protect and confirm more effectively unto the Administrative Agent and the Lender parties the rights granted or now or hereafter intended to be granted to the Administrative Agent and the Lender Parties under any Loan Document or under any other instrument executed in connection with any Loan Document to which any Loan Party or any of its Subsidiaries is or is to be a party, and cause each of its Subsidiaries to do so, and

            (iii) to the extent requested by the Administrative Agent, use its best efforts to obtain the certificates representing 65% of the Pledged Shares in respect of the Non-U.S. Guarantors set out on Schedule 3.01(a)(iii)(A)(2) (and to take such other action to perfect the security interest in those Pledged Shares) together with undated stock power executed in blank and instruments evidencing the respective Pledged Debt, if any, endorsed in blank.

            (l) Performance of Non-U.S. Security Agreements. Perform and observe, and cause each of its Subsidiaries to perform and observe, all of the terms and provisions of each Non-U.S. Security Agreement to be performed or observed by it, maintain each such Non-U.S. Security Agreement in full force and effect, enforce such Non-U.S. Security Agreement in accordance with its terms, take all such action to such end as may be from time to time requested by the Administrative Agent and, upon request of the Administrative Agent, make to each other party to each such Related Document such demands and requests for information and reports or for action as such Loan Party or any of its Subsidiaries is entitled to make under such Non-U.S. Security Agreement.

            (m) Preparation of Environmental Reports. At the reasonable request of the Administrative Agent, provide to the Lender Parties within 60 days after such request, at the expense of the Borrower, a Phase I environmental site assessment report for any of its or its Subsidiaries' properties described in such request, prepared by an environmental consulting firm acceptable to the Administrative Agent (and, if based upon the reasonable recommendation of such environmental consulting firm, a Phase II environmental site assessment report within a commercially reasonable time period) indicating the presence or absence of Hazardous Materials and the estimated cost of any compliance, removal or remedial action in connection with any Hazardous Materials on such properties; without limiting the generality of the foregoing, if the Administrative Agent reasonably determines at any time that a material risk exists that any such report will not be provided within the time referred to above and the Administrative Agent reasonably believes that the Lender Parties have breached any representation, warranty or covenant in Section 4.01(n), the Administrative Agent may retain an environmental consulting firm to prepare such report at the expense of the Borrower, and the Parent Guarantor hereby grants and agrees to cause any Subsidiary that owns any property described in such request to grant at the time of such request, to an environmental consultant retained by Administrative Agent, the Lender Parties, such firm and any agents or representatives thereof an irrevocable non-exclusive license, subject to the rights of tenants and to the reasonable conditions of the respective Subsidiaries, to enter onto their respective properties to undertake such an assessment.

            (n) Compliance with Terms of Leaseholds. Make all payments and otherwise perform all obligations in respect of all leases of real property to which the Borrower or any of its Subsidiaries is a party, keep such leases in full force and effect and not allow such leases to lapse or be terminated or any rights to renew such leases to be forfeited or canceled, notify the Administrative Agent of any material default by any party with respect to such leases and cooperate with the Administrative Agent in all respects to cure any such default, and cause each of its Subsidiaries to do so except, in any case, where the failure to do so, either individually or in the aggregate, could not be reasonably likely to have a Material Adverse Effect.

            (o) Interest Rate Hedging. Enter into prior to September 30, 1999, and maintain for a period of at least two years following entry, interest rate Hedge Agreements with Persons acceptable to the Administrative Agent, covering a notional amount of not less than 50% of the Commitments under the Term Facilities and providing for such Persons to make payments thereunder for a period of no less than two years, such Hedge Agreements to be in form and substance satisfactory to the Administrative Agent.

            (p) Syndication. Take all actions which the Administrative Agent or the Syndication Agent may reasonably request to assist it in forming a syndicate acceptable to it including, but not be limited to: (i) making senior management of the Loan Parties and representatives of the Loan Parties available to participate in informational meetings with potential lenders at such times and places as such Agents may reasonably request; and (ii) timely providing such Agents with all information reasonably deemed necessary by it to successfully complete the syndication, including, without limitation, a summary of the operating prospects (including financial projections) of the Borrower and its Subsidiaries.

      SECTION 5.02. Negative Covenants. So long as any as any Advance or any other Obligation of any Loan Party under or in respect of any Loan Document shall remain unpaid, any Letter of Credit shall be outstanding, any Secured Hedge Agreement shall be in effect or any Lender Party shall have any Commitment hereunder, the Borrower will not, at any time:

            (a) Liens, Etc. Create, incur, assume or suffer to exist, or permit any of its Subsidiaries to create, incur, assume or suffer to exist, any Lien on or with respect to any of its properties of any character (including, without limitation, accounts) whether now owned or hereafter acquired, or sign or file or suffer to exist, or permit any of its Subsidiaries to sign or file or suffer to exist, under the Uniform Commercial Code of any jurisdiction, a financing statement that names the Borrower or any of its Subsidiaries as debtor, or sign or suffer to exist, or permit any of its Subsidiaries to sign or suffer to exist, any security agreement authorizing any secured party thereunder to file such financing statement, or assign, or permit any of its Subsidiaries to assign any accounts or other right to receive income, excluding, however, from the operation of the foregoing restrictions, the following:

                  (i) Liens created under the Loan Documents;

                  (ii) Permitted Liens;

                  (iii) Liens existing on the date hereof and described on
            Schedule 4.01(v) hereto;

                  (iv) Liens arising in connection with Capitalized Leases
            permitted under Section 5.02(b)(ii)(C); provided that no such Lien shall extend to or cover any Collateral or assets other than the assets subject to such Capitalized Leases;

                  (v) purchase money Liens upon or in real property, equipment and other fixed assets acquired or held by the Borrower or any of its Subsidiaries in the ordinary course of business to secure the purchase price of such property, equipment and other fixed assets or to secure Debt incurred solely for the purpose of financing the acquisition of any such property or equipment to be subject to such Liens, or Liens existing on any such property or equipment at the time of acquisition (other than any such Liens created in contemplation of such acquisition that do not secure the purchase price), or extensions, renewals or replacements of any of the foregoing for the same or a lesser amount; provided, however, that no such Lien shall extend to or cover any property other than the property, equipment and other fixed assets being acquired, and no such extension, renewal or replacement shall extend to or cover any property not theretofore subject to the Lien being extended, renewed or replaced; and provided further that the aggregate principal amount of the Debt secured by Liens permitted by this clause (v) shall not exceed the amount permitted under Section 5.02(b)(ii)(C) at any time outstanding and that any such Debt shall not otherwise be prohibited by the terms of the Loan Documents;

                  (vi) the filing of financing statements solely as a
            precautionary measure in connection with operating leases;

                  (vii) other Liens securing Debt outstanding in an aggregate principal amount not to exceed $1,000,000;

                  (viii) the replacement, extension or renewal of any Lien
            permitted by clause (iii) above upon or in the same property theretofore subject thereto or the replacement, extension or renewal (without increase in the amount or change in any direct or contingent obligor) of the Debt secured thereby; and

                  (ix) Liens on current assets arising in connection with the
            Debt in respect of working capital provided to the Non-U.S. Subsidiaries and permitted under Section 5.02(b)(ii)(D); provided that such Liens are granted on assets owned solely by the obligor of such Debt.

            (b) Debt. Create, incur, assume or suffer to exist, or permit any of its Subsidiaries to create, incur, assume or suffer to exist, any Debt other than:

                  (i) in the case of the Borrower, Debt not to exceed $3,000,000 at any time outstanding; and

                  (ii) in the case of the Loan Parties or any of their
            Subsidiaries,

                        (A) Debt under the Loan Documents,

                        (B) Debt to the Borrower, provided, however, that all
                  such Debt shall be evidenced by an Intercompany Note and with respect to the Non-U.S. Subsidiaries and if requested by the Administrative Agent, shall be secured by a Non-U.S. Security Agreement in form and substance satisfactory to the Administrative Agent securing the obligations under the Intercompany Note of such Non-U.S. Subsidiary, but not to exceed:

                              (1) more than $1,000,000 in the aggregate at any time outstanding from U.S. Subsidiaries, and

                              (2) for so long as the Leverage Ratio shall be
                        equal to or greater than 2.00 to 1.00, more than $60,000,000 in the aggregate at any time outstanding from Non-U.S. Subsidiaries; provided, that not more than $30,000,000 of such Debt is outstanding from Non-U.S. Subsidiaries that have not provided perfected security interests in substantially all of their respective collateral under local applicable law and on a basis satisfactory to the Administrative Agent, and

                              (3) so long as the Leverage Ratio shall be less
                        than 2.00 to 1.00, more than $70,000,000 in the
                        aggregate at any time outstanding from Non-U.S. Subsidiaries,

                        (C) (1) Capitalized Leases and (2) Debt secured by Liens
                  permitted under Section 5.02(a)(v), in an aggregate principal amount not to exceed $35,000,000 at any time outstanding; provided that the aggregate principal amount of Debt of the Borrower and its U.S. Subsidiaries permissible under this clause (C) shall not exceed $10,000,000 at any time outstanding, and

                        (D) Debt in respect of working capital provided to
                  Non-U.S. Subsidiaries in an aggregate principal amount not to exceed $30,000,000 at any time outstanding, including (without duplication) any guaranty of such Debt by the Borrower; provided, however, that for so long as the Leverage Ratio shall be less than 2.00 to 1.00, the aggregate principal amount of Debt incurred under this
                  Section 5.02(b)(ii)(D) shall not exceed $40,000,000 at any time outstanding;

                        (E) Debt (1) of the Borrower in respect of Hedge
                  Agreements designed to hedge against fluctuations in interest rates or (2) of any Loan Party in respect of Hedge Agreements designed to hedge against fluctuations in foreign exchange rates, in each case incurred in the ordinary course of business and consistent with prudent business practice in an aggregate notional amount not to exceed $125,000,000 for interest rate Hedge Agreements and $70,000,000 for foreign exchange Hedge Agreements at any time outstanding, and

                  (iii) in the case of the Borrower and any of its Subsidiaries, indorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business.

            (c) Change in Nature of Business. Engage, or permit any of its Subsidiaries to engage in any significant business other than the manufacture, sale and distribution of semiconductors or products related to semiconductors or any business that is a reasonable extension thereof.

            (d) Mergers, Etc. Merge into or consolidate with any Person or permit any Person to merge into it, or permit any of its Subsidiaries to do so, except that (i) any Subsidiary of the Borrower may merge into or consolidate with the Borrower so long as the surviving Person is the Borrower, (ii) any Subsidiary of the Borrower may merge into or consolidate with a U.S. Subsidiary, so long as the surviving Person is a wholly-owned U.S. Subsidiary of the Borrower or (iii) any Non-U.S. Subsidiary may merge into or consolidate with any other Non-U.S. Subsidiary provided that if any Non-U.S. Guarantor is a party to such merger or consolidation, the surviving Person shall be a Non-U.S. Guarantor; provided, however, that in each case, immediately after giving effect thereto, no event shall occur and be continuing that constitutes a Default.

            (e) Sales, Etc., of Assets. Sell, lease, transfer or otherwise dispose of, or permit any of its Subsidiaries to sell, lease, transfer or otherwise dispose of, any assets, or grant any option or other right to purchase, lease or otherwise acquire any assets, except:

                  (i) sales of Inventory (including, without limitation, sales of obsolete Inventory) in the ordinary course of its business,

                  (ii) in a transaction permitted by Section 5.02(d) or for
            transfers of assets between the Borrower and it Subsidiaries permitted by Section 5.02(f),

                  (iii) sales, trade-ins or dispositions of used equipment for fair value in the ordinary course of business consistent with past practices in an aggregate amount not to exceed $5,000,000 in any Fiscal Year,

                  (iv) sales of assets listed on Schedule 5.02(e)(iv),

                  (v) licenses of technology in the ordinary course of business so long as the net receipts are included in net income,

                  (vi) sales of assets (other than current assets) not exceeding
            $10,000,000 in the aggregate in any Fiscal Year and $30,000,000 in the aggregate after the Initial Extension of Credit; provided that
            (x) such sales are for fair market value (as determined in good faith by the Board of Directors by the seller), (y) not less than 85% of the consideration received from any such sale consists of cash or Debt assumed by the purchaser and (z) the Net Cash Proceeds of such sale are applied as required by Section 2.06(b)(ii).

            (f) Investments. Make or hold, or permit any of its Subsidiaries to make or hold, any Investment other than:

                  (i) equity Investments by the Borrower and its wholly-owned
            Subsidiaries in wholly-owned Subsidiaries outstanding on the date hereof;

                  (ii) additional equity investments by the Borrower in (1) U.S.
            Guarantors in an aggregate amount invested from the date hereof not to exceed $1,000,000, or (2) wholly-owned U.S. Subsidiaries other than U.S. Guarantors in an aggregate amount invested from the date hereof not to exceed $250,000, or (3) wholly-owned Non-U.S. Subsidiaries of the Borrower in an aggregate amount invested from the date hereof not to exceed $15,000,000; provided, however, that at any time, Investments made under this Section 5.02(f)(ii)(3) and then outstanding, plus Investments made under Section 5.02(f)(x) and then outstanding, plus the payments made in accordance with Section 5.02(g)(i)(x) shall not in aggregate exceed $20,000,000;

                  (xi) Investments consisting of Debt to the Borrower permitted by Section 5.02(b)(ii)(B);

                  (iv) Investments by the Borrower and its Subsidiaries in
            demand deposit accounts maintained in the ordinary course of business with any Person of the type referred to in clause (i),
            (ii), (iii), (iv) or (v) of the definition of "Eligible Assignee" and in Cash Equivalents, provided that, any such Investments not on deposit in Blocked Accounts shall not exceed (A) $250,000 in respect of the U.S. Subsidiaries taken as a whole or (B) $1,000,000 in respect of the Non-U.S. Subsidiaries taken as a whole;

                  (v) Investments by the Borrower in Hedge Agreements permitted under Section 5.02(b)(ii)(E);

                  (vi) Investments by the Borrower in Permitted Acquisitions in
            the United States in an amount not to exceed $50,000,000; provided that:

                        (A) before and after giving effect to any such Permitted
                  Acquisition, on a Pro Forma Basis for the Rolling Period ended as at the end of the most recent period for which financial statements were required to be furnished to the Administrative Agent pursuant to Sections 5.03(b) and (c), the Leverage Ratio shall be less than 2.00 to 1.00,

                        (B) the Borrower shall have furnished the Administrative
                  Agent with (1) a schedule in form satisfactory to the Administrative Agent of the computations used by the Borrower in determining compliance with such requirements and (2) a certificate, in substantially the form of Exhibit H hereto, attesting to the Solvency of the Borrower and its Subsidiaries taken as a whole, after giving effect to the Investment and the other transactions contemplated thereby, from its chief financial officer and as to compliance with the conditions set forth in clauses (C) and (D) below,

                        (C) the amount of Net Cash available to the Borrower
                  shall, on the date of such Investment, be at least $75,000,000, and

                        (D) immediately before and after giving effect thereto,
                  no Default shall have occurred and be continuing or would result therefrom;

                  (vii) Investments described on Schedule 4.01(t) hereto;

                  (viii) equity Investments received in consideration for the licensing of technology owned or licensed by the Borrower in the ordinary course of business on a basis consistent with past practice or consistent with evolving industry practice;

                  (ix) loans and advances to employees in the ordinary course of the business of the Borrower and its Subsidiaries as presently conducted in an aggregate principal amount not to exceed $2,000,000 at any time outstanding; and

                  (x) other Investments not exceeding $5,000,000 at any time outstanding; provided that the Borrower shall retain control of the entity in which the Investments are made; provided, however, that at any time, Investments made under this Section 5.02(f)(x) and then outstanding, plus Investments made under Section 5.02(f)(ii)(3) and then outstanding, plus the payments made in accordance with Section 5.02(g)(i)(x) shall not in aggregate exceed $20,000,000.

            (g) Restricted Payments. Declare or pay any dividends, purchase, redeem, retire, defease or otherwise acquire for value any of its Equity Interests now or hereafter outstanding, return any capital to its stockholders, partners or members (or the equivalent Persons thereof) stockholders, partners or members (or the equivalent Persons thereof) as such or issue or sell any Equity Interests or accept any capital contributions, or permit any of its Subsidiaries to purchase, redeem, retire, defease or otherwise acquire for value Equity Interests of the Borrower or to issue or sell any Equity Interests therein, except that, so long as no Default shall have occurred and be continuing at the time of any action described in clause (i) or (ii) below or would result therefrom:

                  (i) the Borrower may (A) declare and pay dividends and
            distributions payable only in common stock of the Borrower, and (B) purchase, redeem, retire, defease or otherwise acquire shares of its capital stock for cash in an aggregate amount not to exceed the sum of (x) $10,000,000 (provided that, at any time, such amount utilized pursuant to this Section 5.02(g)(i), together with Investments made under Section 5.02(f)(ii)(3) and then outstanding, plus Investments made under Section 5.02(f)(x) and then outstanding, shall not in the aggregate exceed $20,000,000), plus (y) 25% of Excess Cash Flow (which percentage shall increase to 50% of Excess Cash Flow to the extent the amount of Excess Cash Flow required to be prepaid pursuant to Section 2.06(b)(i) is reduced to 50%) for the prior Fiscal Year as set forth in a compliance certificate delivered pursuant to Section 5.03(d), and

                  (ii) any Subsidiary of the Borrower may (A) declare and pay cash dividends to the Borrower, (B) declare and pay cash dividends to any other wholly owned U.S. Subsidiary of the Borrower of which it is a Subsidiary and (C) accept capital contributions from its parent to the extent permitted under Section 5.01(f).

            (h) Amendment of Constitutive Documents. Amend, or permit any of its Subsidiaries to amend, its certificate of incorporation, bylaws (where such modification would be materially adverse to the Lenders) or other constitutive documents.

            (i) Accounting Changes. Make or permit, or permit any of its Subsidiaries to make or permit, any change in (i) accounting policies or reporting practices for Consolidated financial statements, except as required by generally accepted accounting principles or (ii) Fiscal Year.

            (j) Prepayments, Etc., of Debt. (i) Prepay, redeem, purchase, defease or otherwise satisfy prior to the scheduled maturity thereof in any manner, or make any payment in violation of any subordination terms of, any Funded Debt, other than (x) the prepayment of the Advances in accordance with the terms of this Agreement, and (y) if before and after giving effect to any such prepayment, redemption, purchase, defeasance or other satisfaction, no Default has occurred or would result therefrom, regularly scheduled or required repayments or redemptions of Surviving Debt (unless such Debt could be prepaid pursuant to the foregoing except to the extent the Borrower is permitted pursuant to the foregoing clause
      (i) and clause (y)), or (ii) amend, modify or change in any manner any term or condition of any Surviving Debt, or permit any of its Subsidiaries to do any of the foregoing except to the extent the Borrower is permitted pursuant to the foregoing clause (i) and other than to prepay any Debt payable to the Borrower.

            (k) Amendment, Etc., of Non-U.S. Security Agreements. Cancel or terminate any Non-U.S. Security Agreement or consent to or accept any cancellation or termination thereof, amend, modify or change in any manner any term or condition of any Non-U.S. Security Agreement or give any consent, waiver or approval thereunder, waive any default under or any breach of any term or condition of any Non-U.S. Security Agreement, agree in any manner to any other amendment, modification or change of any term or condition of any Non-U.S. Security Agreement or take any other action in connection with any Non-U.S. Security Agreement that would impair the value of the interest or rights of any Loan Party thereunder or that would impair the rights or interests of the Administrative Agent or any Lender Party, or permit any of its Subsidiaries to do any of the foregoing.

            (l) Negative Pledge. Enter into or suffer to exist, or permit any of its Subsidiaries to enter into or suffer to exist, any agreement prohibiting or conditioning the creation or assumption of any Lien upon any of its property or assets other than (i) in favor of the Secured Parties or (ii) in connection with (A) any Surviving Debt, (B) any Debt secured by purchase money Liens and Capitalized Leases, in each case, to the extent permitted under Sections 5.02(b)(i)(C) and (D), respectively, and solely to the extent such agreement is limited to the property covered by such Liens.

            (m) Partnerships. Become a general partner in any general or limited partnership or joint venture, or permit any of its Subsidiaries to do so other than any Subsidiary the sole assets of which consist of its interest in such partnership or joint venture and to the extent permitted by
      Section 5.02(f)(i).

            (n) Formation of Subsidiaries. Organize or invest, or permit any Subsidiary to organize or invest, in any new Subsidiary except as permitted under Section 5.02(f)(i) or (ii).

            (o) Payment Restrictions Affecting Subsidiaries. Directly or indirectly, enter into or suffer to exist, or permit any of its Subsidiaries to enter into or suffer to exist, any agreement or arrangement limiting the ability of any of its Subsidiaries to declare or pay dividends or other distributions in respect of its Equity Interests or repay or prepay any Debt owed to, make loans or advances to, or otherwise transfer assets to or invest in, the Borrower or any Subsidiary of the Borrower (whether through a covenant restricting dividends, loans, asset transfers or investments, a financial covenant or otherwise), except the Loan Documents and other than restrictions in agreements in Debt on Non-U.S. Subsidiaries permitted by Section 5.02(f)(i).

            (p) Other Transactions. Engage, or permit any of its Subsidiaries to engage, in any transaction involving commodity options or futures contracts or any similar speculative transactions (including, without limitation, take-or-pay contracts).

      SECTION 5.03. Reporting Requirements. So long as any Obligation of any Loan Party under or in respect of any Loan Document shall remain unpaid, any Letter of Credit shall be outstanding, any

Secured Hedge Agreement shall be in effect, or any Lender Party shall have any Commitment hereunder, the Borrower will furnish to the Administrative Agent and the Lender Parties:

            (a) Default and Prepayment Notices. (i) As soon as possible and in any event within two Business Days after knowledge of an executive officer of the Borrower of the occurrence of a Default and, in any event within 15 days after the occurrence of each Default or any event, development or occurrence reasonably likely to have a Material Adverse Effect continuing on the date of such statement, a statement of the chief financial officer of the Borrower setting forth details of such Default, event, development or occurrence and the action that the Borrower has taken and proposes to take with respect thereto, and (ii) as soon as possible and in any event no later than 10:00 A.M. (Los Angeles, California time) at least three Business Days before any prepayment of Term Advances is to be made by the Borrower pursuant to Section 2.06 (the "Prepayment Date"), written notice of the principal amount of such prepayment (the "Prepayment Amount") and the applicable Prepayment Date. Each such notice (a "Prepayment Notice") shall be by telecopier or otherwise as provided in Section 8.02.

            (b) Quarterly Financials. As soon as available and in any event within 45 days after the end of each Fiscal Quarter, commencing with the quarter ending on or about September 30, 1999, a Consolidated and consolidating balance sheets of the Borrower and its Subsidiaries, in each case as of the end of such quarter and Consolidated and consolidating statements of income and, in the case of the first three Fiscal Quarters of each Fiscal Year, cash flow of the Borrower and its Subsidiaries, in each case for the period commencing at the end of the previous quarter and ending with the end of such quarter and Consolidated and consolidating statements of income and cash flow of the Borrower and its Subsidiaries for the period commencing at the end of the previous Fiscal Year and ending with the end of such quarter, setting forth in each case in comparative form the corresponding figures for the corresponding month and Fiscal Year-to-date period of the preceding Fiscal Year and the corresponding figures for the corresponding quarter and Fiscal Year-to-date period of the annual forecast previously delivered pursuant to Section 5.03(e), all in reasonable detail and duly certified by the chief financial officer of the Borrower, together with (i) a certificate of said officer stating that no Default has occurred and is continuing or, if a Default has occurred and is continuing, a statement as to the nature thereof and the action that the Borrower has taken and proposes to take with respect thereto.

            (c) Compliance Certificates. Together with the quarterly financial statements referred to in Section 5.03(b) for the quarters ending March, June, September and December in each Fiscal Year and the annual financial statements referred to in Section 5.03(d), a schedule in form satisfactory to the Administrative Agent of the computations used by the Borrower in determining compliance with the covenants contained in Sections 5.04(a) through (f).

            (d) Annual Financials. As soon as available and in any event within 90 days after the end of each Fiscal Year, a copy of the annual audit report for such year for the Borrower and its Subsidiaries, including therein Consolidated and consolidating balance sheets of the Borrower and its Subsidiaries, in each case as of the end of such Fiscal Year, and Consolidated and consolidating statements of income and cash flow of the Borrower and its Subsidiaries, in each case for the period commencing at the end of the previous Fiscal Year and ending with the end of such Fiscal Year, accompanied as to such Consolidated statements, by an unqualified opinion of Pricewaterhouse Coopers LLP or other independent public accountants of recognized standing acceptable to the Required Lenders, together with (i) a copy of any management letter prepared by such accounting firm with respect to such Fiscal Year and distributed to the Borrower, (ii) a certificate of the chief financial officer of the Borrower stating that no Default has occurred and is continuing or, if a default has occurred and is continuing, a statement as to the nature thereof and the action that the Borrower has taken and proposes to take with respect thereto, (iii) in the event of any change from GAAP in the generally accepted accounting principles used in the preparation of such financial statements, a statement of reconciliation conforming such financial statements to GAAP and (iv) a schedule in form satisfactory to the Administrative Agent of the computations used by the Borrower in determining compliance with the covenants contained in Sections 5.04(a) through (f).

            (e) Annual Forecasts. As soon as available and in any event no later than 30 days prior to the end of each Fiscal Year, forecasts prepared by management of the Borrower, in form satisfactory to the Administrative Agent, of Consolidated balance sheets, income statements and cash flow statements on a quarterly basis for the Fiscal Year following such Fiscal Year then ended.

            (f) ERISA. (i) ERISA Events and ERISA Reports. (A) Promptly and in any event within 10 days after any Loan Party or any ERISA Affiliate knows or has reason to know that any ERISA Event has occurred, a statement of the Chief Financial Officer of the Borrower describing such ERISA Event and the action, if any, that such Loan Party or such ERISA Affiliate has taken and proposes to take with respect thereto and (B) on the date any records, documents or other information must be furnished to the PBGC with respect to any Plan pursuant to Section 4010 of ERISA, a copy of such records, documents and information.

            (ii) Plan Terminations. Promptly and in any event within two Business Days after receipt thereof by any Loan Party or any ERISA Affiliate, copies of each notice from the PBGC stating its intention to terminate any Plan or to have a trustee appointed to administer any Plan.

            (iii) Plan Annual Reports. Promptly and in any event within 30 days after the filing thereof with the Internal Revenue Service, copies of each Schedule B (Actuarial Information) to the annual report (Form 5500 Series) with respect to each Plan.

            (iv) Multiemployer Plan Notices. Promptly and in any event within five Business Days after receipt thereof by any Loan Party or any ERISA Affiliate from the sponsor of a Multiemployer Plan, copies of each notice concerning (A) the imposition of Withdrawal Liability by any such Multiemployer Plan, (B) the reorganization or termination, within the meaning of Title IV of ERISA, of any such Multiemployer Plan or (C) the amount of liability incurred, or that may be incurred, by such Loan Party or any ERISA Affiliate in connection with any event described in clause
      (A) or (B).

            (g) Litigation. Promptly after the commencement thereof and service or other notification to the Borrower, notice of all actions, suits, investigations, litigation and proceedings before any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, affecting any Loan Party or any of its Subsidiaries of the type described in Section 4.01(h).

            (h) Securities Reports. Promptly after the sending or filing thereof, copies of all proxy statements, financial statements and reports that any Loan Party or any of its Subsidiaries sends to its stockholders, and copies of all regular, periodic and special reports, and all registration statements (other than on Form S-8), that any Loan Party or any of its Subsidiaries files with the Securities and Exchange Commission or any governmental authority that may be substituted therefor, or with any national securities exchange.

            (i) Agreement Notices. Promptly upon receipt thereof, copies of all notices, requests and other documents received by any Loan Party or any of its Subsidiaries under or pursuant to any Non-U.S. Security Agreement or indenture, loan or credit or similar agreement regarding or related to any breach or default by any party thereto or any other event that could materially impair the value of the interests or the rights of any Loan Party or any of its Subsidiaries or otherwise have a Material Adverse Effect and copies of any amendment, modification or waiver of any provision of any Related Agreement or indenture, loan or credit or similar agreement and, from time to time upon request by the Administrative Agent, such information and reports regarding the Non-U.S. Security Agreements as the Administrative Agent may reasonably request.

            (j) Revenue Agent Reports. Within 10 days after receipt, copies of all Revenue Agent Reports (Internal Revenue Service Form 886), or other written proposals of the Internal Revenue Service, that propose, determine or otherwise set forth positive adjustments to the Federal income tax liability of the affiliated group (within the meaning of Section 1504(a)(1) of the Internal Revenue Code) of which the Borrower is a member aggregating $250,000 or more.

            (k) Tax Certificates. Promptly, and in any event within five Business Days after the due date (with extensions) for filing the final Federal income tax return in respect of each taxable year, a certificate (a "Tax Certificate"), signed by the chief executive officer or the chief financial officer of the Borrower, stating that the common parent of the affiliated group (within the meaning of Section 1504(a)(1) of the Internal Revenue Code) of which the Borrower is a member has paid to the Internal Revenue Service or other taxing authority, or to the Borrower, the full amount that such affiliated group is required to pay in respect of Federal income tax for such year and that the Borrower and its Subsidiaries have received any amounts payable to them, and have not paid amounts in respect of taxes (Federal, state, local or foreign) in excess of the amount they are required to pay, under the Tax Agreements in respect of such taxable year.

            (l) Environmental Conditions. Promptly after the assertion or occurrence thereof, notice of any Environmental Action against or of any noncompliance by any Loan Party or any of its Subsidiaries with any Environmental Law or Environmental Permit that could

      (i) reasonably be expected to have a Material Adverse Effect or (ii) cause any property described in the Mortgages to be subject to any material restrictions on ownership, occupancy, use or transferability under any Environmental Law.

            (m) Real Property. As soon as available and in any event within 30 days after the end of each Fiscal Year, a report supplementing Schedules 4.01(r) and 4.01(s) hereto, including an identification of all real and leased property disposed of by the Borrower or any of its Subsidiaries during such Fiscal Year, a list and description (including the street address, county or other relevant jurisdiction, state, record owner, book value thereof, and in the case of leases of property, lessor, lessee, expiration date and annual rental cost thereof) of all real property acquired or leased during such Fiscal Year and a description of such other changes in the information included in such Schedules as may be necessary for such Schedules to be accurate and complete.

            (n) Insurance. As soon as available and in any event within 30 days after the end of each Fiscal Year, a report summarizing the insurance coverage (specifying type, amount and carrier) in effect for the Borrower and its Subsidiaries and containing such additional information as any Lender Party (through the Administrative Agent) may reasonably specify.

            (o) Other Information. Such other information respecting the business, condition (financial or otherwise), operations, performance, properties or prospects of any Loan Party or any of its Subsidiaries as any Lender Party (through the Administrative Agent) may from time to time reasonably request.

      SECTION 5.04. Financial Covenants. So long as any as any Advance or any other Obligation of any Loan Party under or in respect of any Loan Document shall remain unpaid, any Letter of Credit shall be outstanding, any Secured Hedge Agreement shall be in effect or any Lender Party shall have any Commitment hereunder, the Borrower will:

            (a) Leverage Ratio. Maintain on a Consolidated basis for itself and its Subsidiaries a Leverage Ratio for each Rolling Period set forth below of not more than the amount set forth below for such Rolling Period:

             ------------------------------------------------------
             Rolling Period Ending In                   Ratio
             ------------------------------------------------------
             September 30, 1999                      3.50 to 1.00
             December 31, 1999                       3.25 to 1.00
             ------------------------------------------------------
             March 31, 2000                          3.00 to 1.00
             June 30, 2000                           2.75 to 1.00
             September 30, 2000                      2.50 to 1.00
             to June 30, 2001
             ------------------------------------------------------
             September 30, 2001                      2.25 to 1.00
             to June 30, 2002
             ------------------------------------------------------

             ------------------------------------------------------
             Rolling Period Ending In                   Ratio
             ------------------------------------------------------
             September 30, 2002                      2.00 to 1.00
             and thereafter
             ------------------------------------------------------

            (b) Interest Coverage Ratio. Maintain on a Consolidated basis for itself and its Subsidiaries an Interest Coverage Ratio for each Rolling Period set forth below of not less than the amount set forth below for such Rolling Period:

             ------------------------------------------------------

               Rolling Period Ending In             Ratio
             ------------------------------------------------------
             September 30, 1999                 3.00 to 1.00
             December 31, 1999                  3.00 to 1.00
             March 31, 2000                     3.00 to 1.00
             June 30, 2000                      3.00 to 1.00
             ------------------------------------------------------
             September 30, 2000                 4.00 to 1.00
             December 31, 2000                  4.00 to 1.00
             March 31, 2001                     4.00 to 1.00
             June 30, 2001                      4.00 to 1.00
             ------------------------------------------------------
             September 30, 2001                 5.00 to 1.00
             December 31, 2001                  5.00 to 1.00
             March 30, 2002                     5.00 to 1.00
             June 30, 2002                      5.00 to 1.00
             ------------------------------------------------------
             September 30, 2002                 6.00 to 1.00
             and thereafter
             ------------------------------------------------------

            (c) Fixed Charge Coverage Ratio. Maintain on a Consolidated basis for itself and its Subsidiaries a Fixed Charge Coverage Ratio for each Rolling Period set forth below of not less than the amount set forth below for such Rolling Period:

             ------------------------------------------------------
             Rolling Period Ending In               Ratio
             ------------------------------------------------------
             June 30, 2000 to                   1.05 to 1.00
             March 31, 2001
             ------------------------------------------------------
             June 30, 2001                      1.10 to 1.00
             and thereafter
             ------------------------------------------------------

            (d) Maximum Capital Expenditure. Make any Capital Expenditure in any period set forth below which, in addition to the amount expended in the previous period, exceeds the amount set forth below for such period:

             ------------------------------------------------------
             Fiscal Quarter Ending In                     Amount
             ------------------------------------------------------
             December 31, 1999                         $30,000,000
             ------------------------------------------------------
             March 31, 2000                            $45,000,000
             ------------------------------------------------------

            (e) Minimum EBITDA. Maintain at all times for itself and its Subsidiaries from the date hereof EBITDA of not less than the amount set forth below for the Rolling Period set forth below:

             ------------------------------------------------------
             Rolling Period Ending On or About     Amount
             ------------------------------------------------------
             September 30, 1999                  $68,000,000
             December 31, 1999                   $74,000,000
             March 31, 2000                      $80,000,000
             June 30, 2000                       $88,000,000
             ------------------------------------------------------
             September 30, 2000                 $ 93,000,000
             December 31, 2000                  $ 98,000,000
             March 31, 2001                     $103,000,000
             June 30, 2001                      $109,000,000
             ------------------------------------------------------

            (f) Limitation on Losses. Not have (i) commencing with the Fiscal Quarter ending on or about September 30, 1999, an operating loss for a Fiscal Quarter which exceeds 3% of stockholders' equity as at the last day of such Fiscal Quarter, or (ii) commencing with the Fiscal Quarter ending on or about December 31, 1999, operating losses for two consecutive Fiscal Quarters which, in aggregate, exceed 3% of stockholders' equity.

                                  ARTICLE VI

                               EVENTS OF DEFAULT

      SECTION 6.01. Events of Default. If any of the following events ("Events of Default") shall occur and be continuing:

            (a) (i) the Borrower shall fail to pay any principal of any Advance when the same becomes due and payable, or (ii) the Borrower shall fail to pay any interest on any Advance or any Loan Party shall fail or make any other payment under any Loan Document within two Business Days of when the same becomes due and payable; or

            (b) any representation or warranty made by any Loan Party or any of its Subsidiaries (or any of its officers) under or in connection with any Loan Document shall prove to have been incorrect in any material respect when made; or

            (c) any Loan Party or any of its Subsidiaries shall fail to perform or observe any term, covenant or agreement contained in Section 2.14, 5.01(e), (f), (i), (j), (m) or (o), 5.02, 5.03 or 5.04; or

            (d) any Loan Party or any of its Subsidiaries shall fail to perform or observe any other term, covenant or agreement contained in any Loan Document on its part to be performed or observed if such failure shall remain unremedied for 30 days after the earlier of the date on which (A) a Responsible Officer of the Borrower becomes aware of such failure or (B) written notice thereof shall have been given to the Borrower by the Administrative Agent or any Lender Party; or

            (e) any Loan Party or any of its Subsidiaries shall fail to pay any principal of, premium or interest on or any other amount payable in respect of any Debt of such Loan Party or such Subsidiary (as the case may be) that is outstanding in a principal amount (or, in the case of any Hedge Agreement, an Agreement Value) of at least $3,000,000 either individually or in the aggregate (but excluding Debt outstanding hereunder) of such Loan Party or such Subsidiary (as the case may be), when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise), and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Debt; or any other event shall occur or condition shall exist under any agreement or instrument relating to any such Debt and shall continue after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such event or condition is to accelerate, or to permit the acceleration of, the maturity of such Debt or otherwise to cause, or to permit the holder thereof to cause, such Debt to mature; or any such Debt shall be declared to be due and payable or required to be prepaid or redeemed (other than by a regularly scheduled required prepayment or redemption), purchased or defeased, or an offer to prepay, redeem, purchase or defease such Debt shall be required to be made, in each case prior to the stated maturity thereof; or

            (f) the Borrower, any Loan Party which is a Significant Subsidiary or any of its Significant Subsidiaries shall generally not pay its debts as such debts become due, or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted by or against the Borrower, any Loan Party which is a Significant Subsidiary or any of its Significant Subsidiaries seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, or other similar official for it or for any substantial part of its property and, in the case of any such proceeding instituted against it (but not instituted by it) that is being diligently contested by it in good faith, either such proceeding shall remain undismissed or unstayed for a period of 30 days or any of the actions sought in such proceeding (including, without limitation, the entry of an order for relief against, or the appointment of a receiver, trustee, custodian or other similar official for, it or any substantial part of its property) shall occur; or the Borrower, any Loan Party which is a

      Significant Subsidiary or any of its Significant Subsidiaries shall take any corporate action to authorize any of the actions set forth above in this subsection (f); or

            (g) any judgments or orders, either individually or in the aggregate, for the payment of money in excess of $1,000,000 (to the extent not fully paid or discharged) shall be rendered against any Loan Party or any of its Subsidiaries and either (i) enforcement proceedings shall have been commenced by any creditor upon such judgment or order or (ii) there shall be any period of 10 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; or

            (h) any non-monetary judgment or order shall be rendered against any Loan Party or any of its Subsidiaries that could reasonably be likely to have a Material Adverse Effect, and there shall be any period of 10 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; or

            (i) any provision of any Loan Document after delivery thereof pursuant to Section 3.01 or 5.01(j) or (k) shall for any reason cease to be valid and binding on or enforceable against any Loan Party to it, or any such Loan Party shall so state in writing; or

            (j) any Collateral Document or financing statement, after delivery thereof pursuant to Section 3.01 or 5.01(j) or (k), shall for any reason (other than pursuant to the terms thereof) cease to create a valid and perfected first priority lien on and security interest in the Collateral purported to be covered thereby; or

            (k) a Change of Control shall occur; or

            (l) any ERISA Event shall have occurred with respect to a Plan and the sum (determined as of the date of occurrence of such ERISA Event) of the Insufficiency of such Plan and the Insufficiency of any and all other Plans with respect to which an ERISA Event shall have occurred and then exist (or the liability of the Loan Parties and the ERISA Affiliates related to such ERISA Event) exceeds $1,000,000; or

            (m) any Loan Party or any ERISA Affiliate shall have been notified by the sponsor of a Multiemployer Plan that it has incurred Withdrawal Liability to such Multiemployer Plan in an amount that, when aggregated with all other amounts required to be paid to Multiemployer Plans by the Loan Parties and the ERISA Affiliates as Withdrawal Liability (determined as of the date of such notification), exceeds $1,000,000 or requires payments exceeding $200,000 per annum; or

            (n) any Loan Party or any ERISA Affiliate shall have been notified by the sponsor of a Multiemployer Plan that such Multiemployer Plan is in reorganization or is being terminated, within the meaning of Title IV of ERISA, and as a result of such reorganization or termination the aggregate annual contributions of the Loan Parties and the ERISA Affiliates to all Multiemployer Plans that are then in reorganization or being terminated have been or will be increased over the amounts contributed to such Multiemployer Plans for the plan years of such Multiemployer Plans immediately preceding the plan year in which such reorganization or termination occurs by an amount exceeding $200,000;

then, and in any such event, the Administrative Agent (i) shall at the request, or may with the consent, of the Required Lenders, by notice to the Borrower, declare the Commitments of each Lender Party and the obligation of each Lender to make Advances (other than Letter of Credit Advances by the Issuing Bank or a Revolving Credit Lender pursuant to Section 2.03(c) and of the Issuing Bank to issue Letters of Credit to be terminated, whereupon the same shall forthwith terminate, and (ii) shall at the request, or may with the consent, of the Required Lenders, (A) by notice to the Borrower, declare the Advances, all interest thereon and all other amounts payable under this Agreement, the Notes, if any, and the other Loan Documents to be forthwith due and payable, whereupon the Advances, all such interest and all such amounts shall become and be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Borrower,
(B) by notice to each party required under the terms of any agreement in support of which a Standby Letter of Credit is issued, request that all Obligations under such agreement be declared to be due and payable and (C) by notice to the Issuing Bank, direct the Issuing Bank to deliver a Default Termination Notice to the beneficiary of each Standby Letter of Credit issued by it, and the Issuing Bank shall deliver such Default Termination Notices; provided, however, that, in the event of an actual or deemed entry of an order for relief with respect to any Loan Party or any of its Subsidiaries under the Federal Bankruptcy Code, (x) the Commitments of each Lender Party and the obligation of each Lender to make Advances (other than Letter of Credit Advances by the Issuing Bank or a Revolving Credit Lender pursuant to Section 2.03(c) and of the Issuing Bank to issue Letters of Credit shall automatically be terminated and (y) the Advances, all such interest and all such amounts shall automatically become and be due and payable, without presentment, demand, protest or any notice of any kind, all of which are hereby expressly waived by the Borrower.

      SECTION 6.02. Actions in Respect of the Letters of Credit upon Default. If any Event of Default shall have occurred and be continuing, the Administrative Agent may, and upon the request of the Required Lenders shall, irrespective of whether it is taking any of the actions described in Section 6.01 or otherwise, make demand upon the Borrower to, and forthwith upon such demand the Borrower will, pay to the Administrative Agent on behalf of the Lender Parties in same day funds at the Administrative Agent's office designated in such demand, for deposit in the L/C Cash Collateral Account, an amount equal to the aggregate Available Amount of all Letters of Credit then outstanding. If at any time the Administrative Agent determines that any funds held in the L/C Cash Collateral Account are subject to any right or claim of any Person other than the Administrative Agent and the Lender Parties or that the total amount of such funds is less than the aggregate Available Amount of all Letters of Credit, the Borrower will, forthwith upon demand by the Administrative Agent, pay to the Administrative Agent, as additional funds to be deposited and held in the L/C Cash Collateral Account, an amount equal to the excess of (a) such aggregate Available Amount over (b) the total amount of funds, if any, then held in the L/C Cash Collateral Account that the Administrative Agent determines to be free and clear of any such right and claim. Upon the drawing of any Letter of Credit for which funds are on deposit in the L/C Cash Collateral Account, such funds shall be applied to reimburse the Issuing Bank or Revolving Credit Lenders, as applicable, to the extent permitted by applicable law.

                                   ARTICLE VII

                                   THE AGENTS

      SECTION 7.01. Authorization and Action. Each Lender Party (in its capacities as a Lender and the Issuing Bank (if applicable) and a potential Hedge Bank) hereby appoints and authorizes the Administrative Agent to execute and deliver the Collateral Documents (subject to Section 8.01) for the purpose of creating a security interest for the benefit of each Lender Party and to take such action as agent on its behalf and to exercise such powers and discretion under this Agreement and the other Loan Documents as are delegated to the Administrative Agent by the terms hereof and thereof, together with such powers and discretion as are reasonably incidental thereto. As to any matters not expressly provided for by the Loan Documents (including, without limitation, enforcement or collection of the Debt resulting from the Advances), the Administrative Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Required Lenders, and such instructions shall be binding upon all Lender Parties and all holders of Notes; provided, however, that the Administrative Agent shall not be required to take any action that exposes the Administrative Agent to personal liability or that is contrary to this Agreement or applicable law. The Administrative Agent agrees to give to each Lender Party prompt notice of each notice given to it by the Borrower pursuant to the terms of this Agreement.

      SECTION 7.02. Agents' Reliance, Etc. No Agent nor any of its directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by it or them under or in connection with the Loan Documents, except for its or their own gross negligence or willful misconduct. Without limitation of the generality of the foregoing, the Agents: (a) may treat the Lender that made any Advance as the holder of the Debt resulting therefrom until such Agent receives and accepts an Assignment and Acceptance entered into by such Lender, as assignor, and an Eligible Assignee, as assignee, as provided in Section 8.07;
(b) may consult with legal counsel (including counsel for any Loan Party), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (c) makes no warranty or representation to any Lender Party and shall not be responsible to any Lender Party for any statements, warranties or representations (whether written or oral) made in or in connection with the Loan Documents; (d) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of any Loan Document on the part of any Loan Party or to inspect the property (including the books and records) of any Loan Party; (e) shall not be responsible to any Lender Party for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of, or the perfection or priority of any lien or security interest created or purported to be created under or in connection with, any Loan Document or any other instrument or document furnished pursuant thereto; and (f) shall incur no liability under or in respect of any Loan Document by acting upon any notice, consent, certificate or other instrument or writing (which may be by telecopy) believed by it to be genuine and signed or sent by the proper party or parties.

      SECTION 7.03. BNP and Affiliates. With respect to its Commitments, the Advances made by it and any Notes issued to it, BNP shall have the same rights and powers under the Loan Documents as any other Lender Party and may exercise the same as though it were not an Agent; and the term "Lender Party" or "Lenders Parties" shall, unless otherwise expressly indicated, include BNP in its individual capacity. BNP and its affiliates may accept deposits from, lend money to, act as trustee under indentures of, accept investment banking engagements from and generally engage in any kind of business with, any Loan Party, any of its Subsidiaries and any Person who may do business with or own securities of any Loan Party or any such Subsidiary, all as if BNP were not an Agent and without any duty to account therefor to the Lender Parties.

      SECTION 7.04. Lender Party Credit Decision. Each Lender Party acknowledges that it has, independently and without reliance upon any Agent or any other Lender Party and based on the financial statements referred to in Section 4.01 and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender Party also acknowledges that it will, independently and without reliance upon any Agent or any other Lender Party and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement.

      SECTION 7.05. Indemnification. (a) Each Lender Party severally agrees to indemnify each Agent (to the extent not promptly reimbursed by the Borrower) from and against such Lender Party's ratable share (determined as provided below) of any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever (including, without limitation, reasonable fees and expenses of counsel) that may be imposed on, incurred by, or asserted against such Agent in any way relating to or arising out of the Loan Documents or any action taken or omitted by such Agent under the Loan Documents (collectively, the "Indemnified Costs"); provided, however, that no Lender Party shall be liable for any portion of such Indemnified Costs resulting from such Agent's gross negligence or willful misconduct as found in a final, non-appealable judgment by a court of competent jurisdiction. Without limitation of the foregoing, each Lender Party agrees to reimburse such Agent promptly upon demand for its ratable share of any costs and expenses (including, without limitation, fees and expenses of counsel) payable by the Borrower under Section 8.04, to the extent that such Agent is not promptly reimbursed for such costs and expenses by the Borrower. For purposes of this Section 7.05, the Lender Parties' respective ratable shares of any amount shall be determined, at any time, according to the sum of (a) the aggregate principal amount of the Advances outstanding at such time and owing to the respective Lender Parties, (b) their respective Pro Rata Shares of the aggregate Available Amount of all Letters of Credit outstanding at such time, (c) the aggregate unused portions of their respective Term Commitments at such time and (d) their respective Unused Revolving Credit Commitments at such time. In the case of any investigation, litigation or proceeding giving rise to any Indemnified Costs, the Section 7.05 applies whether any such investigation, litigation or proceeding is brought by any Agent, any Lender, any other Lender Party or a third party. The failure of any Lender Party to reimburse any Agent promptly upon demand for its ratable share of any amount required to be paid by the Lender Party to such Agent as provided herein shall not relieve any other Lender Party of its obligation hereunder to reimburse such Agent for its ratable share of such amount, but no Lender Party shall be responsible for the failure of any other Lender Party to reimburse such Agent for such other Lender Party's ratable share of such amount.

      (b) Each Lender severally agrees to indemnify the Issuing Bank (to the extent not promptly reimbursed by the Borrower) from and against such Lender's ratable share (determined as provided below) of any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever that may be imposed on, incurred by, or asserted against the Issuing Bank in any way relating to or arising out of the Loan Documents or any action taken or omitted by the Issuing Bank under the Loan Documents; provided, however, that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Issuing Bank's gross negligence or willful misconduct as found in a final, non-appealable judgment by a court of competent jurisdiction. Without limitation of the foregoing, each Lender agrees to reimburse the Issuing Bank promptly upon demand for its ratable share of any costs and expenses (including, without limitation, fees and expenses of counsel) payable by the Borrower under Section 8.04, to the extent that the Issuing Bank is not promptly reimbursed for such costs and expenses by the Borrower.

      (c) For purposes of this Section 7.05, the Lender Parties' respective ratable shares of any amount shall be determined, at any time, according to the sum of (i) the aggregate principal amount of the Advances outstanding at such time and owing to the respective Lender Parties, (ii) their respective Pro Rata Shares of the aggregate Available Amount of all Letters of Credit outstanding at such time, (iii) the aggregate unused portions of their respective Term Commitments at such time and (iv) their respective Unused Revolving Credit Commitments at such time; provided that the aggregate principal amount of Letter of Credit Advances owing to the Issuing Bank shall be considered to be owed to the Revolving Credit Lenders ratably in accordance with their respective Revolving Credit Commitments at such time. In the case of any investigation, litigation or proceeding giving rise to any Indemnified Costs, this Section 8.05 applies whether any such investigation, litigation or proceeding is brought by any Agent, any Lender, any other Lender Party or a third party. The failure of any Lender Party to reimburse any Agent or the Issuing Bank, as the case may be, promptly upon demand for its ratable share of any amount required to be paid by the Lender Parties to any Agent or the Issuing Bank, as the case may be, as provided herein shall not relieve any other Lender Party of its obligation hereunder to reimburse any Agent or the Issuing Bank, as the case may be, for its ratable share of such amount, but no Lender Party shall be responsible for the failure of any other Lender Party to reimburse any Agent or the Issuing Bank, as the case may be, for such other Lender Party's ratable share of such amount. Without prejudice to the survival of any other agreement of any Lender Party hereunder, the agreement and obligations of each Lender Party contained in this Section 7.05 shall survive the payment in full of principal, interest and all other amounts payable hereunder and under the other Loan Documents.

      SECTION 7.06. Successor Agents. Any Agent may resign at any time by giving written notice thereof to the Lender Parties and the Borrower and may be removed at any time with or without cause by the Required Lenders. Upon any such resignation or removal by the Administrative Agent, the Required Lenders shall have the right to appoint a successor Administrative Agent. If no successor Administrative Agent shall have been so appointed by the Required Lenders, and shall have accepted such appointment, within 30 days after the retiring Administrative Agent's giving of notice of resignation or the Required Lenders' removal of the retiring Administrative Agent, then the retiring Administrative Agent may, on behalf of the Lender Parties, appoint a successor Administrative Agent, which shall be a commercial bank organized under the laws of the United States or of any State thereof and having a combined capital and surplus of at least $250,000,000. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent and upon the execution and filing or recording of such financing statements, or amendments thereto, and such amendments or supplements to the Mortgages, if any, and such other instruments or notices, as may be necessary or desirable, or as the Required Lenders may request, in order to continue the perfection of the Liens granted or purported to be granted by the Collateral Documents, such successor Administrative Agent shall succeed to and become vested with all the rights, powers, discretion, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations under the Loan Documents. If within 45 days after written notice is given of the retiring Administrative Agent's resignation or removal under this Section 7.06 no successor Administrative Agent shall have been appointed and shall have accepted such appointment, then on such 45th day (i) the retiring Administrative Agent's resignation or removal shall become effective, (ii) the retiring Administrative Agent shall thereupon be discharged from its duties and obligations under the Loan Documents and (iii) the Required Lenders shall thereafter perform all duties of the retiring Administrative Agent under the Loan Documents until such time, if any, as the Required Lenders appoint a successor Administrative Agent as provided above. After any retiring Administrative Agent's resignation or removal hereunder as Administrative Agent shall become effective, the provisions of this Article VIII shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement and the other Loan Documents.

      SECTION 7.07. Additional Agents. The Administrative Agent, in its sole discretion, may appoint a Documentation Agent, Syndication Agent or other Agent under this Agreement; provided, however, that no such Agent shall have any duties under this Agreement and the other Loan Documents.

                                  ARTICLE VIII

                                  MISCELLANEOUS

      SECTION 8.01. Amendments, Etc. (a) No amendment or waiver of any provision of this Agreement or any Notes or any other Loan Document, nor consent to any departure by the Borrower or any other Loan Party therefrom, shall in any event be effective unless the same shall be in writing and signed (or, in the case of the Collateral Documents, consented to) by the Required Lenders, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that (a) no amendment, waiver or consent shall, unless in writing and signed by all of the Lenders, do any of the following at any time: (i) waive any of the conditions specified in
Section 3.01 or, in the case of the Initial Extension of Credit, Section 3.02,
(ii) change the percentage of (x) the Commitments, (y) the aggregate unpaid principal amount of the Advances or (z) the aggregate Available Amount of outstanding Letters of Credit that, in each case, shall be required for the Lenders or any of them to take any action hereunder, (iii) release all or substantially all of the Collateral in any transaction or series of related transactions or permit the creation, incurrence, assumption or existence of any Lien on all or substantially all of the Collateral in any transaction or series of related transactions to secure any Obligations other than Obligations owing to the Secured Parties under the Loan Documents or (iv) amend this Section 8.01 and (b) no amendment, waiver or consent shall, unless in writing and signed by the Required Lenders and each Lender that has a Commitment under the Term A Facility, Term B Facility or Revolving Credit Facility and that is directly affected by such amendment, waiver or consent, (i) increase the Commitments of such Lender or amend Section 2.13 so as to subject such Lender to additional Obligations, (ii) reduce the principal of, or interest on, the Advances payable to such Lender or any fees or other amounts payable to such Lender, (iii) postpone any date scheduled for any payment of principal of, or interest on, the Advances payable to such Lender pursuant to Section 2.04 or Section 2.07 or any date fixed for payment of fees or other amounts payable to such Lender or (v) change the order of application of any prepayment set forth in Section 2.06 in any manner that materially adversely affects such Lender; provided further that no amendment, waiver or consent shall, unless in writing and signed by the Issuing Bank, in addition to the Lenders required above to take such action, affect the rights or obligations of the Issuing Bank under this Agreement; and provided further that no amendment, waiver or consent shall, unless in writing and signed by each affected Agent in addition to the Lenders required above to take such action, affect the rights or duties of such Agent under this Agreement or the other Loan Documents.

      (b) Each Lender Party grants (x) to the Administrative Agent the right to purchase all (but not less than all) of such Lender Party's Commitments and Advances owing to it and all of its rights and obligations hereunder and under the other Loan Documents at a price equal to the aggregate amount of outstanding Advances owed to such lender Party (together with all accrued and unpaid interest and fees owed to such Lender), and (y) so long as no Default has occurred and is continuing, to the Borrower the right to cause an assignment of all (but not less than all) of such Lender Party's Commitments and Advances owing to it and all of its rights and obligations hereunder and under the other Loan Documents, which right may be exercised by the Administrative Agent or the Borrower, as the case may be, if such Lender Party refuses to execute any amendment, waiver or consent which requires the written consent of all the Lenders and to which the Required Lenders, the Administrative Agent and the Borrower have agreed. Each Lender Party agrees that if the Administrative Agent or the Borrower, as the case may be, exercises its option hereunder, it shall promptly execute and deliver all agreements and documentation necessary to effectuate such assignment as set forth in Section 8.07.

      SECTION 8.02. Notices, Etc. All notices and other communications provided for hereunder shall be in writing (including telecopier) and mailed, telecopied or delivered by an overnight courier of nationally recognized standing, if to the Borrower or any other Loan Party, at the address of the Borrower at 233 Kansas Street, El Segundo, California 90245, Attention: Treasury Department, telecopier number (310) 726-8439; if to any Initial Lender or any Initial Issuing Bank, at its Domestic Lending Office specified opposite its name on
Schedule I hereto; if to any other Lender Party, at its Domestic Lending Office specified in the Assignment and Acceptance pursuant to which it became a Lender Party; and if to the Administrative Agent, at its address at 499 Park Avenue, New York, New York 10022, Attention: Kimberly Williams, telecopier number (212) 415-9805; or, as to each party, at such other address as shall be designated by such party in a written notice to the other parties. All such notices and communications shall, when mailed, telecopied or sent by courier, be effective when deposited in the mails, transmitted by telecopier or delivered to the overnight courier, respectively, except that notices and communications to any Agent pursuant to Article II, III or VIII shall not be effective until received by such Agent. Delivery by telecopier of an executed counterpart of any amendment or waiver of any provision of this Agreement or the Notes or of any Exhibit hereto to be executed and delivered hereunder shall be effective as delivery of a manually executed counterpart thereof.

      SECTION 8.03. No Waiver; Remedies. No failure on the part of any Lender Party or any Agent to exercise, and no delay in exercising, any right hereunder or under any Note shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

      SECTION 8.04. Costs and Expenses. (a) The Borrower agrees to pay on demand
(i) all costs and expenses of the Administrative Agent in connection with the preparation, execution, delivery, administration, modification and amendment of the Loan Documents (including, without limitation, (A) all due diligence, collateral review, syndication, transportation, computer, duplication, appraisal, audit, insurance, consultant, search, filing and recording fees and expenses and (B) the reasonable fees and expenses of counsel for the Administrative Agent with respect thereto, with respect to advising the Administrative Agent as to its rights and responsibilities, or the perfection, protection or preservation of rights or interests, under the Loan Documents, with respect to negotiations with any Loan Party or with other creditors of any Loan Party or any of its Subsidiaries arising out of any Default or any events or circumstances that may give rise to a Default and with respect to presenting claims in or otherwise participating in or monitoring any bankruptcy, insolvency or other similar proceeding involving creditors' rights generally and any proceeding ancillary thereto) and (ii) all costs and expenses of the Agents and the Lender Parties in connection with the enforcement of the Loan Documents, whether in any action, suit or litigation, any bankruptcy, insolvency or other similar proceeding affecting creditors' rights generally (including, without limitation, the reasonable fees and expenses of counsel for the Administrative Agent and each Lender Party with respect thereto).

      (b) The Borrower agrees to indemnify, defend and save and hold harmless each Agent, each Lender Party and each of their Affiliates and their officers, directors, employees, agents and advisors (each, an "Indemnified Party") from and against, and shall pay on demand, any and all Indemnified Costs that may be incurred by or asserted or awarded against any Indemnified Party, in each case arising out of or in connection with or by reason of, or in connection with the preparation for a defense of, any investigation, litigation or proceeding arising out of, related to or in connection with (i) the Facilities, the actual or proposed use of the proceeds of the Advances or the Letters of Credit, the Loan Documents or any of the transactions contemplated thereby, including, without limitation, or (ii) the actual or alleged presence of Hazardous Materials on any property of any Loan Party or any of its Subsidiaries or any Environmental Action relating in any way to any Loan Party or any of its Subsidiaries, except to the extent such Indemnified Costs are found in a final, non-appealable judgment by a court of competent jurisdiction to have resulted from such Indemnified Party's gross negligence or willful misconduct. In the case of an investigation, litigation or other proceeding to which the indemnity in this Section 8.04(b) applies, such indemnity shall be effective whether or not such investigation, litigation or proceeding is brought by any Loan Party, its directors, shareholders or creditors or an Indemnified Party, whether or not any Indemnified Party is otherwise a party thereto and whether or not the Transaction is consummated. In no event shall any Indemnified Party be liable for any special, indirect, consequential or punitive damages arising out of or otherwise relating to the

Facilities, the actual or proposed use of the proceeds of the Advances or the Letters of Credit, the Loan Documents or any of the transactions contemplated thereby.

      (c) If any payment of principal of, or Conversion of, any Eurodollar Rate Advance is made by the Borrower to or for the account of a Lender Party other than on the last day of the Interest Period for such Advance, as a result of an assignment in connection with a syndication contemplated by Section 2.02(c), a payment or Conversion pursuant to Section 2.06, 2.09(b)(i) or 2.10(d), acceleration of the maturity of the Advances pursuant to Section 6.01 or for any other reason or by an Eligible Assignee to a Lender Party other than on the last day of the Interest Period for such Advance upon an assignment of rights and obligations under this Agreement pursuant to Section 8.07 as a result of a demand by the Borrower pursuant to Section 8.07(a), the Borrower shall, upon demand by such Lender Party (with a copy of such demand to the Administrative Agent), pay to the Administrative Agent for the account of such Lender Party any amounts required to compensate such Lender Party for any additional losses, costs or expenses that it may reasonably incur as a result of such payment, including, without limitation, any loss, cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by any Lender Party to fund or maintain such Advance.

      (d) If any Loan Party fails to pay when due any costs, expenses or other amounts payable by it under any Loan Document, including, without limitation, fees and expenses of counsel and indemnities, such amount may be paid on behalf of such Loan Party by the Administrative Agent or any Lender Party, in its sole discretion.

      (e) Without prejudice to the survival of any other agreement of any Loan Party hereunder or under any other Loan Document, the agreements and obligations of the Borrower contained in Sections 2.10 and 2.12 and this Section 8.04 shall survive the payment in full of principal, interest and all other amounts payable hereunder and under any of the other Loan Documents.

      SECTION 8.05. Right of Set-off. Upon (a) the occurrence and during the continuance of any Event of Default and (b) the making of the request or the granting of the consent specified by Section 6.01 to authorize the Administrative Agent to declare the Advances due and payable pursuant to the provisions of Section 6.01, each Lender Party and each of its respective Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and otherwise apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender Party or such Affiliate to or for the credit or the account of the Borrower against any and all of the Obligations of the Borrower now or hereafter existing under this Agreement and the Note or Notes (if any) held by such Lender Party, irrespective of whether such Lender Party shall have made any demand under this Agreement or such Note or Notes and although such Obligations may be unmatured. Each Agent and each Lender Party agrees promptly to notify the Borrower after any such set-off and application; provided, however, that the failure to give such notice shall not affect the validity of such set-off and application. The rights of each Lender Party and its respective Affiliates under this Section are in addition to other rights and remedies (including, without limitation, other rights of set-off) that such Lender Party and its respective Affiliates may have.

      SECTION 8.06. Binding Effect. This Agreement shall become effective when it shall have been executed by the Borrower and the Administrative Agent and when the Administrative Agent shall have been notified by each Initial Lender and the Initial Issuing Bank that such Initial Lender and the Initial Issuing Bank has executed it and thereafter shall be binding upon and inure to the benefit of the Borrower, the Administrative Agent and each Lender Party and their respective successors and assigns, except that the Borrower shall not have the right to assign its rights hereunder or any interest herein without the prior written consent of the Lender Parties.

      SECTION 8.07. Assignments and Participations. (a) Each Lender may and, so long as no Default shall have occurred and be continuing, if demanded by the Borrower (following a demand by such Lender pursuant to Section 2.10 or 2.12) upon at least five Business Days' notice to such Lender and the Administrative Agent, will assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Commitment or Commitments, the Advances owing to it and any Note or Notes held by it); provided, however, that (i) each such assignment shall be of a uniform, and not a varying, percentage of all rights and obligations under and in respect of one or more Facilities, (ii) except in the case of an assignment to a Person that, immediately prior to such assignment, was a Lender, an Affiliate of any Lender or an Approved Fund of any Lender or an assignment of all of a Lender's rights and obligations under this Agreement, the aggregate amount of the Commitments being assigned to such Eligible Assignee pursuant to such assignment (determined as of the date of the Assignment and Acceptance with respect to such assignment) shall in no event be less than $5,000,000 (or such lesser amount as shall be approved by the Borrower and the Administrative Agent) and shall be in an integral multiple of $500,000, (iii) each such assignment shall be to an Eligible Assignee, (iv) each such assignment made as a result of a demand by the Borrower pursuant to this Section 8.07(a) shall be arranged by the Borrower after consultation with the Administrative Agent and shall be either an assignment of a portion of the rights and obligations of the assigning Lender under this Agreement or an assignment of a portion of such rights and obligations made concurrently with another such assignment or other such assignments that together cover all of the rights and obligations of the assigning Lender under this Agreement, (v) no Lender shall be obligated to make any such assignment as a result of a demand by the Borrower pursuant to this Section 8.07(a) unless and until such Lender shall have received one or more payments from either the Borrower or one or more Eligible Assignees in an aggregate amount at least equal to the aggregate outstanding principal amount of the Advances owing to such Lender, together with accrued interest thereon to the date of payment of such principal amount and all other amounts payable to such Lender under this Agreement, (vi) no such assignments shall be permitted without the consent of the Administrative Agent until the Administrative Agent shall have notified the Lender Parties that syndication of the Commitments hereunder has been completed, and (vii) the parties to each such assignment shall execute and deliver to the Administrative Agent, for its acceptance and recording in the Register, an Assignment and Acceptance, together with any Note or Notes subject to such assignment and a processing and recordation fee of $3,500.

      (b) Upon such execution, delivery, acceptance and recording, from and after the effective date specified in such Assignment and Acceptance, (x) the assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, have the rights and obligations of a Lender or Issuing Bank, as the case may be, hereunder and (y) the Lender or Issuing Bank assignor thereunder shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender's or Issuing Bank's rights and obligations under this Agreement, such Lender or Issuing Bank shall cease to be a party hereto).

      (c) By executing and delivering an Assignment and Acceptance, each Lender Party assignor thereunder and each assignee thereunder confirm to and agree with each other and the other parties thereto and hereto as follows: (i) other than as provided in such Assignment and Acceptance, such assigning Lender Party makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or any other Loan Document or the execution, legality, validity, enforceability, genuineness, sufficiency or value of, or the perfection or priority of any lien or security interest created or purported to be created under or in connection with, this Agreement or any other Loan Document or any other instrument or document furnished pursuant hereto or thereto; (ii) such assigning Lender Party makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower or any other Loan Party or the performance or observance by any Loan Party of any of its obligations under any Loan Document or any other instrument or document furnished pursuant thereto; (iii) such assignee confirms that it has received a copy of this Agreement, together with copies of the financial statements referred to in Section 4.01 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (iv) such assignee will, independently and without reliance upon the Administrative Agent, such assigning Lender Party or any other Lender Party and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (v) such assignee confirms that it is an Eligible Assignee; (vi) such assignee appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers and discretion under the Loan Documents as are delegated to the Administrative Agent by the terms hereof, together with such powers and discretion as are reasonably incidental thereto; and (vii) such assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of this Agreement are required to be performed by it as a Lender or Issuing Bank, as the case may be.

      (d) The Administrative Agent shall maintain (including as the Borrower's agent solely for the purpose of Sections 2.12(e) and (f)) at its address referred to in Section 8.02 a copy of each Assignment and Acceptance delivered to and accepted by it and a register for the recordation of the names and addresses of the Lender Parties and the Commitment under each Facility of, and principal amount of the Advances owing under each Facility to, each Lender Party from time to time (the "Register"). The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Borrower, the Administrative Agent and the Lender Parties may treat each Person whose name is recorded in the Register as a Lender Party hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrower or any Lender Party at any reasonable time and from time to time upon reasonable prior notice.

      (e) Upon its receipt of an Assignment and Acceptance executed by an assigning Lender Party and an assignee, together with any Note or Notes requested by the Assignee subject to such assignment, the Administrative Agent shall, if such Assignment and Acceptance has been completed and is in substantially the form of Exhibit C hereto, (i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register and (iii) give prompt notice thereof to the Borrower.

      (f) Each Lender Party may sell participations in or to all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Commitments, the Advances owing to it and any Note or Notes held by it) to any Person other than any Loan Party or any of its Subsidiaries or Affiliates; provided, however, that (i) such Lender Party's obligations under this Agreement (including, without limitation, its Commitments) shall remain unchanged, (ii) such Lender Party shall remain solely responsible to the other parties hereto for the performance of such obligations,
(iii) such Lender Party shall remain the holder of such Advances and any such Note for all purposes of this Agreement, (iv) the Borrower, each Agent and the other Lender Parties shall continue to deal solely and directly with such Lender Party in connection with such Lender Party's rights and obligations under this Agreement and (v) no participant under any such participation shall have any right to approve any amendment or waiver of any provision of any Loan Document, or any consent to any departure by any Loan Party therefrom, except to the extent that such amendment, waiver or consent would reduce the principal of, or interest on, the Advances or any fees or other amounts payable hereunder, in each case to the extent subject to such participation, postpone any date fixed for any payment of principal of, or interest on, the Advances or any fees or other amounts payable hereunder, in each case to the extent subject to such participation, or release all or substantially all of the Collateral.

      (g) Any Lender Party may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Section 8.07, disclose to the assignee or participant or proposed assignee or participant, any information relating to the Borrower furnished to such Lender Party by or on behalf of the Borrower.

      (h) Notwithstanding any other provision set forth in this Agreement, any Lender Party may at any time create a security interest in all or any portion of its rights under this Agreement (including, without limitation, the Advances owing to it and any Note or Notes held by it) in favor of any Federal Reserve Bank in accordance with Regulation A of the Board of Governors of the Federal Reserve System.

      SECTION 8.08. Confidentiality. Neither the Agent nor any Lender Party shall disclose any Confidential Information to any Person without the consent of the Borrower, other than (a) to such Agent's or such Lender Party's Affiliates and their officers, directors, employees, agents and advisors and to actual or prospective Eligible Assignees and Participants (who shall be bound by this provision as though a Lender Party), and then only on a confidential basis, (b) as required by any law, rule or regulation or judicial process, (c) as requested or required by any state, Federal or foreign authority or examiner regulating such Lender Party and (d) to any rating agency when required by it, provided that, prior to such disclosure, such rating agency shall undertake to preserve the confidentiality of any Confidential Information relating to the Loan Parties received by it from such Lender Party.

      SECTION 8.09. Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by telecopier shall be effective as delivery of an original executed counterpart of this Agreement.

      SECTION 8.10. No Liability of the Issuing Bank. The Borrower assumes all risks of the acts or omissions of any beneficiary or transferee of any Letter of Credit with respect to its use of such Letter of Credit. Neither the Issuing Bank nor any of its officers or directors shall be liable or responsible for:
(a) the use that may be made of any Letter of Credit or any acts or omissions of any beneficiary or transferee in connection therewith; (b) the validity, sufficiency or genuineness of documents, or of any endorsement thereon, even if such documents should prove to be in any or all respects invalid, insufficient, fraudulent or forged; (c) payment by the Issuing Bank against presentation of documents that do not comply with the terms of a Letter of Credit, including failure of any documents to bear any reference or adequate reference to the Letter of Credit; or (d) any other circumstances whatsoever in making or failing to make payment under any Letter of Credit, except that the Borrower shall have a claim against the Issuing Bank, and the Issuing Bank shall be liable to the Borrower, to the extent of any direct, but not consequential, damages suffered by the Borrower that the Borrower proves were caused by (i) the Issuing Bank's willful misconduct or gross negligence as determined in a final, non-appealable judgment by a court of competent jurisdiction in determining whether documents presented under any Letter of Credit comply with the terms of the Letter of Credit or (ii) the Issuing Bank's willful failure to make lawful payment under a Letter of Credit after the presentation to it of a draft and certificates strictly complying with the terms and conditions of the Letter of Credit. In furtherance and not in limitation of the foregoing, the Issuing Bank may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary.

      SECTION 8.11. Jurisdiction, Etc. (a) Each of the parties hereto hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any New York State court or federal court of the United States of America sitting in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or any of the other Loan Documents to which it is a party, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in any such California court or, to the extent permitted by law, in such federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that any party may otherwise have to bring any action or proceeding relating to this Agreement or any of the other Loan Documents in the courts of any jurisdiction.

      (b) Each of the parties hereto irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any of the other Loan Documents to which it is a party in any New York State or federal court. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

      SECTION 8.12. Governing Law. This Agreement and the Notes shall be governed by, and construed in accordance with, the laws of the State of New York.

      SECTION 8.13. Waiver of Jury Trial. Each of the Loan Parties, each Agent and the Lender Parties irrevocably waives all right to trial by jury in any action, proceeding or counterclaim (whether based on contract, tort or otherwise) arising out of or relating to any of the Loan Documents, the Advances, the Letters of Credit or the actions of any Agent or any Lender Party in the negotiation, administration, performance or enforcement thereof.

            IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

                                   Borrower

                                        INTERNATIONAL RECTIFIER CORPORATION

                                        By______________________________________
                                           Title:


                                   Lenders

                                        BANQUE NATIONALE DE PARIS,
                                        as Administrative Agent, Issuing Bank
                                        and Lender

                                        By______________________________________
                                           Title:


                                        By______________________________________
                                           Title:


                                        SANWA BANK CALIFORNIA,
                                        as Syndication Agent


                                        By______________________________________
                                           Title:

                        EXHIBIT A-1 TO THE CREDIT AGREEMENT

                                FORM OF TERM A NOTE


$_______________                                           Dated: ____ __, ____


          FOR VALUE RECEIVED, the undersigned, International Rectifier Corporation, a Delaware corporation (the "BORROWER"), HEREBY PROMISES TO PAY to the order of __________________ (the "LENDER") for the account of its Applicable Lending Office (as defined in the Credit Agreement referred to below) the principal amount of the Term A Advance (as defined below) owing to the Lender by the Borrower pursuant to the Credit Agreement dated as of July 1, 1999 (as amended, amended and restated, supplemented or otherwise modified from time to time, the "CREDIT AGREEMENT"; terms defined therein, unless otherwise defined herein, being used herein as therein defined) among the Borrower, the Lender and certain other Lender Parties party thereto and Banque Nationale de Paris, as Administrative Agent for the Lender and such other Lender Parties on the dates and in the amounts specified in the Credit Agreement.

          The Borrower promises to pay to the Lender or its registered assigns interest on the unpaid principal amount of the Term A Advance from the date of such Term A Advance, until such principal amount is paid in full, at such interest rates, and payable at such times, as are specified in the Credit Agreement.

          Both principal and interest are payable in lawful money of the United States of America to the Banque Nationale de Paris, as Administrative Agent, at the Agent's Account, in same day funds. The Term A Advance owing to the Lender by the Borrower and the maturity thereof, and all payments made on account of principal thereof, shall be recorded by the Lender and, prior to any transfer hereof, endorsed on the grid attached hereto, which is part of this Promissory Note; PROVIDED, HOWEVER, that the failure of the Lender to make any such recordation or endorsement shall not affect the Obligations of the Borrower under this Promissory Note.

          This Promissory Note is one of the Notes referred to in, and is entitled to the benefits of, the Credit Agreement. The Credit Agreement, among other things, (i) provides for the making of an advance (the "TERM A ADVANCE") by the Lender to the Borrower in an amount not to exceed the U.S. dollar amount first above mentioned, the indebtedness of the Borrower resulting from such Term A Advance being evidenced by this Promissory Note, and (ii) contains provisions for acceleration of the maturity hereof upon the happening of certain stated events and also for prepayments on account of principal hereof prior to the maturity hereof upon the terms and conditions therein specified. The obligations of the Borrower under this Promissory Note and the other Loan Documents, and the obligations of the other Loan Parties under the Loan Documents, are secured by the Collateral as provided in the Loan Documents.

          This Promissory Note shall be governed by, and construed in accordance with, the laws of the State of New York.

                                   INTERNATIONAL RECTIFIER CORPORATION


                                   By  ________________________________
                                       Title:

                          ADVANCES AND PAYMENTS OF PRINCIPAL

          DATE                     TERM A FACILITY

                        EXHIBIT A-2 TO THE CREDIT AGREEMENT

                                FORM OF TERM B NOTE


$_______________                                           Dated: ____ __, ____


          FOR VALUE RECEIVED, the undersigned, International Rectifier Corporation, a Delaware corporation (the "BORROWER"), HEREBY PROMISES TO PAY to the order of __________________ (the "LENDER") for the account of its Applicable Lending Office (as defined in the Credit Agreement referred to below) the principal amount of the Term B Advance (as defined below) owing to the Lender by the Borrower pursuant to the Credit Agreement dated as of July 1, 1999 (as amended, amended and restated, supplemented or otherwise modified from time to time, the "CREDIT AGREEMENT"; terms defined therein, unless otherwise defined herein, being used herein as therein defined) among the Borrower, the Lender and certain other Lender Parties party thereto and Banque Nationale de Paris, as Administrative Agent for the Lender and such other Lender Parties on the dates and in the amounts specified in the Credit Agreement.

          The Borrower promises to pay to the Lender or its registered assigns interest on the unpaid principal amount of the Term B Advance from the date of such Term A Advance, until such principal amount is paid in full, at such interest rates, and payable at such times, as are specified in the Credit Agreement.

          Both principal and interest are payable in lawful money of the United States of America to the Banque Nationale de Paris, as Administrative Agent, at the Agent's Account, in same day funds. The Term B Advance owing to the Lender by the Borrower and the maturity thereof, and all payments made on account of principal thereof, shall be recorded by the Lender and, prior to any transfer hereof, endorsed on the grid attached hereto, which is part of this Promissory Note; PROVIDED, HOWEVER, that the failure of the Lender to make any such recordation or endorsement shall not affect the Obligations of the Borrower under this Promissory Note.

          This Promissory Note is one of the Notes referred to in, and is entitled to the benefits of, the Credit Agreement. The Credit Agreement, among other things, (i) provides for the making of an advance (the "TERM B ADVANCE") by the Lender to the Borrower in an amount not to exceed the U.S. dollar amount first above mentioned, the indebtedness of the Borrower resulting from such Term B Advance being evidenced by this Promissory Note, and (ii) contains provisions for acceleration of the maturity hereof upon the happening of certain stated events and also for prepayments on account of principal hereof prior to the maturity hereof upon the terms and conditions therein specified. The obligations of the Borrower under this Promissory Note and the other Loan Documents, and the obligations of the other Loan Parties under the Loan Documents, are secured by the Collateral as provided in the Loan Documents.

          This Promissory Note shall be governed by, and construed in accordance with, the laws of the State of New York.

                                   INTERNATIONAL RECTIFIER CORPORATION


                                   By _________________________________
                                       Title:

                          ADVANCES AND PAYMENTS OF PRINCIPAL


          DATE                     TERM B FACILITY

                        EXHIBIT A-3 TO THE CREDIT AGREEMENT

                           FORM OF REVOLVING CREDIT NOTE


$_______________                                           Dated: ____ __, ____


          FOR VALUE RECEIVED, the undersigned, International Rectifier Corporation, a Delaware corporation (the "BORROWER"), HEREBY PROMISES TO PAY to the order of __________________ (the "LENDER") for the account of its Applicable Lending Office (as defined in the Credit Agreement referred to below) the principal amount of the Revolving Credit Advance (as defined below) owing to the Lender by the Borrower pursuant to the Credit Agreement dated as of July 1, 1999 (as amended, amended and restated, supplemented or otherwise modified from time to time, the "CREDIT AGREEMENT"; terms defined therein, unless otherwise defined herein, being used herein as therein defined) among the Borrower, the Lender and certain other Lender Parties party thereto and Banque Nationale de Paris, as Administrative Agent for the Lender and such other Lender Parties on the dates and in the amounts specified in the Credit Agreement.

          The Borrower promises to pay to the Lender or its registered assigns interest on the unpaid principal amount of each Revolving Credit Advance from the date of such Revolving Credit Advance, until such principal amount is paid in full, at such interest rates, and payable at such times, as are specified in the Credit Agreement.

          Both principal and interest are payable in lawful money of the United States of America to the Banque Nationale de Paris, as Administrative Agent, at the Agent's Account, in same day funds. Each Revolving Credit Advance owing to the Lender by the Borrower and the maturity thereof, and all payments made on account of principal thereof, shall be recorded by the Lender and, prior to any transfer hereof, endorsed on the grid attached hereto, which is part of this Promissory Note; PROVIDED, HOWEVER, that the failure of the Lender to make any such recordation or endorsement shall not affect the Obligations of the Borrower under this Promissory Note.

          This Promissory Note is one of the Notes referred to in, and is entitled to the benefits of, the Credit Agreement. The Credit Agreement, among other things, (i) provides for the making of advances (the "REVOLVING CREDIT ADVANCES") by the Lender to the Borrower in an amount not to exceed the U.S. dollar amount first above mentioned, the indebtedness of the Borrower resulting from each such Revolving Credit Advance being evidenced by this Promissory Note, and (ii) contains provisions for acceleration of the maturity hereof upon the happening of certain stated events and also for prepayments on account of principal hereof prior to the maturity hereof upon the terms and conditions therein specified. The obligations of the Borrower under this Promissory Note and the other Loan Documents, and the obligations of the other Loan Parties under the Loan Documents, are secured by the Collateral as provided in the Loan Documents.

          This Promissory Note shall be governed by, and construed in accordance with, the laws of the State of New York.

                                   INTERNATIONAL RECTIFIER CORPORATION


                                   By  ________________________________
                                       Title:

                          ADVANCES AND PAYMENTS OF PRINCIPAL


          DATE                     REVOLVING CREDIT FACILITY

                          EXHIBIT B TO THE CREDIT AGREEMENT

                            FORM OF NOTICE OF BORROWING



Banque Nationale de Paris,
  as Administrative Agent
  under the Credit Agreement
  referred to below
____________________
____________________                                   Dated: _____, ____


          Attention:  _______________


Ladies and Gentlemen:

          The undersigned, International Rectifier Corporation, refers to the Credit Agreement dated as of July 1, 1999 (as amended, amended and restated, supplemented or otherwise modified from time to time, the "CREDIT AGREEMENT"; the terms defined therein being used herein as therein defined), among the undersigned, the Lender Parties party thereto, Banque Nationale de Paris, as Administrative Agent for the Lender Parties, and hereby gives you notice, irrevocably, pursuant to Section 2.02 of the Credit Agreement that the undersigned hereby requests a Borrowing under the Credit Agreement, and in that connection sets forth below the information relating to such Borrowing (the "PROPOSED BORROWING") as required by Section 2.02(a) of the Credit Agreement:

          (i) The Business Day of the Proposed Borrowing is ___________, [199_][200_].

          (ii) The Facility under which the Proposed Borrowing is requested is the _______________ Facility.

          (iii) The Type of Advances comprising the Proposed Borrowing is [Base Rate Advances] [Eurodollar Rate Advances].

          (iv) The aggregate amount of the Proposed Borrowing is $_____________.

          [(v)   The initial Interest Period for each Eurodollar Rate Advance made as part of the Proposed Borrowing is __________ month[s].]

          The undersigned hereby certifies that the following statements are true on the date hereof, and will be true on the date of the Proposed Borrowing:

          (A) The representations and warranties contained in each Loan Document are correct in all material respects on and as of the date of the Proposed Borrowing, before and after giving effect to the Proposed Borrowing and to the application of the proceeds therefrom, as though made on and as of such date, other than any such representations or warranties that, by their terms, refer to a specific date other than the date of the Proposed Borrowing, in which case, as of such specific date.

          (B) No Default has occurred and is continuing, or would result from such Proposed Borrowing or from the application of the proceeds therefrom.

          Delivery of an executed counterpart of this Notice of Borrowing by telecopier shall be effective as delivery of an original executed counterpart of this Notice of Borrowing.


                                   Very truly yours,

                                   INTERNATIONAL RECTIFIER CORPORATION



                                   By
                                     ---------------------------------
                                       Title:

                         EXHIBIT C TO THE CREDIT AGREEMENT

                         FORM OF ASSIGNMENT AND ACCEPTANCE

          Reference is made to the Credit Agreement dated as of July 1, 1999 (as amended, amended and restated, supplemented or otherwise modified from time to time, the "CREDIT AGREEMENT"; the terms defined therein, unless otherwise defined herein, being used herein as therein defined) among International Rectifier Corporation, a Delaware corporation (the "BORROWER"), the Lender Parties party thereto and Banque Nationale de Paris, as Administrative Agent for the Lender Parties.

          Each "Assignor" referred to on Schedule 1 hereto (each, an "ASSIGNOR") and each "Assignee" referred to on Schedule 1 hereto (each, an "ASSIGNEE") agrees severally with respect to all information relating to it and its assignment hereunder and on Schedule 1 hereto as follows:

          1. Such Assignor hereby sells and assigns, without recourse except as to the representations and warranties made by it herein, to such Assignee, and such Assignee hereby purchases and assumes from such Assignor, an interest in and to such Assignor's rights and obligations under the Credit Agreement as of the date hereof equal to the percentage interest specified on
Schedule 1 hereto of all outstanding rights and obligations under the Credit Agreement Facility or Facilities specified on Schedule 1 hereto. After giving effect to such sale and assignment, such Assignee's Commitments and the amount of the Advances owing to such Assignee will be as set forth on Schedule 1 hereto.

          2. Such Assignor (i) represents and warrants that its name set forth on Schedule 1 hereto is its legal name, that it is the legal and beneficial owner of the interest or interests being assigned by it hereunder and that such interest or interests are free and clear of any adverse claim;
(ii) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with any Loan Document or the execution, legality, validity, enforceability, genuineness, sufficiency or value of, or the perfection or priority of any lien or security interest created or purported to be created under or in connection with, any Loan Document or any other instrument or document furnished pursuant thereto; (iii) makes no representation or warranty and assumes no responsibility with respect to the financial condition of any Loan Party or the performance or observance by any Loan Party of any of its obligations under any Loan Document or any other instrument or document furnished pursuant thereto; and (iv) attaches the Note or Notes held by such Assignor and requests that the Administrative Agent exchange such Note or Notes for a new Note or Notes payable to the order of such Assignee in an amount equal to the Commitments assumed by such Assignee pursuant hereto or new Notes payable to the order of such Assignee in an amount equal to the Commitments assumed by such Assignee pursuant hereto and such Assignor in an amount equal to the Commitments retained by such Assignor under the Credit Agreement, respectively, as specified on Schedule 1 hereto.

          3. Such Assignee (i) confirms that it has received a copy of the Credit Agreement, together with copies of the financial statements referred to in Section 4.01 thereof and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance; (ii) agrees that it will, independently and without reliance upon any Agent, any Assignor or any other Lender Party and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement; (iii) represents and warrants that its name set forth on Schedule 1 hereto is its legal name; (iv) confirms that it is an Eligible Assignee; (v) appoints and authorizes each Agent to take such action as agent on its behalf and to exercise such powers and discretion under the Loan Documents as are delegated to such Agent by the terms thereof, together with such powers and discretion as are reasonably incidental thereto; (vi) agrees that it will perform in accordance with their terms all of the obligations that by the terms of the Credit Agreement are required to be performed by it as a Lender Party; and (vii) attaches any U.S. Internal Revenue Service forms required under Section 2.12 of the Credit Agreement.

          4. Following the execution of this Assignment and Acceptance, it will be delivered to the Administrative Agent for acceptance and recording by the Administrative Agent. The effective date for this Assignment and Acceptance (the "EFFECTIVE DATE") shall be the date of acceptance hereof by the Administrative Agent, unless otherwise specified on Schedule 1 hereto.

          5. Upon such acceptance and recording by the Administrative Agent, as of the Effective Date, (i) such Assignee shall be a party to the Credit Agreement and, to the extent provided in this Assignment and Acceptance, have the rights and obligations of a Lender Party thereunder and (ii) such Assignor shall, to the extent provided in this Assignment and Acceptance, relinquish its rights and be released from its obligations under the Credit Agreement (other than its rights and obligations under the Loan Documents that are specified under the terms of such Loan Documents to survive the payment in full of the Obligations of the Loan Parties under the Loan Documents to the extent any claim thereunder relates to an event arising prior to the Effective Date of this Assignment and Acceptance) and, if this Assignment and Acceptance covers all of the remaining portion of the rights and obligations of such Assignor under the Credit Agreement, such Assignor shall cease to be a party thereto.

          6.     Upon such acceptance and recording by the Administrative
Agent, from and after the Effective Date, the Administrative Agent shall make all payments under the Credit Agreement and the Notes in respect of the interest assigned hereby (including, without limitation, all payments of principal, interest and commitment fees with respect thereto) to such Assignee. Such Assignor and such Assignee shall make all appropriate adjustments in payments under the Credit Agreement and the Notes for periods prior to the Effective Date directly between themselves.

          7. This Assignment and Acceptance shall be governed by, and construed in accordance with, the laws of the State of New York.

          8. This Assignment and Acceptance may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of Schedule 1 to this Assignment and Acceptance by telecopier shall be effective as delivery of an original executed counterpart of this Assignment and Acceptance.

          IN WITNESS WHEREOF, each Assignor and each Assignee have caused
Schedule 1 to this Assignment and Acceptance to be executed by their officers thereunto duly authorized as of the date specified thereon.

                                      SCHEDULE 1
                                          TO
                              ASSIGNMENT AND ACCEPTANCE


 ASSIGNORS:

 REVOLVING CREDIT FACILITY

      Percentage interest assigned                     %     %     %     %     %

      Revolving Credit Commitment assigned         $     $     $     $     $

      Aggregate outstanding principal amount of
           Revolving Credit Advances assigned      $     $     $     $     $

      Principal amount of Revolving Credit Note
           payable to ASSIGNOR                     $     $     $     $     $

 TERM A FACILITY

      Percentage interest assigned                     %     %     %     %     %

      Term A Commitment assigned                   $     $     $     $     $

      Outstanding principal amount of
           Term A Advance assigned                 $     $     $     $     $

      Principal amount of Term A Note
           payable to ASSIGNOR                     $     $     $     $     $

 TERM B FACILITY

      Percentage interest assigned                     %     %     %     %     %

      Term B Commitment assigned                   $     $     $     $     $

      Outstanding principal amount of
           Term B Advance assigned                 $     $     $     $     $

      Principal amount of Term B Note
           payable to ASSIGNOR                     $     $     $     $     $

 LETTER OF CREDIT FACILITY

      Letter of Credit Commitment assigned         $     $     $     $     $

      Letter of Credit Commitment retained         $     $     $     $     $


 ASSIGNEES:

 REVOLVING CREDIT FACILITY

      Percentage interest assumed                      %     %     %     %     %

      Revolving Credit Commitment assumed          $     $     $     $     $

      Aggregate outstanding principal amount of
           Revolving Credit Advances assumed       $     $     $     $     $

      Principal amount of Revolving Credit Note
           payable to ASSIGNEE                     $     $     $     $     $

 TERM A FACILITY

      Percentage interest assumed                      %     %     %     %     %

      Term A Commitment assumed                    $     $     $     $     $

      Outstanding principal amount of
           Term A Advance assumed                  $     $     $     $     $

      Principal amount of Term A Note
           payable to ASSIGNEE                     $     $     $     $     $

 TEM, B FACILITY

      Percentage interest assumed                      %     %     %     %     %

      Term B Commitment assumed                    $     $     $     $     $

      Outstanding principal amount of
           Term B Advance assumed                  $     $     $     $     $

      Principal amount of Term B Note
           payable to ASSIGNEE                     $     $     $     $     $

 LETTER OF CREDIT FACILITY

      Letter of Credit Commitment assumed          $     $     $     $     $


Effective Date (if other than date of acceptance by Administrative Agent):
___________, ____

                                      ASSIGNORS

                                                       , as Assignor


                                   By
                                     -------------------------------
                                       Title:

                                   Dated: _____ __, ____

                                                       , as Assignor


                                   By
                                     -------------------------------
                                       Title:

                                   Dated: _____ __, ____

                                      ASSIGNEES

                                                       , as Assignee


                                   By
                                     -------------------------------
                                       Title:

                                   Dated: _____ __, ____

                                   Domestic Lending Office:

                                                       , as Assignee

                                   By
                                     -------------------------------
                                       Title:

                                   Dated: _____ __, ____

                                   Domestic Lending Office:

Accepted and Approved this ____
day of ___________, ____

BANQUE NATIONALE DE PARIS,
     as Administrative Agent


By
  -------------------------------
    Title:


Approved this ____ day
of _____________, ____

INTERNATIONAL RECTIFIER CORPORATION


By
  -------------------------------
    Title:

                        EXHIBIT F-1 TO THE CREDIT AGREEMENT

                               FORM OF U.S. GUARANTY


          U.S. GUARANTY dated as of July 1, 1999, (the "GUARANTY") made by the Persons listed on the signature pages hereof under the caption "Guarantors" and the Additional Guarantors (as defined in Section 8(b)) (such Persons so listed and the Additional Guarantors being, collectively, the "GUARANTORS" and, individually, each a "GUARANTOR") in favor of the Secured Parties (as defined in the Credit Agreement referred to below).

          PRELIMINARY STATEMENT. International Rectifier Corporation, a Delaware corporation (the "BORROWER"), is party to a Credit Agreement dated as of July 1, 1999 (as amended, amended and restated, supplemented or otherwise modified from time to time, the "CREDIT AGREEMENT"; the capitalized terms defined therein and not otherwise defined herein being used herein as therein defined) with certain Lender Parties party thereto, Sanwa Bank California, as Syndication Agent and Banque Nationale de Paris, as Sole Arranger, Issuing Bank and Administrative Agent (the "AGENT"). Each Guarantor will derive substantial direct and indirect benefits from the transactions contemplated by the Credit Agreement. It is a condition precedent to the making of Advances and the issuance of Letters of Credit by the Lender Parties under the Credit Agreement and the entry by the Hedge Banks into Secured Hedge Agreements from time to time that each Guarantor shall have executed and delivered this Guaranty.

          NOW, THEREFORE, in consideration of the premises and in order to induce the Lender Parties to make Advances and to issue Letters of Credit under the Credit Agreement and the Hedge Banks to enter into Secured Hedge Agreements from time to time, each Guarantor, jointly and severally with each other Guarantor, hereby agrees as follows:

          Section 1. GUARANTY; LIMITATION OF LIABILITY. (a) Each Guarantor hereby absolutely, unconditionally and irrevocably guarantees the punctual payment when due, whether at scheduled maturity or on any date of a required prepayment or by acceleration, demand or otherwise, of all Obligations of each other Loan Party now or hereafter existing under or in respect of the Loan Documents (including, without limitation, any extensions, modifications, substitutions, amendments or renewals of any or all of the foregoing Obligations), whether direct or indirect, absolute or contingent, and whether for principal, interest, premiums, fees, indemnities, contract causes of action, costs, expenses or otherwise (such Obligations being the "GUARANTEED OBLIGATIONS"), and agrees to pay any and all expenses (including, without limitation, fees and expenses of counsel) incurred by the Administrative Agent or any other Secured Party in enforcing any rights under this Guaranty or any other Loan Document. Without limiting the generality of the foregoing, each Guarantor's liability shall extend to all amounts that constitute part of the Guaranteed Obligations and would be owed by any other Loan Party to any Secured Party under or in respect of the Loan Documents but for the fact that they are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving such other Loan Party.

          (b) Each Guarantor, and by its acceptance of this Guaranty, the Administrative

Agent and each other Secured Party, hereby confirms that it is the intention of all such Persons that this Guaranty and the Obligations of each Guarantor hereunder not constitute a fraudulent transfer or conveyance for purposes of Bankruptcy Law (as hereinafter defined), the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar foreign, federal or state law to the extent applicable to this Guaranty and the Obligations of each Guarantor hereunder. To effectuate the foregoing intention, the Administrative Agent, the other Secured Parties and the Guarantors hereby irrevocably agree that the Obligations of each Guarantor under this Guaranty at any time shall be limited to the maximum amount as will result in the Obligations of such Guarantor under this Guaranty not constituting a fraudulent transfer or conveyance. For purposes hereof, "BANKRUPTCY LAW" means any proceeding of the type referred to in Section 6.01(f) of the Credit Agreement or Title 11, U.S. Code, or any similar foreign, federal or state law for the relief of debtors.

          (c) Each Guarantor hereby unconditionally and irrevocably agrees that in the event any payment shall be required to be made to any Secured Party under this Guaranty or any other guaranty, such Guarantor will contribute, to the maximum extent permitted by law, such amounts to each other Guarantor and each other guarantor so as to maximize the aggregate amount paid to the Secured Parties under or in respect of the Loan Documents.

          Section 2. GUARANTY ABSOLUTE. Each Guarantor guarantees that the Guaranteed Obligations will be paid strictly in accordance with the terms of the Loan Documents, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of any Secured Party with respect thereto. The Obligations of each Guarantor under or in respect of this Guaranty are independent of the Guaranteed Obligations or any other Obligations of any other Loan Party under or in respect of the Loan Documents, and a separate action or actions may be brought and prosecuted against each Guarantor to enforce this Guaranty, irrespective of whether any action is brought against the Borrower or any other Loan Party or whether the Borrower or any other Loan Party is joined in any such action or actions. The liability of each Guarantor under this Guaranty shall be irrevocable, absolute and unconditional irrespective of, and each Guarantor hereby irrevocably waives any defenses it may now have or hereafter acquire in any way relating to, any or all of the following:

          (a) any lack of validity or enforceability of any Loan Document or any agreement or instrument relating thereto;

          (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Guaranteed Obligations or any other Obligations of any other Loan Party under or in respect of the Loan Documents, or any other amendment or waiver of or any consent to departure from any Loan Document, including, without limitation, any increase in the Guaranteed Obligations resulting from the extension of additional credit to any Loan Party or any of its Subsidiaries or otherwise;

          (c) any taking, exchange, release or non-perfection of any Collateral or any other collateral, or any taking, release or amendment or waiver of, or consent to departure from, any other guaranty, for all or any of the Guaranteed Obligations;

          (d) any manner of application of Collateral or any other collateral, or proceeds thereof, to all or any of the Guaranteed Obligations, or any manner of sale or other disposition of any Collateral or any other collateral for all or any of the Guaranteed Obligations or any other Obligations of any Loan Party under the Loan Documents or any other assets of any Loan Party or any of its Subsidiaries;

          (e) any change, restructuring or termination of the corporate structure or existence of any Loan Party or any of its Subsidiaries;

          (f) any failure of any Secured Party to disclose to any Loan Party any information relating to the business, condition (financial or otherwise), operations, performance, properties or prospects of any other Loan Party now or hereafter known to such Secured Party (each Guarantor waiving any duty on the part of the Secured Parties to disclose such information);

          (g) the failure of any other Person to execute or deliver this Guaranty, any Guaranty Supplement (as hereinafter defined) or any other guaranty or agreement or the release or reduction of liability of any Guarantor or other guarantor or surety with respect to the Guaranteed Obligations; or

          (h) any other circumstance (including, without limitation, any statute of limitations) or any existence of or reliance on any representation by any Secured Party that might otherwise constitute a defense available to, or a discharge of, any Loan Party or any other guarantor or surety.

This Guaranty shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Guaranteed Obligations is rescinded or must otherwise be returned by any Secured Party or any other Person upon the insolvency, bankruptcy or reorganization of the Borrower or any other Loan Party or otherwise, all as though such payment had not been made.

          Section 3. WAIVERS AND ACKNOWLEDGMENTS. (a) Each Guarantor hereby unconditionally and irrevocably waives promptness, diligence, notice of acceptance, presentment, demand for performance, notice of nonperformance, default, acceleration, protest or dishonor and any other notice with respect to any of the Guaranteed Obligations and this Guaranty and any requirement that any Secured Party protect, secure, perfect or insure any Lien or any property subject thereto or exhaust any right or take any action against any Loan Party or any other Person or any Collateral.

          (b) Each Guarantor hereby unconditionally and irrevocably waives any right to revoke this Guaranty and acknowledges that this Guaranty is continuing in nature and applies to all Guaranteed Obligations, whether existing now or in the future.

          (c)    Each Guarantor hereby unconditionally and irrevocably waives
(i) any defense arising by reason of any claim or defense based upon an election of remedies by any

Secured Party that in any manner impairs, reduces, releases or otherwise adversely affects the subrogation, reimbursement, exoneration, contribution or indemnification rights of such Guarantor or other rights of such Guarantor to proceed against any of the other Loan Parties, any other guarantor or any other Person or any Collateral and (ii) any defense based on any right of set-off or counterclaim against or in respect of the Obligations of such Guarantor hereunder.

          (d) Each Guarantor acknowledges that the Agent may, without notice to or demand upon such Guarantor and without affecting the liability of such Guarantor under this Guaranty, foreclose under any mortgage by nonjudicial sale, and each Guarantor hereby waives any defense to the recovery by the Agent and the other Secured Parties against such Guarantor of any deficiency after such nonjudicial sale and any defense or benefits that may be afforded by applicable law.

          (e) Each Guarantor hereby unconditionally and irrevocably waives any duty on the part of any Secured Party to disclose to such Guarantor any matter, fact or thing relating to the business, condition (financial or otherwise), operations, performance, properties or prospects of any other Loan Party or any of its Subsidiaries now or hereafter known by such Secured Party.

          (f) Each Guarantor acknowledges that it will receive substantial direct and indirect benefits from the financing arrangements contemplated by the Loan Documents and that the waivers set forth in Section 2 and this Section 3 are knowingly made in contemplation of such benefits.

          Section 4. SUBROGATION. Each Guarantor hereby unconditionally and irrevocably agrees not to exercise any rights that it may now have or hereafter acquire against the Borrower, any other Loan Party or any other insider guarantor that arise from the existence, payment, performance or enforcement of such Guarantor's Obligations under or in respect of this Guaranty or any other Loan Document, including, without limitation, any right of subrogation, reimbursement, exoneration, contribution or indemnification and any right to participate in any claim or remedy of any Secured Party against the Borrower, any other Loan Party or any other insider guarantor or any Collateral, whether or not such claim, remedy or right arises in equity or under contract, statute or common law, including, without limitation, the right to take or receive from the Borrower, any other Loan Party or any other insider guarantor, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security on account of such claim, remedy or right, unless and until all of the Guaranteed Obligations and all other amounts payable under this Guaranty shall have been paid in full in cash, all Letters of Credit and all Secured Hedge Agreements shall have expired or been terminated and the Commitments shall have expired or been terminated. If any amount shall be paid to any Guarantor in violation of the immediately preceding sentence at any time prior to the latest of (a) the payment in full in cash of the Guaranteed Obligations and all other amounts payable under this Guaranty, (b) the Termination Date and (c) the latest date of expiration or termination of all Letters of Credit and all Secured Hedge Agreements, such amount shall be received and held in trust for the benefit of the Secured Parties, shall be segregated from other property and funds of such Guarantor and shall forthwith be paid or delivered to the Administrative Agent in the same form as so received (with any necessary endorsement or assignment) to be credited and applied to the Guaranteed

Obligations and all other amounts payable under this Guaranty, whether matured or unmatured, in accordance with the terms of the Loan Documents, or to be held as Collateral for any Guaranteed Obligations or other amounts payable under this Guaranty thereafter arising. If (i) any Guarantor shall make payment to any Secured Party of all or any part of the Guaranteed Obligations, (ii) all of the Guaranteed Obligations and all other amounts payable under this Guaranty shall have been paid in full in cash, (iii) the Termination Date shall have occurred and (iv) all Letters of Credit and all Secured Hedge Agreements shall have expired or been terminated, the Secured Parties will, at such Guarantor's request and expense, execute and deliver to such Guarantor appropriate documents, without recourse and without representation or warranty, necessary to evidence the transfer by subrogation to such Guarantor of an interest in the Guranteed Obligations resulting from such payment made by such Guarantor pursuant to this Guaranty.

          Section 5. PAYMENTS FREE AND CLEAR OF TAXES, ETC. (a) Any and all payments made by any Guarantor under or in respect of this Guaranty or any other Loan Document shall be made, in accordance with Section 2.11 of the Credit Agreement, free and clear of and without deduction for any and all present or future Taxes. If any Guarantor shall be required by law to deduct any Taxes from or in respect of any sum payable under or in respect of this Guaranty or any other Loan Document to any Secured Party, (i) the sum payable by such Guarantor shall be increased as may be necessary so that after such Guarantor and the Administrative Agent have made all required deductions (including deductions applicable to additional sums payable under this Section 5), such Secured Party receives an amount equal to the sum it would have received had no such deductions been made, (ii) such Guarantor shall make all such deductions and (iii) such Guarantor shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law.

          (b) In addition, each Guarantor agrees to pay any present or future Other Taxes that arise from any payment made by or on behalf of such Guarantor under or in respect of this Guaranty or any other Loan Document or from the execution, delivery or registration of, performance under, or otherwise with respect to, this Guaranty and the other Loan Documents.

          (c) Each Guarantor will indemnify each Secured Party for and hold it harmless against the full amount of Taxes and Other Taxes, and for the full amount of taxes of any kind imposed by any jurisdiction on amounts payable under this Section 5, imposed on or paid by such Secured Party and any liability (including penalties, additions to tax, interest and expenses) arising therefrom or with respect thereto. This indemnification shall be made within 30 days from the date such Secured Party makes written demand therefor.

          (d) Within 30 days after the date of any payment of Taxes by or on behalf of any Guarantor, such Guarantor shall furnish to the Administrative Agent, at its address referred to in Section 9, the original or a certified copy of a check or receipt evidencing such payment. In the case of any payment hereunder by or on behalf of any Guarantor through an account or branch outside the United States or by or on behalf of such Guarantor by a payor that is not a United States person, if such Guarantor determines that no Taxes are payable in respect thereof, such Guarantor shall furnish, or shall cause such payor to furnish, to the Administrative Agent, at such address, an opinion of counsel acceptable to the Administrative Agent stating that such payment is exempt from Taxes. For purposes of subsections
(d) and (e) of this Section 5, the terms "UNITED STATES" and "UNITED STATES PERSON" shall have the meanings specified in Section 7701 of the Internal Revenue Code.

          (e) Upon the reasonable request in writing of any Guarantor, each Secured Party organized under the laws of a jurisdiction outside the United States shall, on or prior to the date of its execution and delivery of the Credit Agreement in the case of each Initial Lender or Initial Issuing Bank, as the case may be, and on or prior to the date of the Assignment and Acceptance or Secured Hedge Agreement pursuant to which it becomes a Secured Party in the case of each other Secured Party, and from time to time thereafter upon the reasonable request in writing by any Guarantor (but only so long thereafter as such Secured Party remains lawfully able to do so), provide each of the Administrative Agent and such Guarantor with two original Internal Revenue Service forms 1001 or 4224 or (in the case of a Secured Party that has certified in writing to the Administrative Agent that it is not a "bank" as defined in Section 881(c)(3)(A) of the Internal Revenue Code) form W-8 (and, if such Secured Party delivers a form W-8, a certificate representing that such Secured Party is not a "bank" for purposes of Section 881(c) of the Internal Revenue Code, is not a 10-percent shareholder (within the meaning of Section 871(h)(3)(B) of the Internal Revenue Code) of the Borrower and is not a controlled foreign corporation related to the Borrower (within the meaning of Section 864(d)(4) of the Internal Revenue Code)), as appropriate, or any successor or other form prescribed by the Internal Revenue Service, certifying that such Secured Party is exempt from or entitled to a reduced rate of United States withholding tax on payments under the Credit Agreement or the Notes or, in the case of a Secured Party providing a form W-8, certifying that such Secured Party is a foreign corporation, partnership, estate or trust. If the forms provided by a Secured Party at the time such Secured Party first becomes a party to the Credit Agreement or the applicable Secured Hedge Agreement indicate a United States interest withholding tax rate in excess of zero, withholding tax at such rate shall be considered excluded from Taxes unless and until such Secured Party provides the appropriate form certifying that a lesser rate applies, whereupon withholding tax at such lesser rate only shall be considered excluded from Taxes for periods governed by such forms; PROVIDED, HOWEVER, that if, in the case of a Secured Party becoming a party to the Credit Agreement, at the date of the Assignment and Acceptance pursuant to which a Secured Party becomes a party to the Credit Agreement, the Secured Party assignor was entitled to payments under subsection (a) of this Section 5 in respect of United States withholding tax with respect to interest paid at such date, then, to such extent, the term Taxes shall include (in addition to withholding taxes that may be imposed in the future or other amounts otherwise includable in Taxes) United States withholding tax, if any, applicable with respect to the Secured Party assignee on such date. If any form or document referred to in this subsection (e) and requested by any Guarantor pursuant to this subsection (e) requires the disclosure of information, other than information necessary to compute the tax payable and information required on the date hereof by Internal Revenue Service form 1001, 4224 or W-8 (or the related certificate described above), that the applicable Secured Party reasonably considers to be confidential, such Secured Party shall give notice thereof to the applicable Guarantor and shall not be obligated to include in such form or document such confidential information.

          (f) For any period with respect to which a Secured Party has failed to provide any Guarantor following such Guarantor's request therefor pursuant to subsection (e) above with the appropriate form described in subsection (e) above (OTHER THAN if such failure is due to a change in law occurring after the date on which a form originally was required to be provided or if such form otherwise is not required under subsection (e) above), such Secured Party shall not be entitled to indemnification under subsection (a) or
(c) of this Section 5 with respect to Taxes imposed by the United States by reason of such failure; PROVIDED, HOWEVER, that should a Secured Party become subject to Taxes because of its failure to deliver a form required hereunder, such Guarantor shall take such steps as such Secured Party shall reasonably request to assist such Secured Party to recover such Taxes.

          Section 6. REPRESENTATIONS AND WARRANTIES. Each Guarantor hereby makes each representation and warranty made in the Loan Documents by the Borrower with respect to such Guarantor and each Guarantor hereby further represents and warrants as follows:

          (a) There are no conditions precedent to the effectiveness of this Guaranty that have not been satisfied or waived.

          (b) Such Guarantor has, independently and without reliance upon any Secured Party and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Guaranty and each other Loan Document to which it is or is to be a party, and such Guarantor has established adequate means of obtaining from each other Loan Party on a continuing basis information pertaining to, and is now and on a continuing basis will be completely familiar with, the business, condition (financial or otherwise), operations, performance, properties and prospects of such other Loan Party.

          Section 7. COVENANTS. Each Guarantor covenants and agrees that, so long as any part of the Guaranteed Obligations shall remain unpaid, any Letter of Credit shall be outstanding, any Lender Party shall have any Commitment or any Secured Hedge Agreement shall be in effect, such Guarantor will perform and observe, and cause each of its Subsidiaries to perform and observe, all of the terms, covenants and agreements set forth in the Loan Documents on its or their part to be performed or observed or that the Borrower has agreed to cause such Guarantor or such Subsidiaries to perform or observe.

          Section 8. AMENDMENTS, GUARANTY SUPPLEMENTS, ETC. (a) No amendment or waiver of any provision of this Guaranty and no consent to any departure by any Guarantor therefrom shall in any event be effective unless the same shall be in writing and signed by the Administrative Agent and the Required Lenders, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; PROVIDED, HOWEVER, that no amendment, waiver or consent shall, unless in writing and signed by all of the Secured Parties (a) reduce or limit the obligations of any Guarantor hereunder, release any Guarantor hereunder or otherwise limit any Guarantor's liability with respect to the Obligations owing to the Secured Parties under or in respect of the Loan Documents except as provided in the next succeeding sentence, (b) postpone any date fixed for payment hereunder or (c) change the number of Secured Parties or the percentage of (x) the Commitments, (y) the aggregate unpaid principal amount of the Advances or (z) the aggregate Available Amount of outstanding Letters of Credit that, in each case, shall be required for the Secured Parties or any of them to take any action hereunder. Upon the sale of a Guarantor to the extent permitted in accordance with the terms of the Loan Documents, such Guarantor shall be automatically released from this Guaranty.

          (b) Upon the execution and delivery by any Person of a guaranty supplement in substantially the form of Exhibit A hereto (each, a "GUARANTY SUPPLEMENT"), (i) such Person shall be referred to as an "ADDITIONAL GUARANTOR" and shall become and be a Guarantor hereunder, and each reference in this Guaranty to a "GUARANTOR" shall also mean and be a reference to such Additional Guarantor, and each reference in any other Loan Document to a "GUARANTOR" or a "U.S. GUARANTOR" shall also mean and be a reference to such Additional Guarantor, and (ii) each reference herein to "THIS GUARANTY", "HEREUNDER", "HEREOF" or words of like import referring to this Guaranty, and each reference in any other Loan Document to the "GUARANTY", "U.S. GUARANTY", "THEREUNDER", "THEREOF" or words of like import referring to this Guaranty, shall mean and be a reference to this Guaranty as supplemented by such Guaranty Supplement.

          Section 9. NOTICES, ETC. All notices and other communications provided for hereunder shall be in writing (including telegraphic, telecopy or telex communication) and mailed, telegraphed, telecopied, telexed or delivered to it, if to any Guarantor, addressed to it in care of the Borrower at the Borrower's address specified in Section 8.02 of the Credit Agreement, if to any Agent or any Lender Party, at its address specified in Section 8.02 of the Credit Agreement, if to any Hedge Bank, at its address specified in the Secured Hedge Agreement to which it is a party, or, as to any party, at such other address as shall be designated by such party in a written notice to each other party. All such notices and other communications shall, when mailed, telegraphed, telecopied or telexed, be effective when deposited in the mails, delivered to the telegraph company, transmitted by telecopier or confirmed by telex answerback, respectively. Delivery by telecopier of an executed counterpart of a signature page to any amendment or waiver of any provision of this Guaranty or of any Guaranty Supplement to be executed and delivered hereunder shall be effective as delivery of an original executed counterpart thereof.

          Section 10. NO WAIVER; REMEDIES. No failure on the part of any Secured Party to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

          Section 11. RIGHT OF SET-OFF. Upon (a) the occurrence and during the continuance of any Event of Default and (b) the making of the request or the granting of the consent specified by Section 6.01 of the Credit Agreement to authorize the Administrative Agent to declare the Notes due and payable pursuant to the provisions of said Section 6.01, each Agent and each Lender Party and each of their respective Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Agent, such Lender Party or such Affiliate to or for the credit or the account of any Guarantor against any and all of the Obligations of such Guarantor now or hereafter existing under the Loan Documents, irrespective of whether such Agent or such Lender Party shall have made any demand under this Guaranty or any other Loan Document and although such Obligations may be unmatured. Each Agent and each Lender Party agrees promptly to notify such Guarantor after any such set-off and application; PROVIDED, HOWEVER, that the failure to give such notice shall not affect the validity of such set-off and application. The rights of each Agent and each Lender Party and their respective Affiliates under this Section are in addition to other rights and remedies (including, without limitation, other rights of set-off) that such Agent, such Lender Party and their respective Affiliates may have.

          Section 12. INDEMNIFICATION. (a) Without limitation on any other Obligations of any Guarantor or remedies of the Secured Parties under this Guaranty, each Guarantor shall, to the fullest extent permitted by law, indemnify, defend and save and hold harmless each Secured Party and each of their Affiliates and their respective officers, directors, employees, agents and advisors (each, an "INDEMNIFIED PARTY") from and against, and shall pay on demand, any and all claims, damages, losses, liabilities and expenses (including, without limitation, reasonable fees and expenses of counsel) that may be incurred by or asserted or awarded against any Indemnified Party in connection with or as a result of any failure of any Guaranteed Obligations to be the legal, valid and binding obligations of any Loan Party enforceable against such Loan Party in accordance with their terms.

          (b) In no event shall any of the Indemnified Parties have any liability (whether direct or indirect, in contract, tort or otherwise) to any of the Guarantors or any of their respective Affiliates or any of their respective officers, directors, employees, agents and advisors, for any special, indirect, consequential or punitive damages arising out of or otherwise relating to the Facilities, the actual or proposed use of the proceeds of the Advances or the Letters of Credit, the Transaction Documents or any of the transactions contemplated by the Transaction Documents.

          (c) Without prejudice to the survival of any of the other agreements of any Guarantor under this Guaranty or any of the other Loan Documents, the agreements and obligations of each Guarantor contained in Section 1(a) (with respect to enforcement expenses), the last sentence of Section 2,
Section 5 and this Section 12 shall survive the payment in full of the Guaranteed Obligations and all of the other amounts payable under this Guaranty.

          Section 13. SUBORDINATION. Each Guarantor hereby subordinates any and all debts, liabilities and other Obligations owed to such Guarantor by each other Loan Party (the "SUBORDINATED OBLIGATIONS") to the Guaranteed Obligations to the extent and in the manner hereinafter set forth in this Section 13:

          (a) PROHIBITED PAYMENTS, ETC. Except during the continuance of a Default (including the commencement and continuation of any proceeding under any Bankruptcy Law relating to any other Loan Party), each Guarantor may receive regularly scheduled payments from any other Loan Party on account of the Subordinated Obligations. After the occurrence and during the continuance of any Default (including the commencement and continuation of any proceeding under any Bankruptcy Law relating to any other Loan

     Party), however, unless the Administrative Agent otherwise agrees, no Guarantor shall demand, accept or take any action to collect any payment on account of the Subordinated Obligations.

          (b) PRIOR PAYMENT OF GUARANTEED OBLIGATIONS. In any proceeding under any Bankruptcy Law relating to any other Loan Party, each Guarantor agrees that the Secured Parties shall be entitled to receive payment in full in cash of all Guaranteed Obligations (including all interest and expenses accruing after the commencement of a proceeding under any Bankruptcy Law, whether or not constituting an allowed claim in such proceeding ("POST PETITION INTEREST")) before such Guarantor receives payment of any Subordinated Obligations.

          (c) TURN-OVER. After the occurrence and during the continuance of any Default (including the commencement and continuation of any proceeding under any Bankruptcy Law relating to any other Loan Party), each Guarantor shall, if the Administrative Agent so requests, collect, enforce and receive payments on account of the Subordinated Obligations as trustee for the Secured Parties and deliver such payments to the Administrative Agent on account of the Guaranteed Obligations (including all Post Petition Interest), together with any necessary endorsements or other instruments of transfer, but without reducing or affecting in any manner the liability of such Guarantor under the other provisions of this Guaranty.

          (d) ADMINISTRATIVE AGENT AUTHORIZATION. After the occurrence and during the continuance of any Default (including the commencement and continuation of any proceeding under any Bankruptcy Law relating to any other Loan Party), the Administrative Agent is authorized and empowered (but without any obligation to so do), in its discretion, (i) in the name of each Guarantor, to collect and enforce, and to submit claims in respect of, Subordinated Obligations and to apply any amounts received thereon to the Guaranteed Obligations (including any and all Post Petition Interest), and (ii) to require each Guarantor (A) to collect and enforce, and to submit claims in respect of, Subordinated Obligations and (B) to pay any amounts received on such obligations to the Administrative Agent for application to the Guaranteed Obligations (including any and all Post Petition Interest).

          Section 14. CONTINUING GUARANTY; ASSIGNMENTS UNDER THE CREDIT AGREEMENT. This Guaranty is a continuing guaranty and shall (a) remain in full force and effect until the latest of (i) the payment in full in cash of the Guaranteed Obligations and all other amounts payable under this Guaranty, (ii) the Termination Date and (iii) the latest date of expiration or termination of all Letters of Credit and all Secured Hedge Agreements, (b) be binding upon the Guarantor, its successors and assigns and (c) inure to the benefit of and be enforceable by the Secured Parties and their successors, transferees and assigns. Without limiting the generality of clause (c) of the immediately preceding sentence, any Secured Party may assign or otherwise transfer all or any portion of its rights and obligations under the Credit Agreement (including, without limitation, all or any portion of its Commitments, the Advances owing to it and the Note or Notes held by it) to any other Person, and such other Person shall thereupon become vested with all the benefits in respect thereof granted to such Secured Party herein or otherwise, in each case as and to the extent provided in Section 8.07 of the Credit Agreement.
No Guarantor shall have the right to assign its rights hereunder or any interest herein without the prior written consent of the Secured Parties.

          Section 15. EXECUTION IN COUNTERPARTS. This Guaranty and each amendment, waiver and consent with respect hereto may be executed in any number of counterparts and by different parties thereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Guaranty by telecopier shall be effective as delivery of an original executed counterpart of this Guaranty.

          Section 16.  GOVERNING LAW; JURISDICTION; WAIVER OF JURY TRIAL, ETC.
(a) This Guaranty shall be governed by, and construed in accordance with, the laws of the State of New York.

          (b) Each Guarantor hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any New York State court or federal court of the United States of America sitting in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Guaranty or any of the other Loan Documents to which it is or is to be a party, or for recognition or enforcement of any judgment, and each Guarantor hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in any such New York State court or, to the extent permitted by law, in such federal court. Each Guarantor agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Guaranty or any other Loan Document shall affect any right that any party may otherwise have to bring any action or proceeding relating to this Guaranty or any other Loan Document in the courts of any jurisdiction.

          (c) Each Guarantor irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Guaranty or any of the other Loan Documents to which it is or is to be a party in any New York State or federal court. Each Guarantor hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such suit, action or proceeding in any such court.

          (d) EACH GUARANTOR HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO ANY OF THE LOAN DOCUMENTS, THE ADVANCES OR THE ACTIONS OF ANY SECURED PARTY IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE OR ENFORCEMENT THEREOF.

          IN WITNESS WHEREOF, each Guarantor has caused this Guaranty to be duly executed and delivered by its officer thereunto duly authorized as of the date first above written.


                              INTERNATIONAL RECTIFIER CORPORATION, FLORIDA


                              By  ________________________________
                                  Title:

     EXHIBIT A
     TO THE
     U.S. GUARANTY


                       FORM OF GUARANTY SUPPLEMENT


                                                              ,
                                                  --------- --  ----

Banque Nationale de Paris, as Administrative Agent
725 South Figueroa Street, Suite 2090
Los Angeles, California90017

Attention: Tjalling Terpstra


Credit Agreement dated as of July 1, 1999 among International Rectifier Corporation, a Delaware corporation (the "BORROWER"), the Lender Parties party to the Credit Agreement, Sanwa Bank California, as Syndication Agent and Banque Nationale de Paris, as Sole Arranger, Issuing Bank and Administrative Agent.


Ladies and Gentlemen:

          Reference is made to the above-captioned Credit Agreement and to the U.S. Guaranty referred to therein (such U.S. Guaranty, as in effect on the date hereof and as it may hereafter be amended, supplemented or otherwise modified from time to time, together with this Guaranty Supplement, being the "GUARANTY"). The capitalized terms defined in the Guaranty or in the Credit Agreement and not otherwise defined herein are used herein as therein defined.

          Section 1. GUARANTY; LIMITATION OF LIABILITY. (a) The undersigned hereby absolutely, unconditionally and irrevocably guarantees the punctual payment when due, whether at scheduled maturity or on any date of a required prepayment or by acceleration, demand or otherwise, of all Obligations of each other Loan Party now or hereafter existing under or in respect of the Loan Documents (including, without limitation, any extensions, modifications, substitutions, amendments or renewals of any or all of the foregoing Obligations), whether direct or indirect, absolute or contingent, and whether for principal, interest, premium, fees, indemnities, contract causes of action, costs, expenses or otherwise (such Obligations being the "GUARANTEED OBLIGATIONS"), and agrees to pay any and all expenses (including, without limitation, fees and expenses of counsel) incurred by the Administrative Agent or any other Secured Party in enforcing any rights under this Guaranty Supplement, the Guaranty or any other Loan Document. Without limiting the generality of the foregoing, the undersigned's liability shall extend to all amounts that constitute part of the Guaranteed Obligations and would be owed by any other Loan

Party to any Secured Party under or in respect of the Loan Documents but for the fact that they are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving such other Loan Party.

          (b) The undersigned, and by its acceptance of this Guaranty Supplement, the Administrative Agent and each other Secured Party, hereby confirms that it is the intention of all such Persons that this Guaranty Supplement, the Guaranty and the Obligations of the undersigned hereunder and thereunder not constitute a fraudulent transfer or conveyance for purposes of Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law to the extent applicable to this Guaranty Supplement, the Guaranty and the Obligations of the undersigned hereunder and thereunder. To effectuate the foregoing intention, the Administrative Agent, the other Secured Parties and the undersigned hereby irrevocably agree that the Obligations of the undersigned under this Guaranty Supplement and the Guaranty at any time shall be limited to the maximum amount as will result in the Obligations of the undersigned under this Guaranty Supplement and the Guaranty not constituting a fraudulent transfer or conveyance.

          (c) The undersigned hereby unconditionally and irrevocably agrees that in the event any payment shall be required to be made to any Secured Party under this Guaranty Supplement, the Guaranty or any other guaranty, the undersigned will contribute, to the maximum extent permitted by applicable law, such amounts to each other Guarantor and each other guarantor so as to maximize the aggregate amount paid to the Secured Parties under or in respect of the Loan Documents.

          Section 2. OBLIGATIONS UNDER THE GUARANTY. The undersigned hereby agrees, as of the date first above written, to be bound as a Guarantor by all of the terms and conditions of the Guaranty to the same extent as each of the other Guarantors thereunder. The undersigned further agrees, as of the date first above written, that each reference in the Guaranty to an "ADDITIONAL GUARANTOR" or a "GUARANTOR" shall also mean and be a reference to the undersigned, and each reference in any other Loan Document to a "GUARANTOR" , a "U.S. GUARANTOR" or a "LOAN PARTY" shall also mean and be a reference to the undersigned.

          Section 3. REPRESENTATIONS AND WARRANTIES. The undersigned hereby makes each representation and warranty set forth in Section 6 of the Guaranty to the same extent as each other Guarantor.

          Section 4. DELIVERY BY TELECOPIER. Delivery of an executed counterpart of a signature page to this Guaranty Supplement by telecopier shall be effective as delivery of an original executed counterpart of this Guaranty Supplement.
          Section 5.  GOVERNING LAW; JURISDICTION; WAIVER OF JURY TRIAL, ETC.
(a) This Guaranty Supplement shall be governed by, and construed in accordance with, the laws of the State of New York.

          (b) The undersigned hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any New York State court or any federal court of the United States of America sitting in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Guaranty Supplement, the Guaranty or any of the other Loan Documents to which it is or is to be a party, or for recognition or enforcement of any judgment, and the undersigned hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in any such New York State court or, to the extent permitted by law, in such federal court. The undersigned agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Guaranty Supplement or the Guaranty or any other Loan Document shall affect any right that any party may otherwise have to bring any action or proceeding relating to this Guaranty Supplement, the Guaranty or any of the other Loan Documents to which it is or is to be a party in the courts of any other jurisdiction.

          (c) The undersigned irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Guaranty Supplement, the Guaranty or any of the other Loan Documents to which it is or is to be a party in any New York State or federal court. The undersigned hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such suit, action or proceeding in any such court.

          (d)    THE UNDERSIGNED HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL
BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO ANY OF THE LOAN DOCUMENTS, THE ADVANCES OR THE ACTIONS OF ANY SECURED PARTY IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE OR ENFORCEMENT THEREOF.


                              Very truly yours,

                              [NAME OF ADDITIONAL GUARANTOR]


                              By
                                 ------------------
                                  Title:

                                                                     EXHIBIT F-1



                                      FORM OF

                                   U.S. GUARANTY

                              Dated as of July 1, 1999

                                        From

                            THE GUARANTORS NAMED HEREIN

                                        and

                    THE ADDITIONAL GUARANTORS REFERRED TO HEREIN

                                   AS GUARANTORS

                                    in favor of

                         THE SECURED PARTIES REFERRED TO IN
                      THE CREDIT AGREEMENT REFERRED TO HEREIN

                          T A B L E   O F   C O N T E N T S



SECTION   PAGE

1.  Guaranty; Limitation of Liability   1

2.  Guaranty Absolute    2

3.  Waivers and Acknowledgments    3

4.  Subrogation  4

5.  Payments Free and Clear of Taxes, Etc.   5

6.  Representations and Warranties 7

7.  Covenants    8

8.  Amendments, Guaranty Supplements, Etc.   8

9.  Notices, Etc.   9

10.  No Waiver; Remedies 9

11.  Right of Set-off    9

12.  Indemnification     9

13.  Subordination  10

14.  Continuing Guaranty; Assignments under the Credit Agreement 11

15.  Execution in Counterparts     12

16.  Governing Law; Jurisdiction; Waiver of Jury Trial, Etc.     12


Exhibit A  - Form of Guaranty Supplement


                         EXHIBIT F-2 TO THE CREDIT AGREEMENT

                             FORM OF NON-U.S. GUARANTY


                                 NON-U.S. GUARANTY


          NON-U.S. GUARANTY dated as of July 1, 1999, (this "GUARANTY") made by the Persons listed on the signature pages hereof under the caption "Guarantors" and the Additional Guarantors (as defined in Section 8(b)) (such Persons so listed and the Additional Guarantors being, collectively, the "GUARANTORS" and, individually, each a "GUARANTOR") in favor of International Rectifiers Corporation.

          PRELIMINARY STATEMENT. International Rectifier Corporation, a Delaware corporation (the "BORROWER"), is party to a Credit Agreement dated as of July 1, 1999 (as amended, amended and restated, supplemented or otherwise modified from time to time, the "CREDIT AGREEMENT"; the capitalized terms defined therein and not otherwise defined herein being used herein as therein defined) with certain Lender Parties party thereto, Sanwa Bank California, as Syndication Agent and Banque Nationale de Paris, as Sole Arranger, Issuing Bank and Administrative Agent (the "AGENT"). The Borrower may from time to time lend proceeds of the Advances to each Guarantor, which loans from the Borrower will be evidenced by an Intercompany Note payable to the Borrower made by such Guarantor. The Borrower intends to assign its rights under this Guaranty to the Agent for the benefit of the Secured Parties. Each Guarantor will derive substantial direct and indirect benefits from the transactions contemplated by the Credit Agreement and the Loan Documents. It is a condition precedent to the making of loans to be evidenced by the Intercompany Notes that each Guarantor shall have executed and delivered this Guaranty.

          NOW, THEREFORE, in consideration of the premises and in order to induce the Borrower to make loans to be evidenced by the Intercompany Notes from time to time, each Guarantor, jointly and severally with each other Guarantor, hereby agrees as follows:

          Section 1. GUARANTY; LIMITATION OF LIABILITY. (a) Each Guarantor hereby absolutely, unconditionally and irrevocably guarantees the punctual payment when due, whether at scheduled maturity or on any date of a required prepayment or by acceleration, demand or otherwise, of all Obligations of each other Loan Party that is organized under the laws of a jurisdiction outside of the United States, now or hereafter existing under or in respect of the Loan Documents (including, without limitation, any extensions, modifications, substitutions, amendments or renewals of any or all of the foregoing Obligations), whether direct or indirect, absolute or contingent, and whether for principal, interest, premiums, fees, indemnities, contract causes of action, costs, expenses or otherwise (such Obligations being the "GUARANTEED OBLIGATIONS"), and agrees to pay any and all expenses (including, without limitation, fees and expenses of counsel) incurred by the Borrower or its assignees in enforcing any rights under this Guaranty or any other Loan Document. Without limiting the generality of the foregoing, each

Guarantor's liability shall extend to all amounts that constitute part of the Guaranteed Obligations and would be owed by any other Guarantor to the Borrower under or in respect of the Loan Documents but for the fact that they are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving such other Guarantor.

          (b) Each Guarantor, and by its acceptance of this Guaranty, the Borrower and each of its assignees, hereby confirms that it is the intention of all such Persons that this Guaranty and the Obligations of each Guarantor hereunder not constitute a fraudulent transfer or conveyance for purposes of Bankruptcy Law (as hereinafter defined), the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar foreign, federal or state law to the extent applicable to this Guaranty and the Obligations of each Guarantor hereunder. To effectuate the foregoing intention, the Borrower (on behalf of itself and each of its assignees) and the Guarantors hereby irrevocably agree that the Obligations of each Guarantor under this Guaranty at any time shall be limited to the maximum amount as will result in the Obligations of such Guarantor under this Guaranty not constituting a fraudulent transfer or conveyance. For purposes hereof, "BANKRUPTCY LAW" means any proceeding of the type referred to in Section 6.01(f) of the Credit Agreement or Title 11, U.S. Code, or any similar foreign, federal or state law for the relief of debtors.

          (c) Each Guarantor hereby unconditionally and irrevocably agrees that in the event any payment shall be required to be made to the Borrower or its assignees under this Guaranty or any other guaranty, such Guarantor will contribute, to the maximum extent permitted by law, such amounts to each other Guarantor and each other guarantor so as to maximize the aggregate amount paid to the Borrower or its assignees under or in respect of the Loan Documents.

          (d) Notwithstanding the foregoing, (x) the obligation of any Guarantor organized under the laws of Germany (each a "German Guarantor") shall terminate in the event that such Guarantor no longer has any obligation outstanding under the Intercompany Note or has any other payment obligation to the Borrower, and (y) each German Guarantor and by its acceptance of this Guaranty, the Borrower and each of its assignees, hereby agrees that the obligations of any German Guarantor hereunder shall be limited to such amount that would not result in a violation of GMBH-Gesetz
     Section 30 or any other laws of Germany that pertain to the protection of capital of such German Guarantor.

          Section 2. GUARANTY ABSOLUTE. Each Guarantor guarantees that the Guaranteed Obligations will be paid strictly in accordance with the terms of the Loan Documents, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of the Borrower or its assignees with respect thereto. The Obligations of each Guarantor under or in respect of this Guaranty are independent of the Guaranteed Obligations or any other Obligations of any other Loan Party under or in respect of the Loan Documents, and a separate action or actions may be brought and prosecuted against each Guarantor to enforce this

Guaranty, irrespective of whether any action is brought against any other Loan Party or whether any other Loan Party is joined in any such action or actions. The liability of each Guarantor under this Guaranty shall be irrevocable, absolute and unconditional irrespective of, and each Guarantor hereby irrevocably waives any defenses it may now have or hereafter acquire in any way relating to, any or all of the following:

          (a) any lack of validity or enforceability of any Loan Document or any agreement or instrument relating thereto;

          (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Guaranteed Obligations or any other Obligations of any other Loan Party under or in respect of the Loan Documents, or any other amendment or waiver of or any consent to departure from any Loan Document, including, without limitation, any increase in the Guaranteed Obligations resulting from the extension of additional credit to any Loan Party or any of its Subsidiaries or otherwise;

          (c) any taking, exchange, release or non-perfection of any Collateral or any other collateral, or any taking, release or amendment or waiver of, or consent to departure from, any other guaranty, for all or any of the Guaranteed Obligations;

          (d) any manner of application of Collateral or any other collateral, or proceeds thereof, to all or any of the Guaranteed Obligations, or any manner of sale or other disposition of any Collateral or any other collateral for all or any of the Guaranteed Obligations or any other Obligations of any Loan Party under the Loan Documents or any other assets of any Loan Party or any of its Subsidiaries;

          (e) any change, restructuring or termination of the corporate structure or existence of any Loan Party or any of its Subsidiaries;

          (f) any failure of the Borrower or its assignees to disclose to any Loan Party any information relating to the business, condition (financial or otherwise), operations, performance, properties or prospects of any other Loan Party now or hereafter known to such Secured Party (each Guarantor waiving any duty on the part of the Borrower or its assignees to disclose such information);

          (g) the failure of any other Person to execute or deliver this Guaranty, any Guaranty Supplement (as hereinafter defined) or any other guaranty or agreement or the release or reduction of liability of any Guarantor or other guarantor or surety with respect to the Guaranteed Obligations; or

          (h) any other circumstance (including, without limitation, any statute of limitations) or any existence of or reliance on any representation by any Secured Party that might otherwise constitute a defense available to, or a discharge of, any Loan Party or any other guarantor or surety.

This Guaranty shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Guaranteed Obligations is rescinded or must otherwise be returned by the Borrower or its assignees or any other Person upon the insolvency, bankruptcy or reorganization of any Guarantor or any other Loan Party or otherwise, all as though such payment had not been made.

          Section 3. WAIVERS AND ACKNOWLEDGMENTS. (a) Each Guarantor hereby unconditionally and irrevocably waives promptness, diligence, notice of acceptance, presentment, demand for performance, notice of nonperformance, default, acceleration, protest or dishonor and any other notice with respect to any of the Guaranteed Obligations and this Guaranty and any requirement that the Borrower or its assignees protect, secure, perfect or insure any Lien or any property subject thereto or exhaust any right or take any action against any Loan Party or any other Person or any Collateral.

          (b) Each Guarantor hereby unconditionally and irrevocably waives any right to revoke this Guaranty and acknowledges that this Guaranty is continuing in nature and applies to all Guaranteed Obligations, whether existing now or in the future.

          (c)    Each Guarantor hereby unconditionally and irrevocably waives
     (i) any defense arising by reason of any claim or defense based upon an election of remedies by the Borrower or its assignees that in any manner impairs, reduces, releases or otherwise adversely affects the subrogation, reimbursement, exoneration, contribution or indemnification rights of such Guarantor or other rights of such Guarantor to proceed against any of the other Loan Parties, any other guarantor or any other Person or any Collateral and (ii) any defense based on any right of set-off or counterclaim against or in respect of the Obligations of such Guarantor hereunder.

          (d) Each Guarantor acknowledges that the Borrower or its assignees may, without notice to or demand upon such Guarantor and without affecting the liability of such Guarantor under this Guaranty, foreclose under any mortgage by nonjudicial sale, and each Guarantor hereby waives any defense to the recovery by the Borrower or its assignees against such Guarantor of any deficiency after such nonjudicial sale and any defense or benefits that may be afforded by applicable law.

          (e) Each Guarantor hereby unconditionally and irrevocably waives any duty on the part of the Borrower or its assignees to disclose to such Guarantor any matter, fact or thing relating to the business, condition (financial or otherwise), operations, performance, properties or prospects of any other Loan Party or any of its Subsidiaries now or hereafter known by the Borrower or its assignees.

          (f) Each Guarantor acknowledges that it will receive substantial direct and indirect benefits from the financing arrangements contemplated by the Loan Documents and that the waivers set forth in Section 2 and this
     Section 3 are knowingly made in contemplation of such benefits.

          Section 4. SUBROGATION. Each Guarantor hereby unconditionally and irrevocably agrees not to exercise any rights that it may now have or hereafter acquire against any other Loan Party or any other insider guarantor that arise from the existence, payment, performance or enforcement of such Guarantor's Obligations under or in respect of this Guaranty or any other Loan Document, including, without limitation, any right of subrogation, reimbursement, exoneration, contribution or indemnification and any right to participate in any claim or remedy of the Borrower or its assignees against any other Loan Party or any other insider guarantor or any Collateral, whether or not such claim, remedy or right arises in equity or under contract, statute or common law, including, without limitation, the right to take or receive from the Borrower or its assignees, any other Loan Party or any other insider guarantor, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security on account of such claim, remedy or right, unless and until all of the Guaranteed Obligations and all other amounts payable under this Guaranty shall have been paid in full in cash, all Letters of Credit and all Secured Hedge Agreements shall have expired or been terminated and the Commitments shall have expired or been terminated. If any amount shall be paid to any Guarantor in violation of the immediately preceding sentence at any time prior to the latest of (a) the payment in full in cash of the Guaranteed Obligations and all other amounts payable under this Guaranty, (b) the Termination Date and (c) the latest date of expiration or termination of all Letters of Credit and all Secured Hedge Agreements, such amount shall be received and held in trust for the benefit of the Borrower and its assignees, shall be segregated from other property and funds of such Guarantor and shall forthwith be paid or delivered to the Borrower or its assignees in the same form as so received (with any necessary endorsement or assignment) to be credited and applied to the Guaranteed Obligations and all other amounts payable under this Guaranty, whether matured or unmatured, in accordance with the terms of the Loan Documents, or to be held as Collateral for any Guaranteed Obligations or other amounts payable under this Guaranty thereafter arising. If (i) any Guarantor shall make payment to the Borrower or its assignees of all or any part of the Guaranteed Obligations,
(ii) all of the Guaranteed Obligations and all other amounts payable under this Guaranty shall have been paid in full in cash, (iii) the Termination Date shall have occurred and (iv) all Letters of Credit and all Secured Hedge Agreements shall have expired or been terminated, the Borrower or its assignees will, at such Guarantor's request and expense, execute and deliver to such Guarantor appropriate documents, without recourse and without representation or warranty, necessary to evidence the transfer by subrogation to sch Guarantor of an interest in the Guaranteed Obligations resulting from such payment made by such Guarantor pursuant to this Guaranty.

          Section 5. PAYMENTS FREE AND CLEAR OF TAXES, ETC. (a) Any and all payments made by any Guarantor under or in respect of this Guaranty or any other Loan Document shall be made, in accordance with Section 2.11 of the Credit Agreement, free and clear of and without deduction for any and all present or future Taxes. If any Guarantor shall be required by law to deduct any Taxes from or in respect of any sum payable under or in respect of this Guaranty or any other Loan Document to the Borrower or any of its assignees, (i) the sum payable by such Guarantor shall be increased as may be necessary so that after such Guarantor and the Borrower or its assignees have made all required deductions (including deductions applicable to additional sums payable under this Section 5), the Borrower and each of its assignees receives an amount equal to the sum it would have received had no such deductions been made, (ii) such Guarantor shall make all such deductions and (iii) such Guarantor shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law.

          (b) In addition, each Guarantor agrees to pay any present or future Other Taxes that arise from any payment made by or on behalf of such Guarantor under or in respect of this Guaranty or any other Loan Document or from the execution, delivery or registration of, performance under, or otherwise with respect to, this Guaranty and the other Loan Documents.

          (c) Each Guarantor will indemnify the Borrower and each of its assignees for and hold it harmless against the full amount of Taxes and Other Taxes, and for the full amount of taxes of any kind imposed by any jurisdiction on amounts payable under this Section 5, imposed on or paid by the Borrower or any of its assignees and any liability (including penalties, additions to tax, interest and expenses) arising therefrom or with respect thereto. This indemnification shall be made within 30 days from the date the Borrower or any of its assignees makes written demand therefor.

          (d) The obligations of each Guarantor under this Section are subject in all respects to the limitations, qualifications and satisfaction of conditions set forth in Section 2.12 of the Credit Agreement. Without limitation of the foregoing, the assignees of the Borrower are subject to the obligations of the Lenders set forth in Section 2.12 of the Credit Agreement to the same extent as if set forth herein.

          Section 6. REPRESENTATIONS AND WARRANTIES. Each Guarantor hereby makes each representation and warranty made in the Loan Documents by the Borrower with respect to such Guarantor and each Guarantor hereby further represents and warrants as follows:

          (a) There are no conditions precedent to the effectiveness of this Guaranty that have not been satisfied or waived.

          (b) Such Guarantor has, independently and without reliance upon the Borrower or any of its assignees and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Guaranty and each other Loan Document to which it is or is to be a party, and such Guarantor has established adequate means of obtaining from each other Loan Party on a continuing basis information pertaining to, and is now and on a continuing basis will be completely familiar with, the business, condition (financial or otherwise), operations, performance, properties and prospects of such other Loan Party.

          Section 7. COVENANTS. Each Guarantor covenants and agrees that, so long as any part of the Guaranteed Obligations shall remain unpaid, any Letter of Credit shall be outstanding, any Lender Party shall have any Commitment or any Secured Hedge Agreement shall be in effect, such Guarantor will perform and observe, and cause each of its Subsidiaries to perform and observe, all of the terms, covenants and agreements set forth in the Loan Documents on its or their part to be performed or observed or that the Borrower has agreed to cause such Guarantor or such Subsidiaries to perform or observe.

          Section 8. AMENDMENTS, GUARANTY SUPPLEMENTS, ETC. (a) No amendment or waiver of any provision of this Guaranty and no consent to any departure by any Guarantor therefrom shall in any event be effective unless the same shall be in writing and signed by the Borrower or its assignees (or such of them as shall be required under the Credit Agreement) and the Required Lenders, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. Upon the sale of a Guarantor to the extent permitted in accordance with the terms of the Loan Documents, such Guarantor shall be automatically released from this Guaranty.

          (b) Upon the execution and delivery by any Person of a guaranty supplement in substantially the form of Exhibit A hereto (each, a "GUARANTY SUPPLEMENT"), (i) such Person shall be referred to as an "ADDITIONAL GUARANTOR" and shall become and be a Guarantor hereunder, and each reference in this Guaranty to a "GUARANTOR" shall also mean and be a reference to such Additional Guarantor, and each reference in any other Loan Document to a "GUARANTOR" or a "NON-U.S. GUARANTOR" shall also mean and be a reference to such Additional Guarantor, and (ii) each reference herein to "THIS GUARANTY", "HEREUNDER", "HEREOF" or words of like import referring to this Guaranty, and each reference in any other Loan Document to the "GUARANTY", "NON-U.S. GUARANTY", "THEREUNDER", "THEREOF" or words of like import referring to this Guaranty, shall mean and be a reference to this Guaranty as supplemented by such Guaranty Supplement.

          Section 9. NOTICES, ETC. All notices and other communications provided for hereunder shall be in writing (including telegraphic, telecopy or telex communication) and mailed, telegraphed, telecopied, telexed or delivered to it, if to any Guarantor, addressed to it in care of the Borrower at the Borrower's address specified in Section 8.02 of the Credit Agreement, if to any assignee of the Borrower, at its address specified in Section 8.02 of the Credit Agreement or, as to any party, at such other address as shall be designated by such party in a written notice to each other party. All such notices and other communications shall, when mailed, telegraphed, telecopied or telexed, be effective when deposited in the mails, delivered to the telegraph company, transmitted by telecopier or confirmed by telex answerback, respectively. Delivery by telecopier of an executed counterpart of a signature page to any amendment or waiver of any provision of this Guaranty or of any Guaranty Supplement to be executed and delivered hereunder shall be effective as delivery of an original executed counterpart thereof.

          Section 10. NO WAIVER; REMEDIES. No failure on the part of the Borrower or any of its assignees to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

          Section 11. INDEMNIFICATION. (a) Without limitation on any other Obligations of any Guarantor or remedies of the Borrower and its assignees under this Guaranty, each Guarantor shall, to the fullest extent permitted by law, indemnify, defend and save and hold harmless each assignee of the Borrower and each of their Affiliates and their respective officers, directors, employees, agents and advisors (each, an "INDEMNIFIED PARTY") from and against, and shall pay on demand, any and all claims, damages, losses, liabilities and expenses (including, without limitation, reasonable fees and expenses of counsel) that may be incurred by or asserted or awarded against any Indemnified Party in connection with or as a result of any failure of any Guaranteed Obligations to be the legal, valid and binding obligations of any Loan Party enforceable against such Loan Party in accordance with their terms.

          (b) In no event shall any of the Indemnified Parties have any liability (whether direct or indirect, in contract, tort or otherwise) to any of the Guarantors or any of their respective Affiliates or any of their respective officers, directors, employees, agents and advisors, for any special, indirect, consequential or punitive damages arising out of or otherwise relating to the Facilities, the actual or proposed use of the proceeds of the Advances or the Letters of Credit, the Transaction Documents or any of the transactions contemplated by the Transaction Documents.

          (c) Without prejudice to the survival of any of the other agreements of any Guarantor under this Guaranty or any of the other Loan Documents, the agreements and obligations of each Guarantor contained in
     Section 1(a) (with respect to enforcement expenses), the last sentence of
     Section 2, Section 5 and this Section 11 shall survive the payment in full of the Guaranteed Obligations and all of the other amounts payable under this Guaranty.

          Section 12. SUBORDINATION. Each Guarantor hereby subordinates any and all debts, liabilities and other Obligations owed to such Guarantor by each other Loan Party (the "SUBORDINATED OBLIGATIONS") to the Guaranteed Obligations to the extent and in the manner hereinafter set forth in this
Section 12:

          (a) PROHIBITED PAYMENTS, ETC. Except during the continuance of a Default (including the commencement and continuation of any proceeding under any Bankruptcy Law relating to any other Loan Party), each Guarantor may receive regularly scheduled payments from any other Loan Party on account of the Subordinated Obligations. After the occurrence and during the continuance of any Default (including the commencement and continuation of any proceeding under any Bankruptcy Law relating to any other Loan Party), however, unless the Borrower or its assignees otherwise agree, no Guarantor shall demand, accept or take any action to collect any payment on account of the Subordinated Obligations.

          (b) PRIOR PAYMENT OF GUARANTEED OBLIGATIONS. In any proceeding under any Bankruptcy Law relating to any other Loan Party, each Guarantor agrees that the Borrower or its assignees shall be entitled to receive payment in full in cash of all Guaranteed Obligations (including all interest and expenses accruing after the commencement of a proceeding under any Bankruptcy Law, whether or not constituting an allowed claim in such proceeding ("POST PETITION INTEREST")) before such Guarantor receives payment of any Subordinated Obligations.

          (c) TURN-OVER. After the occurrence and during the continuance of any Default (including the commencement and continuation of any proceeding under any Bankruptcy Law relating to any other Loan Party), each Guarantor shall, if the Borrower or its assignees so requests, collect, enforce and receive payments on account of the Subordinated Obligations as trustee for the Borrower or its assignees and deliver such payments to the Borrower or its assignees on account of the Guaranteed Obligations (including all Post Petition Interest), together with any necessary endorsements or other instruments of transfer, but without reducing or affecting in any manner the liability of such Guarantor under the other provisions of this Guaranty.

          (d) AUTHORIZATION. After the occurrence and during the continuance of any Default (including the commencement and continuation of any proceeding under any Bankruptcy Law relating to any other Loan Party), the Borrower or its assignees are authorized and empowered (but without any obligation to so do), in their discretion, (i) in the name of each Guarantor, to collect and enforce, and to submit claims in respect of, Subordinated Obligations and to apply any amounts received thereon to the Guaranteed Obligations (including any and all Post Petition Interest), and
     (ii) to require each Guarantor (A) to collect and enforce, and to submit claims in respect of, Subordinated Obligations and (B) to pay any amounts received on such obligations to the Borrower or its assignees for application to the Guaranteed Obligations (including any and all Post Petition Interest).

          Section 13. CONTINUING GUARANTY; ASSIGNMENTS UNDER THE CREDIT AGREEMENT. This Guaranty is a continuing guaranty and shall (a) remain in full force and effect until the latest of (i) the payment in full in cash of the Guaranteed Obligations and all other amounts payable under this Guaranty,
(ii) the Termination Date and (iii) the latest date of expiration or termination of all Letters of Credit and all Secured Hedge Agreements, (b) be binding upon the Guarantor, its successors and assigns and (c) inure to the benefit of and be enforceable by the Borrower and its successors, transferees and assigns PROVIDED that at all times that the Borrower shall have effectively assigned its rights under this Guaranty to the Agent for the benefit of the Secured Parties, all rights and remedies of the Borrower under this Guaranty shall be exercised only by the Agent. No Guarantor shall have the right to assign its rights hereunder or any interest herein without the prior written consent of the Secured Parties.

          Section 14. EXECUTION IN COUNTERPARTS. This Guaranty and each amendment, waiver and consent with respect hereto may be executed in any number of counterparts and by different parties thereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Guaranty by telecopier shall be effective as delivery of an original executed counterpart of this Guaranty.

          Section 15. JUDGMENT. (a) If for the purposes of obtaining judgment in any court it is necessary to convert a sum due hereunder in Dollars into another currency, the parties hereto agree, to the fullest extent that they may effectively do so, that the rate of exchange used shall be that at which in accordance with normal banking procedures the Agent could purchase Dollars with such other currency at the Agent's office in San Francisco, California 10:00 A.M. (San Francisco time) on the Business Day preceding that on which final judgment is given.

          (b) If for the purposes of obtaining judgment in any court it is necessary to convert a sum due hereunder in a foreign currency into Dollars, the parties agree to the fullest extent that they may effectively do so, that the rate of exchange used shall be that at which in accordance with normal banking procedures the Agent could purchase such foreign currency with Dollars at the Agent's office in San Francisco, California 10:00 A.M. (San Francisco time) on the Business Day preceding that on which final judgment is given.

          (c) The obligations of each Guarantor in respect of any sum due from it in any currency (the "PRIMARY CURRENCY") to the Borrower or its assignees hereunder and under the Loan Documents shall, notwithstanding any judgment in any other currency, be discharged only to the extent that on the Business Day following receipt by the Borrower or its assignees (as the case may be), of any sum adjudged to be so due in such other currency, the Borrower or its assignees (as the case may be) may in accordance with normal banking procedures purchase the applicable Primary Currency with such other currency; if the amount of the applicable Primary Currency so purchased is less than such sum due to the Borrower or its assignees (as the case may be) in the applicable Primary Currency, each Guarantor agrees, as a separate obligation and notwithstanding any such judgment, to indemnify the Borrower or its assignees (as the case may be) against such loss, and if the amount of the applicable Primary Currency so purchased exceeds such sum due to any Borrower or its assignees (as the case may be) in the applicable Primary Currency, the Borrower or its assignees (as the case may be) agrees to remit to such Guarantor such excess.

          Section 16. GOVERNING LAW; JURISDICTION; WAIVER OF JURY TRIAL, ETC. (a) This Guaranty shall be governed by, and construed in accordance with, the laws of the State of New York.

          (b) Each Guarantor hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any New York State court or federal court of the United States of America sitting in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Guaranty or any of the other Loan Documents to which it is or is to be a party, or for recognition or enforcement of any judgment, and each Guarantor hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in any such New York State court or, to the extent permitted by law, in such federal court. Each Guarantor agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Guaranty or any other Loan Document shall affect any right that any party may otherwise have to bring any action or proceeding relating to this Guaranty or any other Loan Document in the courts of any jurisdiction.

          (c) Each Guarantor irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Guaranty or any of the other Loan Documents to which it is or is to be a party in any New York State or federal court. Each Guarantor hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such suit, action or proceeding in any such court.

          (d) Each Guarantor hereby agrees that service of process in any such action or proceeding brought in the any such New York State court or in such federal court may be made upon International Rectifier Corporation at its offices at 233 Kansas Street, El Segundo, California 90245
     Attention: Executive Vice President (the "PROCESS AGENT") and each Guarantor hereby irrevocably appoints the Process Agent its authorized agent to accept such service of process, and agrees that the failure of the Process Agent to give any notice of any such service shall not impair or affect the validity of such service or of any judgment rendered in any action or proceeding based thereon. Each Guarantor hereby further irrevocably consents to the service of process in any action or proceeding in such courts by the mailing thereof by any parties hereto by registered or certified mail, postage prepaid, to the Borrower at its address specified pursuant to Section 8.02. Each Guarantor party hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Guaranty shall affect any right that any party may otherwise have to bring any action or proceeding relating to this Guaranty or the Loan Documents in the courts of any jurisdiction. To the extent that each Guarantor has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to itself or its property, each Guarantor hereby irrevocably waives such immunity in respect of its obligations under this Guaranty.


             [THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT IN BLANK]

          (e) EACH GUARANTOR HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO ANY OF THE LOAN DOCUMENTS, THE ADVANCES OR THE ACTIONS OF ANY SECURED PARTY IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE OR ENFORCEMENT THEREOF.

          IN WITNESS WHEREOF, each Guarantor has caused this Guaranty to be duly executed and delivered by its officer thereunto duly authorized as of the date first above written.


                                       INTERNATIONAL RECTIFIER CANADA
                                       LIMITED


                                       By_________________________
                                         Name:
                                         Title:

                                       INTERNATIONAL RECTIFIER ELECTRONIC
                                       MOTION SYSTEMS LTD.


                                       By_________________________
                                         Name:
                                         Title:

                                       INTERNATIONAL RECTIFIER CORPORATION
                                       ITALIANA S.p.A


                                       By_________________________
                                         Name:
                                         Title:

                                       RECTIFICADORES INTERNACIONALES, S.A.


                                       By_________________________

                                         Name:
                                         Title:

                                       INTERNATIONAL RECTIFIER SOUTHEAST
                                       ASIA PTE. LTD.


                                       By_________________________
                                         Name:
                                         Title:

                                       INTERNATIONAL RECTIFIER COMPANY
                                       (GREAT BRITAIN) LTD.


                                       By_________________________
                                         Name:
                                         Title:

                                       SHANGHAI-INTERNATIONAL RECTIFIER
                                       TRADING LTD.


                                       By_________________________
                                         Name:
                                         Title:

                                       INTERNATIONAL RECTIFIER HONG KONG


                                       By_________________________
                                         Name:
                                         Title:

                                       INTERNATIONAL RECTIFIER GmbH


                                       By_________________________
                                         Name:
                                         Title:

                                       INTERNATIONAL RECTIFIER JAPAN CO.


                                       By_________________________
                                         Name:
                                         Title:

                              SEMICONDUCTOR ELECTRONICS LTD.


                              By
                                -------------------------
                                   Name:
                                   Title:

                              INTERNATIONAL RECTIFIER FOREIGN SALES CORPORATION


                              By
                                -------------------------
                                   Name:
                                   Title:

                              INTERNATIONAL RECTIFIER MAURITIUS, INC.


                              By
                                -------------------------
                                   Name:
                                   Title:

                              IR INFOTECH PRIVATE LTD.


                              By
                                -------------------------
                                   Name:
                                   Title:

     EXHIBIT TO THE
     NON-U.S. GUARANTY


                            FORM OF GUARANTY SUPPLEMENT


                                                              ,
                                                  --------- --  ----

[Borrower or its assignee]
[address]



Attention:
          -------------

Credit Agreement dated as of July 1, 1999 among International Rectifier Corporation, a Delaware corporation (the "BORROWER"), the Lender Parties party to the Credit Agreement, Sanwa Bank California, as Syndication Agent and Banque Nationale de Paris, as Sole Arranger, Issuing Bank and Administrative Agent.


Ladies and Gentlemen:

          Reference is made to the above-captioned Credit Agreement and to the U.S. Guaranty referred to therein (such U.S. Guaranty, as in effect on the date hereof and as it may hereafter be amended, supplemented or otherwise modified from time to time, together with this Guaranty Supplement, being the "GUARANTY"). The capitalized terms defined in the Guaranty or in the Credit Agreement and not otherwise defined herein are used herein as therein defined.

          Section 1. GUARANTY; LIMITATION OF LIABILITY. (a) The undersigned hereby absolutely, unconditionally and irrevocably guarantees the punctual payment when due, whether at scheduled maturity or on any date of a required prepayment or by acceleration, demand or otherwise, of all Obligations of each other Guarantors that is organized under the laws of a jurisdiction outside of the United States, now or hereafter existing under or in respect of the Loan Documents (including, without limitation, any extensions, modifications, substitutions, amendments or renewals of any or all of the foregoing Obligations), whether direct or indirect, absolute or contingent, and whether for principal, interest, premium, fees, indemnities, contract causes of action, costs, expenses or otherwise (such Obligations being the "GUARANTEED OBLIGATIONS"), and agrees to pay any and all expenses (including, without limitation, fees and expenses of counsel) incurred by the Borrower or its assignees in enforcing any rights under this Guaranty Supplement, the Guaranty or any other Loan Document. Without limiting the generality of the foregoing, the undersigned's liability shall extend to all amounts that constitute part of the Guaranteed Obligations and would be owed by any other Guarantor that is organized under the laws of a jurisdiction outside of the United
States to the Borrower under or in respect of the Loan Documents but for the fact that they are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving such other Guarantor.

          (b) The undersigned, and by its acceptance of this Guaranty Supplement, the Borrower and each of its assignees, hereby confirms that it is the intention of all such Persons that this Guaranty Supplement, the Guaranty and the Obligations of the undersigned hereunder and thereunder not constitute a fraudulent transfer or conveyance for purposes of Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law to the extent applicable to this Guaranty Supplement, the Guaranty and the Obligations of the undersigned hereunder and thereunder. To effectuate the foregoing intention, the Borrower, its assignees and the undersigned hereby irrevocably agree that the Obligations of the undersigned under this Guaranty Supplement and the Guaranty at any time shall be limited to the maximum amount as will result in the Obligations of the undersigned under this Guaranty Supplement and the Guaranty not constituting a fraudulent transfer or conveyance.

          (c) The undersigned hereby unconditionally and irrevocably agrees that in the event any payment shall be required to be made to the Borrower or its assignees under this Guaranty Supplement, the Guaranty or any other guaranty, the undersigned will contribute, to the maximum extent permitted by applicable law, such amounts to each other Guarantor and each other guarantor so as to maximize the aggregate amount paid to the Borrower or its assignees under or in respect of the Loan Documents.

          Section 2. OBLIGATIONS UNDER THE GUARANTY. The undersigned hereby agrees, as of the date first above written, to be bound as a Guarantor by all of the terms and conditions of the Guaranty to the same extent as each of the other Guarantors thereunder. The undersigned further agrees, as of the date first above written, that each reference in the Guaranty to an "ADDITIONAL GUARANTOR" or a "GUARANTOR" shall also mean and be a reference to the undersigned, and each reference in any other Loan Document to a "GUARANTOR" , a "U.S. GUARANTOR" or a "LOAN PARTY" shall also mean and be a reference to the undersigned.

          Section 3. REPRESENTATIONS AND WARRANTIES. The undersigned hereby makes each representation and warranty set forth in Section 6 of the Guaranty to the same extent as each other Guarantor.

          Section 4. DELIVERY BY TELECOPIER. Delivery of an executed counterpart of a signature page to this Guaranty Supplement by telecopier shall be effective as delivery of an original executed counterpart of this Guaranty Supplement.

          Section 5. JUDGMENT. (a) If for the purposes of obtaining judgment in any court it is necessary to convert a sum due hereunder in Dollars into another currency, the undersigned agrees, to the fullest extent that it may effectively do so, that the rate of exchange used shall be that at which in accordance with normal banking procedures the Administrative Agent could purchase Dollars with such other currency at the Administrative Agent's office in [Los Angeles,

California 10:00 A.M. (Los Angeles time)] on the Business Day preceding that on which final judgment is given.

          (b) If for the purposes of obtaining judgment in any court it is necessary to convert a sum due hereunder in a foreign currency into Dollars, the undersigned agrees to the fullest extent that it may effectively do so, that the rate of exchange used shall be that at which in accordance with normal banking procedures the Administrative Agent could purchase such foreign currency with Dollars at the Administrative Agent's office in [Los Angeles, California 10:00 A.M. (Los Angeles time)] on the Business Day preceding that on which final judgment is given.

          (c) The obligations of the undersigned in respect of any sum due from it in any currency (the "PRIMARY CURRENCY") to the Borrower or its assignees hereunder and under the Loan Documents shall, notwithstanding any judgment in any other currency, be discharged only to the extent that on the Business Day following receipt by such Lender or the Administrative Agent (as the case may be), of any sum adjudged to be so due in such other currency, the Borrower or such assignee (as the case may be) may in accordance with normal banking procedures purchase the applicable Primary Currency with such other currency; if the amount of the applicable Primary Currency so purchased is less than such sum due to the Borrower or such assignee (as the case may be) in the applicable Primary Currency, the undersigned agrees, as a separate obligation and notwithstanding any such judgment, to indemnify the Borrower or such assignee (as the case may be) against such loss, and if the amount of the applicable Primary Currency so purchased exceeds such sum due to the Borrower or its assignees (as the case may be) in the applicable Primary Currency, the Borrower or such assignee (as the case may be) agrees to remit to the undersigned such excess.

          Section 6.  GOVERNING LAW; JURISDICTION; WAIVER OF JURY TRIAL, ETC.
(a) This Guaranty Supplement shall be governed by, and construed in accordance with, the laws of the State of New York.

          (b) The undersigned hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any New York State court or any federal court of the United States of America sitting in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Guaranty Supplement, the Guaranty or any of the other Loan Documents to which it is or is to be a party, or for recognition or enforcement of any judgment, and the undersigned hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in any such New York State court or, to the extent permitted by law, in such federal court. The undersigned agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Guaranty Supplement or the Guaranty or any other Loan Document shall affect any right that any party may otherwise have to bring any action or proceeding relating to this Guaranty Supplement, the Guaranty or any of the other Loan Documents to which it is or is to be a party in the courts of any other jurisdiction.

          (c) The undersigned irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Guaranty Supplement, the Guaranty or any of the other Loan Documents to which it is or is to be a party in any New York State or federal court. The undersigned hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such suit, action or proceeding in any such court.

          (d) The undersigned hereby agrees that service of process in any such action or proceeding brought in the any such New York State court or in such federal court may be made upon International Rectifier Corporation at its offices at 233 Kansas Street, El Segundo, California 90245 Attention: Executive Vice President (the "PROCESS AGENT") and the undersigned hereby irrevocably appoints the Process Agent its authorized agent to accept such service of process, and agrees that the failure of the Process Agent to give any notice of any such service shall not impair or affect the validity of such service or of any judgment rendered in any action or proceeding based thereon. The undersigned hereby further irrevocably consents to the service of process in any action or proceeding in such courts by the mailing thereof by any parties hereto by registered or certified mail, postage prepaid, to the Borrower at its address specified pursuant to Section 8.02. The undersigned agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Guaranty shall affect any right that any party may otherwise have to bring any action or proceeding relating to this Guaranty or the Loan Documents in the courts of any jurisdiction. To the extent that the undersigned has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to itself or its property, the undersigned hereby irrevocably waives such immunity in respect of its obligations under this Guaranty.

          (e)    THE UNDERSIGNED HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL
BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO ANY OF THE LOAN DOCUMENTS, THE ADVANCES OR THE ACTIONS OF ANY SECURED PARTY IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE OR ENFORCEMENT THEREOF.


                              Very truly yours,

                              [NAME OF ADDITIONAL GUARANTOR]


                              By
                                 ------------------------------
                                 Title:

                                      FORM OF

                                 NON-U.S. GUARANTY

                              Dated as of July 1, 1999

                                        From

                            THE GUARANTORS NAMED HEREIN

                                        and

                    THE ADDITIONAL GUARANTORS REFERRED TO HEREIN

                                   AS GUARANTORS

                                    in favor of

                        INTERNATIONAL RECTIFIER CORPORATION

                          T A B L E   O F   C O N T E N T S



SECTION   PAGE

1.  Guaranty; Limitation of Liability   1

2.  Guaranty Absolute    2

3.  Waivers and Acknowledgments    4

4.  Subrogation  4

5.  Payments Free and Clear of Taxes, Etc.   5

6.  Representations and Warranties 6

7.  Covenants    7

8.  Amendments, Guaranty Supplements, Etc.   7

9.  Notices, Etc.   7

10.  No Waiver; Remedies 8

11.  Indemnification     8

12.  Subordination  8

13.  Continuing Guaranty; Assignments under the Credit Agreement 9

14.  Execution in Counterparts     10

15.  Judgment    10

16.  Governing Law; Jurisdiction; Waiver of Jury Trial, Etc.     11


Exhibit A  - Form of Guaranty Supplement


                         EXHIBIT G-1 TO THE CREDIT AGREEMENT

                          FORM OF OPINION OF LOAN PARTIES

                               [FORM TO BE DELIVERED]

                        EXHIBIT G-2 TO THE CREDIT AGREEMENT

                       FORM OF OPINION OF L. MICHAEL RUSSELL

                               [FORM TO BE DELIVERED]

                         EXHIBIT H TO THE CREDIT AGREEMENT


                        FORM OF BORROWER SOLVENCY CERTIFICATE


          INTERNATIONAL RECTIFIER CORPORATION, a Delaware corporation (the "COMPANY"), hereby certifies that the person executing this Solvency Certificate, [name], is the [position] of the Company and that such officer is duly authorized to execute this Solvency Certificate, which is hereby delivered on behalf of the Company pursuant to Section 3.01(a)(xx) of the Credit Agreement dated as of July 1, 1999 (as amended, supplemented or otherwise modified from time to time, the "CREDIT AGREEMENT"), among the Company, certain Lender Parties party thereto and Banque Nationale de Paris, as Administrative Agent. Unless otherwise defined herein, terms defined in the Credit Agreement are used herein as therein defined.

          The Company further certifies that such officer is generally familiar with the properties, businesses and assets of the Company and its Subsidiaries and has carefully reviewed the Loan Documents, the Non-U.S. Subsidiary Agreements and the contents of this Solvency Certificate and, in connection herewith, has reviewed such other documentation and information and has made such investigation and inquiries as the Company and such officer deem necessary and prudent therefor. The Company further certifies that the financial information and assumptions that underlie and form the basis for the representations made in this Solvency Certificate were reasonable when made and were made in good faith and continue to be reasonable as of the date hereof.

          On the date hereof, the Company intends to borrow up to $250,000,000 under the Credit Agreement, the proceeds of which will be applied to (i) refinance certain existing Debt of the Borrower other than Surviving Debt, (ii) pay transaction fees and expenses, (iii) finance Permitted Acquisitions, and other transactions permitted by the terms of the Credit Agreement, (iv) provide working capital and (v) for general corporate purposes permitted by the terms of the Credit Agreement and that, from time to time, the Lender Parties lend to the Borrower and issue Letters of Credit for the benefit of the Borrower to (i) provide working capital for the Borrower and its Subsidiaries, and (ii) finance Permitted Acquisition.

          To secure the payment of the Obligations of the Company and the other Loan Parties under the Loan Documents: (i) the Company and the other Loan Parties are pledging all of the issued and outstanding capital stock of their respective Subsidiaries (other than Non U.S. Subsidiaries) and 65% of the outstanding capital stock of the Non U.S. Subsidiaries, (iii) the Company, the other Loan Parties and certain Non U.S. Subsidiaries are granting a lien and security interest in the Collateral, whether now owned or hereafter acquired, pursuant to the Collateral Documents, and (iv) the U.S. Subsidiaries of the Company are issuing their respective guaranties, guaranteeing the Obligations of the other Loan Parties and Non U.S. Subsidiaries under the Loan Documents.

          The Company understands that the Administrative Agent and the Lender Parties are relying on the truth and accuracy of this Solvency Certificate in connection with the transactions contemplated by the Loan Documents.

          The Company hereby further certifies that:

     1. The Company has reviewed the projected Consolidated income statement and statement of cash flows of its Subsidiaries prepared by its management, including projected income statements and statements of cash flows of its Subsidiaries on an annual basis for each of its Fiscal Years through [date] (collectively, the "PROJECTED FINANCIAL STATEMENTS"), which were prepared on the basis of the estimates and assumptions stated therein, a copy of which Projected Financial Statements were furnished to the Lender Parties. The Company believes that the Projected Financial Statements were prepared in good faith and represent its reasonable estimate of its future financial performance and are reasonable in light of the business conditions existing on the date hereof. On the date hereof, before and after giving effect to the consummation of the Transaction and the other transactions contemplated by the Credit Agreement, the other Loan Documents and the Non-U.S. Subsidiary Agreements, the fair value of the property of the Company, individually, and of the Company and its Subsidiaries, taken as a whole, is greater than the total amount of liabilities (including contingent, subordinated, absolute, fixed, matured or unmatured and liquidated or unliquidated liabilities) of the Company, individually, and of the Company and its Subsidiaries, taken as a whole.

     2. On the date hereof, before and after giving effect to the consummation of the Transaction and the other transactions contemplated by the Credit Agreement, the other Loan Documents and the Non-U.S. Subsidiary Agreements, the present fair saleable value of the assets of the Company, individually, and of the assets of the Company and its Subsidiaries, taken as a whole, exceeds the amount that will be required to pay the probable liabilities of the Company, individually, and of the Company and its Subsidiaries, taken as a whole, on its or their debts as they become absolute and matured.

     3. On the date hereof, before and after giving effect to the consummation of the Transaction and the other transactions contemplated by the Credit Agreement, the other Loan Documents and the Non-U.S. Subsidiary Agreements, neither the Company, individually, nor the Company and its Subsidiaries, taken as a whole, is engaged in business or in a transaction, or is about to engage in business or in a transaction, for which its or their property would constitute unreasonably small capital.

     4. The Company does not intend or believe that it, individually or together with its Subsidiaries, taken as a whole, will incur debts and liabilities that will be beyond its or their ability to pay as such debts or liabilities mature.

     5. The Company does not intend, in consummating the transactions contemplated by the Credit Agreement, the other Loan Documents and the Non-U.S. Subsidiary Agreements, to hinder, delay or defraud either present or future creditors or any other Person to which the Company is or will become on or after the date hereof, indebted.

     6. In reaching the conclusions set forth in this Solvency Certificate, the Company has considered, among other things:

          (a) the cash and other current assets of the Company and its Subsidiaries reflected in the unaudited pro forma Consolidated balance sheet of the Parent Guarantor and its Subsidiaries as of [date];

          (b) all of the unliquidated and contingent liabilities of the Company and its Subsidiaries, including, without limitation, any claims arising out of pending or, to the best knowledge of the undersigned, threatened litigation against the Company or any of its Subsidiaries or any of their respective property and assets and, in so doing, the Company has computed the amount of each such unliquidated or contingent liability as the amount that, in light of all of the facts and circumstances existing on the date of this Certificate, represents the amount that can reasonably be expected to become an actual or matured liability;

          (c) all of the obligations and liabilities of the Company and its Subsidiaries, whether matured or unmatured, liquidated or unliquidated, disputed or undisputed, secured or unsecured, subordinated, absolute, fixed or contingent, including, without limitation, any claims arising out of pending or, to the best knowledge of the undersigned, threatened litigation against the Company or any of its Subsidiaries or any of their respective property and assets;

          (d) historical and anticipated growth in the sales volume of the Company and its Subsidiaries and in the income stream generated by the Company and its Subsidiaries as reflected in, among other things, the cash flow statements comprising part of the Projected Financial Statements;

          (e) the customary sales terms and the trade payables and other accounts payable of the Company and its Subsidiaries;

          (f) the amount of the credit extended by and to customers of the Company and its Subsidiaries;

          (g) the amortization and mandatory commitment reduction requirements set forth in Section 2.04 and 2.05(b) of the Credit Agreement and the anticipated interest payable on the Advances made from time to time under the Credit Agreement;

          (h) the level of capital customarily maintained by the Company and its Subsidiaries and, to the extent that the Company has knowledge thereof, other entities engaged in the same or a similar business as the businesses of the Company and its Subsidiaries; and

          (i)    the Projected Financial Statements.

          Delivery of an executed counterpart of a signature page to this Solvency Certificate by telecopier shall be effective as delivery of a manually executed counterpart of this Solvency Certificate.

          IN WITNESS WHEREOF, the [position], of the Company has executed this Solvency Certificate in his corporate capacity and on behalf of the Company this ___ day of July, 1999.

                                   By
                                     -----------------------------------------
                                        Name:
                                        Title:
                                               -------------------------------